The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424B
(To Prospectus dated January 25, 2022)	Registration Statement No. 333-261239

Subject to Completion, Preliminary Prospectus Supplement Dated April 5, 2022

$

RiverNorth Opportunities Fund, Inc.

       Shares of Series A, Perpetual Preferred Stock

Liquidation Preference $25 per Share

RiverNorth Opportunities Fund, Inc. (the “Fund” or “we”) is offering        shares of its Series A, Perpetual Preferred Stock, par value $0.0001 per share (the “Perpetual Preferred Shares”). Investors in Perpetual Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Directors (the “Board”), out of funds legally available therefor, cumulative cash dividends and distributions at the rate of       % per annum of the $25.00 per share liquidation preference on the Perpetual Preferred Shares. Dividends and distributions on the Perpetual Preferred Shares will be payable quarterly on February 15, May 15, August 15 and November 15 in each year (provided that, if any such date is not a business day, then the dividend with respect to such date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of such delay), commencing on May 15, 2022. The Perpetual Preferred Shares will rank on parity with any future preferred stock issued by the Fund, junior to any senior indebtedness, including the Fund’s borrowings pursuant to an existing credit agreement for margin financing with Pershing LLC, and senior to the Fund’s common stock (the “Common Shares”) with respect to dividend and distribution rights and rights upon the Fund’s liquidation.

The Perpetual Preferred Shares are redeemable at the Fund’s option on or after May 15, 2027 and are subject to mandatory redemption by the Fund in certain circumstances. See “Special Characteristics and Risks of the Perpetual Preferred Shares – Redemption.”

The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, which commenced investment operations on December 24, 2015. The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”) and business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by ALPS Advisors, Inc. (the “Adviser” or “ALPS”), RiverNorth Capital Management, LLC (the “Subadviser”) or their affiliates.

 i

The Fund’s Common Shares are listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “RIV.” At the close of business on March 28, 2022 the net asset value per share of the Fund’s Common Shares was $15.00 and the last reported sale price of the Fund’s Common Shares was $15.77. As of the same date, the Fund had outstanding 17,952,868 Common Shares.

The Perpetual Preferred Shares have no history of public trading. The Fund has applied to list the Perpetual Preferred Shares on the NYSE. If the application is approved, the Perpetual Preferred Shares are expected to commence trading on the NYSE under the symbol “RIVPRA” within thirty days of the date of issuance.

Investing in the Perpetual Preferred Shares involves certain risks. You could lose some or all of your investment. See “Special Characteristics and Risks of the Perpetual Preferred Shares – Risks” beginning on page S-7 of this Prospectus Supplement and “Risks” on page 19 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public offering price	$25.00	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the Fund(1)	$	$

(1)	The aggregate expenses of the offering (excluding underwriting discounts and commissions) are estimated to be $445,000.
(2)

The Fund has granted the underwriters an option exercisable for a period of 30 days from the date of this Prospectus Supplement to purchase up to an additional        shares of Perpetual Preferred Shares at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the public offering price, underwriting discounts and commissions, and proceeds, before expenses, to the Fund would be $      , $       and $      , respectively.

The underwriters are expected to deliver the Perpetual Preferred Shares in book-entry form through the Depository Trust Company on or about       , 2022.

UBS Investment Bank    Morgan Stanley    RBC Capital Markets

The date of this Prospectus Supplement is       , 2022.

An investment in the Fund is not appropriate for all investors. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Fund, before deciding whether to invest in the Perpetual Preferred Shares and retain them for future reference. This Prospectus Supplement and the accompanying Prospectus set forth the information about the Fund and the Perpetual Preferred Shares that a prospective investor ought to know before investing in the Fund and participating in an offer. A Statement of Additional Information dated January 25, 2022 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into the accompanying Prospectus, which means that it is part of the Prospectus for legal purposes. You may request a free copy of the SAI and the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make stockholder inquiries by calling (855) 830-1222, (toll-free) or by writing to the Fund at 1290 Broadway, Suite 1000, Denver, Colorado 80203, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website at www.rivernorthcef.com, or from the SEC’s website (http://www.sec.gov).

Please note that the information contained in the Fund’s the Adviser’s website, whether currently posted or posted in the future, is not part of this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in making your investment decision. Neither the Fund nor the underwriters have authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this Prospectus Supplement and in the accompanying Prospectus is accurate only as of the dates on their covers or the dates of such information, as applicable. The Fund’s business, financial condition and prospects may have changed since such dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and we” refer to RiverNorth Opportunities Fund, Inc., a Maryland corporation.

 v

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the SAI, including documents incorporated by reference herein and therein, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund’s securities (including the Perpetual Preferred Shares) trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in these forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in the forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in “Special Characteristics and Risks of the Perpetual Preferred Shares – Risks” of this Prospectus Supplement and in “Risks” of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus or the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or the SAI, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the 1933 Act. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in “Special Characteristics and Risks of the Perpetual Preferred Shares – Risks” of this Prospectus Supplement and in “Risks” of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in the Fund’s Perpetual Preferred Shares.

PROSPECTUS SUPPLEMENT SUMMARY

This Prospectus Supplement sets forth certain terms of the Perpetual Preferred Shares the Fund is offering pursuant to this Prospectus Supplement and the accompanying Prospectus that is attached to the back of this Prospectus Supplement. This section outlines certain specific legal and financial terms of the Perpetual Preferred Shares that are more generally described under the headings “Special Characteristics and Risks of the Perpetual Preferred Shares” and “Description of the Perpetual Preferred Shares” herein and in the accompanying Prospectus under the heading “Description of the Fund’s Securities.” Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying Prospectus or in the Articles Supplementary (as defined herein) governing and establishing the terms of the Perpetual Preferred Shares.

The Fund

RiverNorth Opportunities Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective.

The Fund’s investment adviser is ALPS Advisors, Inc. (the “Adviser” or “ALPS”) and the Fund’s subadviser is RiverNorth Capital Management, LLC (the “Subadviser” or “RiverNorth”). At a meeting of the Board held on March 17, 2022, the Board considered and unanimously voted in favor of a new investment management agreement between the Fund and RiverNorth. Stockholders of the Fund will receive a related proxy statement describing the proposal and will be asked to consider the approval of the new investment advisory agreement at a special stockholder meeting that will take place in the second quarter of this year. If approved by stockholder, the Fund anticipates the new investment advisory agreement will take effect in the third quarter of 2022. At that time, Fund’s current investment advisory agreement with ALPS and current sub-advisory agreement RiverNorth will be terminated.

Shares of the Fund’s common stock (the “Common Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the trading or “ticker” symbol “RIV.”

The Fund completed its initial public offering of Common Shares in December 2015, raising approximately $75,000,000 in equity after the payment of offering expenses. In November 2017, the Fund issued 1,564,710 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2018, the Fund issued 1,790,000 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2019, the Fund issued 2,163,193 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2020, the Fund issued 3,140,136 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2021, the Fund issued 4,373,407 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. At the close of business on March 28, 2022 the net asset value per share of the Fund’s Common Shares was $15.00 and the last reported sale price of the Fund’s Common Shares was $15.77. As of the same date, the Fund had outstanding 17,952,868 Common Shares and net assets attributable to Common Shares of $269,217,642.

Investment Objective, Strategies and Policies

The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective.

The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). The Subadviser has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Subadviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Subadviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time.

Under normal market conditions, the Fund invests at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates. The Fund directly, and therefore Common Stockholders indirectly, will bear the expenses of the Underlying Funds and SPACs.

The Offering

The Fund is offering an aggregate of         shares of its Series A, Perpetual Preferred Stock, par value $0.0001 per share (the “Perpetual Preferred Shares”). If the underwriters exercise their over-allotment option in full, the Fund will issue and sell an additional         Perpetual Preferred Shares.

Liquidation Preference

$25.00 per share, plus accumulated and unpaid dividends (if any). See “Special Characteristics and Risks of the Perpetual Preferred Shares – Liquidation.”

Dividends

Holders of the Perpetual Preferred Shares will be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Directors (the “Board”), out of funds legally available therefor, cumulative cash dividends and distributions at the rate of        % per annum of the $25.00 per share liquidation preference on the Perpetual Preferred Shares. Dividends and distributions will be paid quarterly on February 15, May 15, August 15 and November 15 in each year (provided that, if any such date is not a business day, then the dividend with respect to such date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of such delay), commencing on May 15, 2022. The dividend rate is subject to adjustment under certain circumstances. See “Special Characteristics and Risks of the Perpetual Preferred Shares – Dividends.”

Ranking

The Perpetual Preferred Shares rank:

●	senior to the Fund’s Common Shares in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding-up of the Fund’s affairs;

●	equal in priority with all other future series of preferred shares the Fund may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Fund’s affairs; and

●	subordinate in right of payment to amounts owed under an existing credit agreement for margin financing with Pershing LLC as lender (the “Credit Agreement”), which provides the Fund with a maximum borrowing capacity of $65,000,000 (the “Credit Facility”), and to the holder of any future senior indebtedness, which senior indebtedness may be issued without the vote or consent of preferred stockholders.

Therefore, dividends, distributions, payments in redemption and other payments to holders of Perpetual Preferred Shares in liquidation or otherwise (i) may be limited or blocked by the terms of the Fund’s senior indebtedness (including the terms of the Credit Facility) and (ii) may be subject to payments due to the holders of such senior indebtedness. See “Special Characteristics and Risks of the Perpetual Preferred Shares —Risks—Subordination Risk.”

Non-Call Period/Redemption

The Perpetual Preferred Shares generally may not be called for redemption at the option of the Fund prior to May 15, 2027. The Fund reserves the right, however, to redeem the Perpetual Preferred Shares at any time if it is necessary, in the judgment of the Board, to maintain its status as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund also may be required under certain circumstances to redeem Perpetual Preferred Shares, before or after May 15, 2027, in order to meet certain regulatory or rating agency asset coverage requirements.

Commencing on May 15, 2027, and thereafter, to the extent permitted by the 1940 Act and Maryland law, the Fund may at any time, upon notice of redemption, redeem the Perpetual Preferred Shares in whole or in part at the liquidation preference per share plus accumulated and unpaid dividends through the date of redemption plus the optional redemption premium, if any. See “Special Characteristics and Risks of the Perpetual Preferred Shares —Redemption.”

Ratings

The Fund may be subject to certain restrictions by or guidelines of a rating agency to achieve a desired rating. See “Special Characteristics and Risks of the Perpetual Preferred Shares —Rating Agency Guidelines.”

Use of Proceeds

The Fund estimates total net proceeds of the offering to be approximately $       , based on the public offering price of $25.00 per share (without exercise of the underwriters’ over-allotment option) and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use the net proceeds from the sale of the Perpetual Preferred Shares to invest in accordance with its investment objective and policies as stated in the accompanying Prospectus, to repay borrowings under the Credit Facility and for general working capital purposes. Any net proceeds from the sale of Perpetual Preferred Shares that increase the Fund’s leverage will be invested in accordance with the Fund’s investment objective and strategies as described in this Prospectus Supplement and the accompanying Prospectus as soon as practicable after completion of the offering.

Stock Exchange Listing

Application has been made to list the Perpetual Preferred Shares on the NYSE. Prior to this offering, there has been no public market for the Perpetual Preferred Shares. If the application is approved, it is anticipated that trading on the NYSE will begin within thirty days from the date of issuance under the symbol “RIVPRA.” Before the Perpetual Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Perpetual Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in the Perpetual Preferred Shares will be illiquid.

Taxation

See “Taxation” in this Prospectus Supplement and “U.S. Federal Income Tax Matters” in the accompanying Prospectus and SAI for a discussion of the U.S. federal income tax considerations affecting the Fund and holders of the Perpetual Preferred Shares.

The Fund will inform stockholders of the source and tax status of all distributions promptly after the close of each calendar year. The Internal Revenue Service has taken the position that if a RIC, such as the Fund, has more than one class of shares, it may designate distributions made to each class in any year as consisting of no more than that class’s proportionate share of particular types of income for that year, including ordinary income and net capital gain. A class’s proportionate share of a particular type of income for a year is determined according to the percentage of total dividends for any year made to that class. The Fund intends to designate a portion of its dividends paid to holders of the Perpetual Preferred Shares as capital gain dividends in accordance with the Internal Revenue Service position.

ERISA

See “Certain Employee Benefit Plan and Other Considerations.”

Dividend Disbursing Agent

DST Systems, Inc. (the “Dividend Disbursing Agent”).

DESCRIPTION OF THE PERPETUAL PREFERRED SHARES

The disclosure set forth in this Description of the Perpetual Preferred Shares and under the heading “Special Characteristics and Risks of the Perpetual Preferred Shares” is intended to be a summary of the material provisions of the Perpetual Preferred Shares and supplements the description of the preferred shares set forth under the caption “Description of the Fund’s Securities – Preferred Stock” in the accompanying Prospectus. These descriptions are not complete and are subject to and entirely qualified by reference to the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Perpetual Preferred Stock (the “Articles Supplementary”) and the Articles Supplementary classifying the Series A, Perpetual Preferred Stock, or “Appendix A.” The final form of Articles Supplementary, and Appendix A thereto, will be attached as an exhibit to a post-effective amendment to the Fund’s registration statement. You should refer to the Articles Supplementary for a complete description of the obligations of the Fund and your rights. Copies may be obtained as described under “Additional Information” in the accompanying Prospectus.

Under its Articles of Amendment and Restatement (the “Charter”), the Fund has authority to issue 37,500,000 shares of common stock, $0.0001 par value per share, and the Board is authorized to classify and reclassify any unissued shares into other classes or series of shares, including shares of preferred stock, and authorize the issuance of shares without obtaining stockholder approval. Prior to issuance of any shares of preferred stock, the Board is required to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. The Board has authorized the issuance of up to         Perpetual Preferred Shares.

All Perpetual Preferred Shares will have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. Holders of the Perpetual Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of        % per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Perpetual Preferred Shares. Dividends and distributions on the Perpetual Preferred Shares will accumulate from the date of their original issue, which is expected to be        , 2022.

The Perpetual Preferred Shares, when issued by the Fund and paid for pursuant to the terms of this Prospectus Supplement and the accompanying Prospectus, will be fully paid and non-assessable and will have no preemptive, exchange or conversion rights. Any Perpetual Preferred Shares purchased or redeemed by the Fund will, after such purchase or redemption, have the status of authorized but unissued preferred shares of capital stock. The Board may by resolution classify or reclassify any authorized and unissued Perpetual Preferred Shares from time to time by setting the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms or conditions of redemption for such shares.

The rights of any existing or future lenders to receive payments of interest on and repayments of principal of any borrowings under any credit agreements in which the Fund has entered (such as the Credit Agreement) or may enter are or will be senior to the rights of holders of the Perpetual Preferred Shares with respect to the payment of dividends and other distributions and upon liquidation. Under such borrowing programs, the Fund would not be permitted to declare dividends and other distributions with respect to Perpetual Preferred Shares or redeem Perpetual Preferred Shares unless, at such time, the Fund met certain asset coverage requirements and no event of default or other circumstance existed under the credit agreement that would limit or otherwise block payments on the Perpetual Preferred Shares.

The Perpetual Preferred Shares will rank equally with all of the Fund’s other shares of preferred stock that might be issued in the future as to payment of dividends and the distribution of Fund assets upon dissolution, liquidation or winding-up of the Fund’s affairs. The Perpetual Preferred Shares are, and all other shares of preferred stock that the Fund may issue in the future will be, senior as to dividends and distributions to the Fund’s Common Shares. The Fund may issue additional Perpetual Preferred Shares and additional series of shares of preferred stock in the future.

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $       , based on the public offering price of $25.00 per share (or approximately $        if the underwriters exercise the over-allotment option in full) and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund. The Fund intends to use the net proceeds from the sale of the Perpetual Preferred Shares to invest in accordance with its investment objective and policies as stated in the accompanying Prospectus, to repay borrowings under the Credit Facility and for general working capital purposes. Any net proceeds from the sale of the Perpetual Preferred Shares that increases the Fund’s leverage will be invested in accordance with the Fund’s investment objective and strategies as soon as practicable after completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period.

CAPITALIZATION

The following table sets forth the audited capitalization of the Fund as of January 31, 2022, and the as adjusted capitalization of the Fund assuming the issuance of         Perpetual Preferred Shares offered in this Prospectus Supplement (without exercise of the underwriters’ over-allotment option), including estimated offering expenses of $445,000 and underwriting discounts and commissions of $       .

	Actual as of January 31, 2022	As Adjusted as of January 31, 2022
Preferred shares, $0.0001 par value per share, shares authorized (The “Actual” column reflects the Fund’s outstanding capitalization as of January 31, 2022. The “As Adjusted” column assumes the issuance of Perpetual Preferred Shares, $25.00 liquidation preference per share, and the Common Shares outstanding at January 31, 2022.)	$	$

Stockholders’ equity applicable to Common Shares:
Common Shares, $0.0001 par value per share; 37,500,000 shares authorized (The “Actual” and “As Adjusted” columns reflect the 17,693,323 shares outstanding as of January 31, 2022.)	17,693,323	17,693,323
Paid-in capital*	$285,889,667	$
Total distributable loss	$(5,855,060)	$(5,855,060)
Net assets applicable to Common Shares	$280,034,607	$
Liquidation preference of preferred shares	-	$
Net assets, plus the liquidation preference of preferred shares	$280,034,607	$
*	As adjusted paid-in surplus reflects a deduction for estimated offering expenses of $445,000 and underwriting discounts and commissions of $ .

DESCRIPTION OF SECURITIES

The following information regarding the Fund’s authorized shares is as of the date hereof.

Title of Class	Amount Authorized	Amount Held by Fund or for the Fund’s Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	37,500,000	--
Perpetual Preferred Shares		--

ASSET COVERAGE RATIO

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities is at least 200% of the liquidation value of the outstanding preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the outstanding preferred shares of the Fund have an asset coverage of at least 200% (determined after deducting the amount of such dividend or other distribution).

In addition, under the 1940 Act, the Fund may not (i) declare any dividend with respect to any preferred shares if, at the time of such declaration (and after giving effect thereto), the Fund’s asset coverage with respect to any of its borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its preferred shares) or (ii) declare any other distribution on the preferred shares or purchase or redeem preferred shares if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 300% (or such other percentage as may in the future be specified in or under the 1940 Act as a minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include the Fund’s obligations under any borrowings. For purposes of determining the Fund’s asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of shares, the term “senior security” does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term “senior security” also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

The Perpetual Preferred Shares and any other forms of senior securities issued by the Fund, in aggregate, are expected to have an initial asset coverage following the date of issuance of such Perpetual Preferred Shares of approximately        %, assuming outstanding borrowings under the Credit Facility of $        and net assets of $       . Prior to the offering, on        , 2022, the Fund’s asset coverage was approximately        %, with outstanding borrowings under the Credit Facility of $        and net assets of $       .

In addition to these asset coverage requirements under the 1940 Act, the Fund may be subject to certain additional restrictions imposed by guidelines of one or more rating agencies. See “Special Characteristics and Risks of the Perpetual Preferred Shares — Risks — Credit Rating Risk” in this Prospectus Supplement.

SPECIAL CHARACTERISTICS AND RISKS OF THE PERPETUAL PREFERRED SHARES

Dividends

General. Holders of the Perpetual Preferred Shares will be entitled to receive cumulative cash dividends and distributions on such shares at a rate of        % per annum of the $25.00 per share liquidation preference when, as and if declared by, or under authority granted by, the Board out of funds legally available for payment therefor and in preference to dividends and distributions on the Common Shares.

Payment of Dividends and Dividend Periods. Commencing May 15, 2022, dividends will be payable quarterly on February 15, May 15, August 15 and November 15 (each, a “Dividend Payment Date”) to holders of record of the Perpetual Preferred Shares as they appear on the Fund’s registration books at the close of business on the applicable record date (each, a “Record Date”), which shall be such date as designated by the Board that is not more than 20 nor less than 10 calendar days prior to the Dividend Payment Date, except that the Fund expects that dividends with respect to the first Dividend Period (as defined below) will be declared in April 2022 and paid on May 16, 2022 to holders of record of such Perpetual Preferred Shares at the close of business on        , 2022. If any Dividend Payment Date is not a business day, then the dividend with respect to that Dividend Payment Date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of such delay. Dividends on Perpetual Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Perpetual Preferred Shares on any date prior to the end of a dividend period, and for the initial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends so declared and payable will be paid to the extent permitted under state law and the Fund’s Charter, and to the extent available, in preference to and priority over any dividend declared and payable on the Common Shares.

The first period for which dividends on the Perpetual Preferred Shares will be calculated (each period, a “Dividend Period”) will commence upon the closing of the offering (the “Date of Original Issue”) and each subsequent Dividend Period will be the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date. Dividends will be payable quarterly in arrears on the Dividend Payment Date and upon redemption of the Perpetual Preferred Shares. Only holders of the Perpetual Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of the Perpetual Preferred Shares who sell shares before such a record date and purchasers of Perpetual Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Perpetual Preferred Shares.

Dividends and distributions that are in arrears for any past Dividend Period or in connection with the redemption of the Perpetual Preferred Shares may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Perpetual Preferred Shares as their names appear on the Fund’s registration books on such date, not exceeding 20 nor less than 10 calendar days preceding the payment date thereof, as may be fixed by the Board. Any payment of dividends in arrears for any past Dividend Period will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Perpetual Preferred Shares which may be in arrears.

No full dividends and distributions will be declared or paid on the Perpetual Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent dividend payment dates for all outstanding shares of preferred stock of any series have been, or contemporaneously are, declared and paid through the most recent dividend payment dates for each share of preferred stock. If full cumulative dividends and distributions due have not been paid on all outstanding shares of preferred stock of any series, any dividends and distributions being declared and paid on the Perpetual Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of preferred stock on the relevant dividend payment date. No holders of the Perpetual Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the Articles Supplementary.

Mechanics of Payment of Dividends. Not later than 12:00 noon, New York City time, on a Dividend Payment Date, the Fund is required to deposit with the Dividend Disbursing Agent sufficient funds for the payment of dividends in the form of Deposit Securities. “Deposit Securities” will generally consist of (1) cash or cash equivalents; (2) direct obligations of the United States or its agencies or instrumentalities that are entitled to the full faith and credit of the United States (“U.S. Government Obligations”); (3) short-term money market instruments; (4) investments in money market funds registered under the 1940 Act that qualify under Rule 2a-7 under the 1940 Act and certain similar investment vehicles that invest principally in U.S. Government Obligations, short-term money market instruments or any combination thereof; or (5) any letter of credit from a bank or other financial institution that has a credit rating from at least one ratings agency that is the highest applicable rating generally ascribed by such ratings agency to bank deposits or short-term debt of similar banks or other financial institutions, in each case either that is a demand obligation payable to the holder on any business day or that has a maturity date, mandatory redemption date or mandatory payment date, preceding the relevant redemption date, Dividend Payment Date or other payment date. The Fund does not intend to establish any reserves for the payment of dividends.

All Deposit Securities paid to the Dividend Disbursing Agent for the payment of dividends will be held in trust for the payment of such dividends to the holders of the Perpetual Preferred Shares. Dividends will be paid by the Dividend Disbursing Agent to the holders of the Perpetual Preferred Shares as their names appear on the Fund’s registration books on the applicable record date.

The dividend rate on the Perpetual Preferred Shares will be adjusted to the Default Rate (as defined below) in the following circumstances. Subject to the cure provisions below, a “Default Period” with respect to the Perpetual Preferred Shares will commence on any date that the Fund fails to deposit with the Dividend Disbursing Agent by 12:00 noon, New York City time, on (A) a Dividend Payment Date, Deposit Securities that will provide funds available to the Dividend Disbursing Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the Perpetual Preferred Shares on such Dividend Payment Date (a “Dividend Default”) or (B) an applicable Redemption Date for the Perpetual Preferred Shares, Deposit Securities that will provide funds available to the Dividend Disbursing Agent on such Redemption Date sufficient to pay the full amount of the redemption price payable in respect of the Perpetual Preferred Shares on such Redemption Date (a “Redemption Default” and together with a Dividend Default, a “Default”). Subject to the cure provisions outlined below, a Default Period with respect to a Dividend Default or a Redemption Default on the Perpetual Preferred Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends on such Perpetual Preferred Shares and any unpaid redemption price on such Series shall have been deposited irrevocably in trust in same-day funds with the Dividend Disbursing Agent. In the case of any Default on the Perpetual Preferred Shares, the Dividend Rate for such Series for each calendar day during the Default Period will be equal to the Default Rate. The “Default Rate” on the Perpetual Preferred Shares for any calendar day shall be equal to        % plus         percent (       %) per annum.

No Default Period for the Perpetual Preferred Shares with respect to any Default on such Series shall be deemed to commence if the amount of any dividend or any redemption price due in respect of such Series (if such Default is not solely due to the willful failure of the Fund) is deposited irrevocably in trust, in same-day funds, with the redemption and paying agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for the Perpetual Preferred Shares, together with an amount equal to the Default Rate on such Series applied to the amount and period of such non-payment on such Series, based on the actual number of calendar days comprising such period divided by 360.

Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt

Except as noted below, for so long as any Perpetual Preferred Shares are outstanding, the Fund will not: (i) declare any dividend or other distribution (other than a dividend or distribution paid in common stock) in respect of the Common Shares, (ii) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (iii) pay any proceeds of the Fund’s liquidation in respect of such Common Shares, unless, in each case, (a) immediately thereafter, the Fund will be in compliance with the 200% asset coverage requirements set forth under the 1940 Act with respect to a class of senior security which is a stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, as described below, (b) all cumulative dividends and distributions of shares of all series of preferred stock ranking on parity with the Perpetual Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities as permitted by the terms of such preferred stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (c) the Fund has deposited Deposit Securities with the Dividend Disbursing Agent in accordance with the requirements described herein and in the Articles Supplementary with respect to asset coverage mandatory redemptions resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Redemption (as defined below) shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Except as required by law, the Fund will not redeem any Perpetual Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding shares of preferred stock of any series ranking on parity with the Perpetual Preferred Shares with respect to dividends and distributions for all applicable past dividend periods (whether or not earned or declared by the Fund) (i) will have been or are contemporaneously paid or (ii) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such preferred stock) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the Dividend Disbursing Agent or other applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding Perpetual Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of any other series of preferred stock for which all accumulated and unpaid dividends and distributions have not been paid.

The Fund may issue additional Perpetual Preferred Shares and additional series of preferred stock, but may not issue additional classes of capital stock that rank senior or junior to the Perpetual Preferred Shares (other than the Fund’s Common Shares) as to priority of payment of dividends and as to distribution of assets upon dissolution, liquidation or winding-up of the Fund’s affairs.

Asset Coverage

If the Fund fails to maintain asset coverage of at least 200% with respect to its preferred stock as of the close of business on the last business day of a calendar quarter, the Perpetual Preferred Shares may become subject to mandatory redemption as provided below. “Asset coverage” means asset coverage of a class of senior security which is a stock, as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date of the Articles Supplementary. For purposes of this determination, no Perpetual Preferred Shares or other shares of preferred stock, if any, will be deemed to be outstanding for purposes of the computation of asset coverage if, prior to or concurrently with such determination, either sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such preferred stock) to pay the full redemption price for such preferred stock (or the portion thereof to be redeemed) will have been deposited in trust with the paying agent for such preferred stock and the requisite notice of redemption for such preferred stock (or the portion thereof to be redeemed) will have been given or sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such preferred stock) to pay the full redemption price for such preferred stock (or the portion thereof to be redeemed) will have been segregated by the Fund and its custodian from the Fund’s assets, by means of appropriate identification on the custodian’s books and records or otherwise in accordance with the custodian’s normal procedures. In such event, the Deposit Securities or other sufficient funds so deposited or segregated will not be included as our assets for purposes of the computation of asset coverage.

Redemption

Mandatory Redemption due to Asset Coverage Failure. If the Fund fails to have asset coverage of at least 200% with respect to its shares of preferred stock (including Perpetual Preferred Shares) as of the close of business on the last business day of each calendar quarter, and such failure is not cured as of the close of business on the date that is 30 calendar days following such business day (the “Asset Coverage Cure Date”), the Fund will fix a redemption date and proceed to redeem the number of shares of preferred stock, including Perpetual Preferred Shares, as described below at (in the case of Perpetual Preferred Shares) a price per share equal to the $25.00 per share liquidation preference plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) through the date fixed for redemption by the Board. The Fund will redeem out of funds legally available the number of shares of outstanding preferred stock equal to the lesser of (i) the minimum number of shares of preferred stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having asset coverage of at least 200% and (ii) the maximum number of shares of preferred stock that can be redeemed out of funds expected to be legally available in accordance with the Articles Supplementary, the Fund’s Charter and applicable law and to the extent permitted by any credit agreement in effect on such date. Notwithstanding the foregoing sentence, in the event that shares of preferred stock are redeemed pursuant to the Articles Supplementary, the Fund may at its sole option, but is not required to, redeem a sufficient number of Perpetual Preferred Shares that, when aggregated with other shares of preferred stock redeemed by the Fund, permits the Fund to have with respect to shares of its preferred stock (including Perpetual Preferred Shares) remaining outstanding after such redemption, asset coverage on such Asset Coverage Cure Date of as much as 285%. The Fund will effect a redemption on the date fixed by the Fund, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of preferred stock which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, the Fund will redeem those shares of preferred stock of which the Fund was unable to redeem on the earliest practicable date on which the Fund is able to effect such redemption.

Optional Redemption. Prior to May 15, 2027 the Perpetual Preferred Shares are not subject to optional redemption by the Fund unless the redemption is necessary, in the judgment of the Board, to maintain the Fund’s status as a RIC under Subchapter M of the Code. On or after May 15, 2027 (any such date, an “Optional Redemption Date”), the Fund may redeem in whole or from time to time in part outstanding Perpetual Preferred Shares at a redemption price per share equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the Optional Redemption Date (whether or not earned or declared by the Fund, but excluding interest thereon).

Subject to the provisions of the Articles Supplementary for the Perpetual Preferred Shares and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Perpetual Preferred Shares will be redeemed from time to time.

The Fund may not on any date deliver a notice of redemption to redeem any Perpetual Preferred Shares pursuant to the optional redemption provisions described above unless on such date the Fund has available Deposit Securities for the redemption contemplated by such notice of redemption having a market value not less than the amount due to holders of the Perpetual Preferred Shares by reason of the redemption of such shares on such Optional Redemption Date.

Redemption Procedures. The Fund will file a notice of its intention to redeem Perpetual Preferred Shares with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If the Fund shall determine to or be required to redeem, in whole or in part, Perpetual Preferred Shares, it will deliver a notice of redemption (“Notice of Redemption”) by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Perpetual Preferred Shares to be redeemed, or request the Dividend Disbursing Agent, on the Fund’s behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Redemption will be provided not more than 45 calendar days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). The Redemption Date will be not less than 30 calendar days and not more than 90 calendar days following the date that the Notice of Redemption is provided to the holders of the Perpetual Preferred Shares. If fewer than all of the outstanding Perpetual Preferred Shares are to be redeemed pursuant to either the asset coverage mandatory redemption provisions or the optional redemption provisions, the Perpetual Preferred Shares to be redeemed will be selected either (i) pro rata among Perpetual Preferred Shares, or (ii) by lot. If fewer than all Perpetual Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of Perpetual Preferred Shares to be redeemed from such holder or the method of determining such number. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Fund will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.

If the Fund gives a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund will (i) deposit with the Dividend Disbursing Agent Deposit Securities having an aggregate market value at the time of deposit not less than the redemption price of the Perpetual Preferred Shares to be redeemed on the Redemption Date and (ii) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the applicable redemption price to the holders of the Perpetual Preferred Shares called for redemption on the Redemption Date.

Upon the date of the deposit of Deposit Securities by the Fund for purposes of redemption of the Perpetual Preferred Shares, all rights of the holders of the Perpetual Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the applicable redemption price and such Perpetual Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends on such stock in accordance with the terms of the Perpetual Preferred Shares up through the applicable Redemption Date). The Fund will be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate redemption price of the Perpetual Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date will, to the extent permitted by law, be repaid to the Fund, after which the holders of the Perpetual Preferred Shares so called for redemption shall look only to the Fund for payment of the redemption price. The Fund will be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

If any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds in accordance with the Fund’s Charter, the Articles Supplementary and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if the Fund has failed to deposit in trust with the Dividend Disbursing Agent the applicable redemption price with respect to any shares where (i) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (ii) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Perpetual Preferred Shares, dividends may be declared and paid on such Perpetual Preferred Shares in accordance with their terms if Deposit Securities for the payment of the redemption price of such Perpetual Preferred Shares shall not have been deposited in trust with the Dividend Disbursing Agent for that purpose.

The Fund may, in its sole discretion and without a stockholder vote, modify the redemption procedures with respect to notification of redemption for the Perpetual Preferred Shares, provided that such modification does not materially and adversely affect the holders of the Perpetual Preferred Shares or cause the Fund to violate any applicable law, rule or regulation.

Voting Rights

Except for matters that do not require the vote of holders of the Perpetual Preferred Shares under the 1940 Act and except as otherwise provided in the Fund’s Charter or Bylaws, the Articles Supplementary, or as otherwise required by applicable law, each holder of the Perpetual Preferred Shares will be entitled to one vote for each Perpetual Preferred Share held by such holder on each matter submitted to a vote of stockholders of the Fund. Except as otherwise provided herein or in the Articles Supplementary, the holders of outstanding shares of preferred stock, including the Perpetual Preferred Shares, will vote together with holders of the Fund’s Common Shares as a single class.

In addition, the holders of the Fund’s shares of preferred stock, including the Perpetual Preferred Shares, voting as a separate class, will have the right to elect two members of the Board (the “Preferred Directors”) at all times (regardless of the total number of directors serving on the Board). The holders of outstanding Common Shares together with the holders of the Fund’s outstanding shares of preferred stock, voting together as a single class, will elect the remaining members of the Board.

Notwithstanding the foregoing, if (i) at the close of business on any Dividend Payment Date for dividends on any outstanding share of any preferred stock, including any outstanding Perpetual Preferred Shares, accumulated dividends (whether or not earned or declared) on the shares of preferred stock , including the Perpetual Preferred Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Dividend Disbursing Agent or other applicable paying agent for the payment of such accumulated dividends; or (ii) at any time holders of any Perpetual Preferred Shares are entitled under the 1940 Act to elect a majority of the Fund’s directors (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting the Board will automatically be increased by the smallest number of directors (each, a “New Preferred Director”) that, when added to the two Preferred Directors, would constitute a majority of the Board as so increased by such smallest number. The terms of office of the persons who are directors at the time of that election will not be affected by the election of the New Preferred Directors. If the Fund thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock, including the Perpetual Preferred Shares, for all past dividend periods, or the Voting Period is otherwise terminated, (i) the voting rights stated above shall cease, subject always, however, to the re-vesting of such voting rights in the holders of Perpetual Preferred Shares upon the further occurrence of any of the events described herein, and (ii) the terms of office of all of the New Preferred Directors will terminate automatically. Any shares of preferred stock, including Perpetual Preferred Shares, issued after the date hereof will vote with the Perpetual Preferred Shares as a single class on the matters described above, and the issuance of any other shares of preferred stock by the Fund may reduce the voting power of the holders of Perpetual Preferred Shares.

As soon as practicable after the accrual of any right of the holders of shares of preferred stock to elect New Preferred Directors, the Fund will call a special meeting of such holders and notify the Dividend Disbursing Agent and/or such other person as is specified in the terms of such shares of preferred stock to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such preferred stock, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such holder on like notice. The record date for determining the holders of shares of preferred stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of holders of shares of preferred stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Fund), will be entitled to elect the number of New Preferred Directors prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the Articles Supplementary, so long as any perpetual preferred stock is outstanding, the Fund may not, without the affirmative vote or consent of the holders of at least two-thirds of the perpetual preferred stock of all series outstanding at the time (including the Perpetual Preferred Shares), voting together as a separate class, amend, alter or repeal the provisions of the Fund’s Charter or the Articles Supplementary so as to materially and adversely affect any preference, conversion or other right, voting power, restriction, limitation as to dividends, qualification or term and condition of redemption of such perpetual preferred stock or the holders thereof. Except as otherwise permitted by the Articles Supplementary, in the event that more than one series of perpetual preferred stock are outstanding, the Fund will not, without the affirmative vote or consent of the holders of at least two-thirds of the applicable series, voting as a separate class, effect any of the actions set forth in the first sentence of this paragraph so as to materially and adversely affect any preference, right or power of such series or the holders thereof. In each of the foregoing cases (i) a change in the Fund’s capitalization as described under “Special Characteristics and Risks of the Perpetual Preferred Shares — Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt” will not be considered to materially and adversely affect the rights and preferences of the Perpetual Preferred Shares or the applicable series of perpetual preferred stock, as the case may be, and (ii) a division of a share of perpetual preferred stock will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of the Perpetual Preferred Shares or the applicable series of perpetual preferred stock, as the case may be. In addition, no amendment, alteration or repeal of the obligation of the Fund to accumulate dividends at the dividend rate described herein for the Perpetual Preferred Shares shall be effected without the prior unanimous vote or consent of the holders of the Perpetual Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a Perpetual Preferred Share or the holder thereof unless such matter (i) alters or abolishes any preferential right of such Perpetual Preferred Share, or (ii) creates, alters or abolishes any right in respect of redemption of such Perpetual Preferred Share (other than as a result of a division of a Perpetual Preferred Share). So long as any share of perpetual preferred stock are outstanding, the Fund will not, without the affirmative vote or consent of at least two-thirds of the holders of the perpetual preferred stock outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. No vote of the holders of Common Shares will be required to amend, alter or repeal the provisions of the Articles Supplementary.

Unless a higher percentage is provided for in the Fund’s Charter, the affirmative vote of the holders of at least a “majority of the shares of the Fund’s preferred stock,” including the Perpetual Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of the Fund’s security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of preferred stock. For purposes of the foregoing, the vote of a “majority of the shares of the Fund’s preferred stock” means the vote at an annual or special meeting duly called of (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (ii) more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of Perpetual Preferred Shares to vote on any matter, whether such right is created by the Fund’s Charter, by the provisions of the Articles Supplementary, by statute or otherwise, no holder of the Perpetual Preferred Shares will be entitled to vote any shares of Perpetual Preferred Shares and no Perpetual Preferred Share will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Perpetual Preferred Share will have been given in accordance with the Articles Supplementary, and the price for the redemption of such Perpetual Preferred Shares will have been irrevocably deposited with the Dividend Disbursing Agent for that purpose. No Perpetual Preferred Shares held by the Fund will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or the Fund’s Charter, holders of the Perpetual Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the Articles Supplementary. The holders of the Perpetual Preferred Shares will have no rights to cumulative voting. In the event that the Fund fails to declare or pay any dividends on the Perpetual Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above.

Rating Agency Guidelines

The Fund will use commercially reasonable efforts to cause at least one nationally recognized statistical rating organization to issue long term credit ratings with respect to the Perpetual Preferred Shares for so long as the Perpetual Preferred Shares are outstanding. The Fund will use commercially reasonable efforts to comply with any applicable rating agency guidelines, as they may be amended or modified from time to time, compliance with which is required to cause such rating agency to continue to issue a rating with respect to the Perpetual Preferred Shares, for so long as such shares of preferred stock are outstanding. If a rating agency ceases to rate securities of closed-end management investment companies generally, the Board will terminate the designation of such rating agency as a rating agency with respect to the Perpetual Preferred Shares. The Board may elect to terminate the designation of any rating agency so long as either (i) immediately following such termination, there would be at least one rating agency with respect to the Perpetual Preferred Shares or (ii) it replaces the terminated rating agency with another nationally recognized statistical rating organization and provides notice thereof to the holders of the Perpetual Preferred Shares; provided that such replacement will not occur unless such replacement rating agency will have at the time of such replacement (a) published a rating for the Perpetual Preferred Shares and (b) entered into an agreement with the Fund to continue to publish such rating subject to the rating agency’s customary conditions.

The Board may also elect to designate one or more other nationally recognized statistical rating organization as rating agencies with respect to the Perpetual Preferred Shares by notice to the holders of the Perpetual Preferred Shares. The rating agency guidelines of any rating agency may be amended by such rating agency without the vote, consent or approval of the Fund, the Board or any holder of shares of preferred stock of the Fund, including any Perpetual Preferred Shares or Common Shares.

Moody’s Investors Service, Inc. (“Moody’s”) has initially rated the Perpetual Preferred Shares. For as long as Moody’s, or any other rating agency, is rating the Perpetual Preferred Shares at the Fund’s request, the Fund will use commercially reasonable efforts to maintain assets having in the aggregate a discounted value at least equal to the asset coverage requirements set by the rating agency (“Rating Agency Asset Coverage”) consistent with the then-current ratings of the Perpetual Preferred Shares. Satisfaction of Moody’s Ratings Agency Asset Coverage generally requires the Fund to have eligible assets having in the aggregate a discounted value equal to or in excess of a “Preferred Shares Basic Maintenance Amount.” Generally, the Preferred Shares Basic Maintenance Amount includes the sum of (a) the aggregate liquidation preference of the Fund’s preferred shares then outstanding (including the Perpetual Preferred Shares) and (b) certain accrued and projected payment obligations of the Fund, including without limitation any accrued and projected dividends on its preferred shares then outstanding.

Moody’s also has guidelines for calculating discounted value for purposes of determining whether the Moody’s Ratings Agency Asset Coverage test is satisfied. These guidelines specify discount factors that the Fund must apply to various types of securities in its portfolio for purposes of calculating whether the discounted value of the Fund’s eligible assets is at least equal to the Preferred Shares Basic Maintenance Amount (with the level of discount generally becoming greater as the credit quality of a security becomes lower). In addition, under the Moody’s guidelines, certain types of securities (including securities in which the Fund may otherwise invest) are not eligible for inclusion in the calculation of the discounted value of the Fund’s portfolio. Such ineligible securities may include, for example, certain privately placed debt securities (other than Rule 144A securities) and debt securities of certain non-U.S. issuers. The Moody’s guidelines for calculating discounted value do not impose any limitations on the percentage of the Fund’s assets that may be invested in ineligible assets, and the amount of ineligible assets included in the Fund’s portfolio at any time may vary depending upon the rating, diversification and other characteristics of the Moody’s eligible assets included in the portfolio.

Liquidation

In the event of any liquidation, dissolution or winding up of the Fund’s affairs, whether voluntary or involuntary, the holders of the Perpetual Preferred Shares will be entitled to receive out of the assets of the Fund available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the Common Shares, a liquidation distribution equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the date fixed for such distribution or payment (whether or not earned or declared by the Fund, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of the Fund’s affairs, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all Perpetual Preferred Shares and any other outstanding shares of preferred stock will be insufficient to permit the payment in full to such holders of the Perpetual Preferred Shares of the $25.00 per share liquidation preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then the available assets shall be distributed among the holders of such Perpetual Preferred Shares and such other series of of preferred stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the Fund’s affairs whether voluntary or involuntary, unless and until the $25.00 per share liquidation preference on each outstanding Perpetual Preferred Share plus accumulated and unpaid dividends and distributions has been paid in full to the holders of the Perpetual Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the Articles Supplementary.

Stock Exchange Listing

Application has been made to list the Perpetual Preferred Shares on the NYSE. If the application is approved, the Perpetual Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance under the symbol “RIVPRA.”

Risks

Risk is inherent in all investing. Therefore, before investing in the Perpetual Preferred Shares you should consider the risks carefully. See “Risks” in the accompanying Prospectus as well as the risks below.

Market Price Risk. The market price for the Perpetual Preferred Shares will be influenced by changes in interest rates, the perceived credit quality of the Perpetual Preferred Shares and other factors, and may be higher or lower than the liquidation preference of the Perpetual Preferred Shares. There is currently no market for the Perpetual Preferred Shares of the Fund.

Liquidity Risk. Currently, there is no public market for the Perpetual Preferred Shares. As noted above, an application has been made to list the Perpetual Preferred Shares on the NYSE. However, during an initial period which is not expected to exceed thirty days after the date of its issuance, the Perpetual Preferred Shares will not be listed on any securities exchange. Before the Perpetual Preferred Shares are listed on the NYSE, the underwriters may, but are not obligated to, make a market in the Perpetual Preferred Shares. No assurances can be provided that listing on any securities exchange or market making by the underwriters will occur or will result in the market for the Perpetual Preferred Shares being liquid at any time.

Redemption Risk. The Fund may be required to redeem Perpetual Preferred Shares in order to meet regulatory asset coverage requirements or requirements imposed by credit rating agencies. For example, if the value of the Fund’s investment portfolio declines, thereby reducing the asset coverage for the Perpetual Preferred Shares, the Fund may be obligated under the terms of the Perpetual Preferred Shares to redeem some or all of the Perpetual Preferred Shares. In addition, commencing on May 15, 2027 the Fund will be able to call the Perpetual Preferred Shares at the option of the Fund. Investors may not be able to reinvest the proceeds of any redemption in an investment providing the same or a higher dividend rate than that of the Perpetual Preferred Shares. Precipitous declines in the value of the Fund’s assets could result in the Fund having insufficient assets to redeem all of the Perpetual Preferred Shares for the full redemption price.

Subordination Risk. The Perpetual Preferred Shares are not a debt obligation of the Fund. The Perpetual Preferred Shares are junior in respect of distributions and liquidation preference to the current and future indebtedness incurred by the Fund, and will have the same priority with respect to payment of dividends and distributions and liquidation preference as any other shares of preferred stock that the Fund may issue. The Perpetual Preferred Shares are subject to greater credit risk than any of the Fund’s debt instruments, which would be of higher priority in the Fund’s capital structure.

Credit Rating Risk. The Fund is seeking a credit rating on the Perpetual Preferred Shares. Any credit rating that is issued on the Perpetual Preferred Shares could be reduced or withdrawn while an investor holds Perpetual Preferred Shares. A reduction or withdrawal of the credit rating would likely have an adverse effect on the market value of the Perpetual Preferred Shares. In addition, a credit rating does not eliminate or mitigate the risks of investing in the Perpetual Preferred Shares.

Distribution Risk. The Fund may not earn sufficient income from its investments to make distributions on the Perpetual Preferred Shares, in which case the distributions on the Perpetual Preferred Shares would be considered a return of capital. Additionally, the Fund’s failure to meet certain regulatory and other requirements, including asset coverage requirements and the restrictions imposed under the terms of any senior indebtedness (such as under the Credit Agreement) as well as those imposed by applicable credit rating agencies, could prohibit or limit the Fund from making distributions on the Perpetual Preferred Shares.

Interest Rate Risk. The Perpetual Preferred Shares pay dividends at a fixed rate. Prices of fixed income investments tend to vary inversely with changes in market yields. The market yields on securities comparable to the Perpetual Preferred Shares may increase, which would likely result in a decline in the value of the Perpetual Preferred Shares. Additionally, if interest rates rise, securities comparable to the Perpetual Preferred Shares may pay higher dividend rates and holders of the Perpetual Preferred Shares may not be able to sell the Perpetual Preferred Shares at their liquidation preference and reinvest the proceeds at market rates. The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low interest rates. There is a possibility that interest rates may rise, which would likely drive down the prices of income- or dividend-paying securities.

CERTAIN EMPLOYEE BENEFIT PLAN AND OTHER CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Perpetual Preferred Shares by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Benefit Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan and prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties.

Generally, for purposes of ERISA and Section 4975 of the Code, where an equity interest in an entity is acquired by a Benefit Plan, the Benefit Plan’s assets may include not only the interest but also an undivided interest in the underlying assets of the entity, unless an exception applies. One such exception is for an entity that is registered as an investment company under and in accordance with the 1940 Act.

Regardless of whether an entity’s assets are “plan assets,” Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless an individual, statutory or administrative exemption is applicable to the transaction. Fiduciaries of Benefit Plans considering acquiring the Perpetual Preferred Shares in reliance on an exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any exemption will be satisfied, or that any exemption will be applicable to all otherwise prohibited transactions which may otherwise occur in connection with a Benefit Plan’s investment in the Perpetual Preferred Shares.

By its acquisition of a Perpetual Preferred Share, each purchaser will be deemed to have represented and agreed that (i) the purchaser is not acquiring or holding such Perpetual Preferred Share or an interest therein with the assets of a Benefit Plan or of an employee benefit plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) neither the purchase nor the holding of such Perpetual Preferred Share or an interest therein by such purchaser will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any such applicable Similar Law.

Furthermore, if the purchaser is a Benefit Plan, such purchaser and subsequent transferee will be deemed to have represented and warranted that (1) none of the Fund, the Adviser, UBS Securities LLC or any of its respective affiliates has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire the Perpetual Preferred Shares or has otherwise acted upon as the Benefit Plan’s fiduciary.

The foregoing discussion is general in nature and is not intended to be all inclusive. The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Perpetual Preferred Shares on behalf of, or with the assets of, any Benefit Plan or other employee benefit plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of the Perpetual Preferred Shares and whether the purchase and holding of Perpetual Preferred Shares otherwise will be in compliance with the applicable provisions of ERISA, Section 4975 of the Code and Similar Law.

TAXATION

The distributions with respect to the Perpetual Preferred Shares (other than distributions in redemption of Perpetual Preferred Shares subject to Section 302(b) of the Code) will constitute dividends to the extent of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Such dividends generally will be taxable as ordinary income to holders. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) that are properly reported by the Fund as capital gain dividends will be treated as long-term capital gains in the hands of holders receiving such distributions. The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of the RIC’s income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, the Fund intends each year to allocate capital gain dividends between and among its Common Shares and each series of its Preferred Shares, including the Perpetual Preferred Shares, in proportion to the total dividends paid to each class during or with respect to such year. Ordinary income dividends and dividends qualifying for the dividends received deduction, if any, will similarly be allocated between and among such share classes. For additional information, see “Tax Matters” in the accompanying prospectus. Under certain circumstances, the IRS requires holders of redeemable preferred shares to accrue income from the right to receive dividends whether or not the dividends are declared. The Fund believes that it has satisfied certain safe harbors to avoid this result, but the IRS may take a different position.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among the Fund, the Adviser, the Subadviser and UBS Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters” and each an “Underwriter”), the Fund has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Fund, the number of Perpetual Preferred Shares set forth opposite their names below.

Underwriter	Number of Perpetual Preferred Shares
UBS Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the Underwriters have agreed to purchase all of the Perpetual Preferred Shares sold pursuant to the underwriting agreement if any of the Perpetual Preferred Shares are purchased. If the Underwriters default, the underwriting agreement provides the underwriting agreement may be terminated.

The Fund, the Adviser and the Subadviser have each agreed to indemnify the Underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Underwriters are offering the Perpetual Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Perpetual Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We expect that delivery of the Perpetual Preferred Shares will be made against payment therefor on or about the fifth business day following the date of confirmation of orders with respect to the Perpetual Preferred Shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade prior to the delivery of the Perpetual Preferred Shares hereunder on the date hereof and the following two business days will be required, by virtue of the fact that the Perpetual Preferred Shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Perpetual Preferred Shares who wish to trade the Perpetual Preferred Shares prior to their date of delivery hereunder should consult their own advisors.

Commissions and Discounts

The Underwriters have advised the Fund that they propose initially to offer the Perpetual Preferred Shares to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $        per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $        per share to certain dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $445,000 and are payable by the Fund.

Over-allotment Option

We have granted the Underwriters an option to purchase up to an aggregate of         additional shares of Perpetual Preferred Shares. The Underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The Underwriters have 30 days from the date of this Prospectus Supplement to exercise this option.

No Sales of Similar Securities

The Fund, the Adviser and the Subadviser have agreed that the Fund will not, for a period of 90 days from the date of this Prospectus Supplement, without the prior written consent of UBS Securities LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any of its preferred shares or securities exchangeable for or convertible into its preferred shares, except for the Perpetual Preferred Shares sold to the Underwriters pursuant to the underwriting agreement.

New York Stock Exchange

Application has been made to list the Perpetual Preferred Shares on the NYSE. Prior to the offering, there has been no public market for the Perpetual Preferred Shares. If the application is approved, the Perpetual Preferred Shares are expected to commence trading on the NYSE within thirty days of the date of issuance under the symbol “RIVPRA.” Before the Perpetual Preferred Shares are listed on the NYSE, the Underwriters may, but are not obligated to, make a market in the Perpetual Preferred Shares. Consequently, it is anticipated that, prior to the commencement of trading on the NYSE, an investment in Perpetual Preferred Shares will be illiquid.

If a secondary trading market develops prior to the commencement of trading on the NYSE, holders of the Perpetual Preferred Shares may be able to sell such shares; however, such shares may trade at discounts from the liquidation preference of the Perpetual Preferred Shares.

Price Stabilization, Short Positions

Until the distribution of the Perpetual Preferred Shares is completed, SEC rules may limit the Underwriters and selling group members from bidding for and purchasing the Perpetual Preferred Shares. However, the Underwriters may engage in transactions that have the effect of stabilizing the price of the Perpetual Preferred Shares, such as purchases and other activities that peg, fix or maintain that price.

In connection with the offering, the Underwriters may purchase and sell the Perpetual Preferred Shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of the Perpetual Preferred Shares than they are required to purchase in the offering.

The Underwriters must close out any short position by purchasing the Perpetual Preferred Shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Perpetual Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Underwriters may impose a penalty bid. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Underwriters repurchase Perpetual Preferred Shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriters may close out any covered short position by either exercising the over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Similar to other purchase transactions, the Underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Perpetual Preferred Shares or preventing or retarding a decline in the market price of the Perpetual Preferred Shares. As a result, the price of the Perpetual Preferred Shares may be higher than the price that might otherwise exist in the open market.

None of the Fund, the Adviser, the Subadviser or the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Perpetual Preferred Shares. In addition, none of the Fund, the Adviser, the Subadviser or the Underwriters make any representation that the Underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, the Underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Fund, the Adviser, the Subadviser or their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Fund, the Adviser, the Subadviser or their respective affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Fund anticipates that, from time to time, an Underwriter may act as a broker or dealer in connection with the execution of the Fund’s portfolio transactions after it has ceased to be an Underwriter and, subject to certain restrictions, may act as a broker while it is an Underwriter.

The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019. The principal business address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036. The principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281.

LEGAL MATTERS

Certain legal matters will be passed upon for the Fund by Dechert LLP (“Dechert”). Dechert may rely as to certain matters of Maryland law on the opinion of McDermott Will & Emery LLP. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Fund’s stockholders for the fiscal year ended July 30, 2021, together with the report of the Fund’s independent registered public accounting firm, Cohen & Company, Ltd., for the Fund’s annual report and the unaudited financial statements included in the semi-annual report to the Fund’s stockholders for the period ended January 31, 2022, are incorporated by reference herein.

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus constitute part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (Global) prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

●	the Fund’s SAI, dated January 25, 2022, filed with the accompanying Prospectus;

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended July 31, 2021, filed with the SEC on October 8, 2021;

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended January 31, 2022, filed with the SEC on April 1, 2022;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of stockholders, filed with the SEC on July 2, 2021;

●	the Fund’s Current Report on Form 8-K filed with the SEC on March 18, 2022; and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-169317) filed with the SEC on December 17, 2015.

PROSPECTUS DATED January 25, 2022

RiverNorth Opportunities Fund, Inc.

$598,667,769

Shares of Common Stock

Shares of Preferred Stock

Subscription Rights for Shares of Common Stock

Subscription Rights for Shares of Preferred Stock

Subscription Rights for Common and Preferred Stock

Follow-on Offerings

RiverNorth Opportunities Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is total return consisting of capital appreciation and current income. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”).Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by ALPS Advisors, Inc. (the “Adviser” or “ALPS”), RiverNorth Capital Management, LLC (the “Subadviser”) or their affiliates.

ALPS Advisors, Inc. serves as the Fund’s investment adviser and the Fund’s subadviser is RiverNorth Capital Management, LLC. As of September 30, 2021, ALPS had approximately $18 billion of assets under management. The Adviser’s address is 1290 Broadway, Suite 1000, Denver, CO 80203. The Fund’s address is 1290 Broadway, Suite 1000, Denver, Colorado 80203, and its telephone number is (303) 623-2577. As of September 30, 2021, RiverNorth had approximately $5.5 billion of assets under management. The Subadviser’s address is 433 West Van Buren, 1150-E, Chicago, IL 60607 and its telephone number is (312) 832-1440.

The Fund may offer, from time to time, up to $598,667,769 aggregate initial offering price of (i) shares of common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of preferred stock (“Preferred Shares”), (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights”) and/or (iv) any follow-on offering (“Follow-on Offering” and together with the Common Shares, Preferred Shares, and Rights, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). Follow-on Offerings may include offerings of Common Shares, offerings of Preferred Shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

An investment in the Fund is not appropriate for all investors. No assurances can be given that the Fund will achieve its investment objective.

This Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund and participating in an offer. You should read this Prospectus, which contains important information about the Fund, before deciding whether to invest in the Fund’s common stock, and retain it for future reference. A Statement of Additional Information dated January 25, 2022 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this Prospectus, which means that it is part of this Prospectus for legal purposes. You may request a free copy of the SAI, the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make shareholder inquiries by calling (855) 830-1222, (toll-free) or by writing to the Fund at 1290 Broadway, Suite 1000, Denver, Colorado 80203, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website at www.rivernorthcef.com (information included on the website does not form a part of this Prospectus), or from the SEC’s website (http://www.sec.gov).

Investing in Fund’s common stock involves certain risks. See “Risks” beginning on page 19 of this Prospectus.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in Underlying Funds and SPACs. Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “RIV.” As of January 13, 2022, the last reported sale price for the Fund’s Common Shares on the New York Stock Exchange (“NYSE”) was $16.64 per Common Share, and the NAV of the Fund’s Common Shares was $16.19 per Common Share, representing a premium to NAV of 2.78%.

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. These practices are known as leveraging. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the shares of common stock than if leverage is not used.

The Fund currently anticipates that if employed, leverage will primarily be obtained through the use of bank borrowings or other similar term loans. The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue preferred shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage). Notwithstanding the limits discussed above, the Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of preferred stock), but which are not subject to the above foregoing limitations, if the Fund earmarks or segregates liquid assets (or enters into offsetting positions) in accordance with applicable SEC regulations and interpretations to cover its obligations under those transactions and instruments. However, these transactions will entail additional expenses (e.g., transaction costs) which will be borne by the Fund.

The amount of distributions that the Fund may pay is not guaranteed. The Fund may pay distributions in a significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance such as a return of capital (which is a non-taxable distribution).

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the SEC using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $598,667,769 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 (“1940 Act”) and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act of 1933 (“Securities Act”) and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling toll-free 1-855-830-1222 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at www.rivernorthcef.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated January 25, 2022, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended July 31, 2021, filed with the SEC on October 8, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended January 31, 2021, filed with the SEC on April 8, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on July 2, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-169317) filed with the SEC on December 17, 2015.

To obtain copies of these filings, see “Where You Can Find More Information.”

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related Prospectus Supplement is accurate as of any date other than the date on the front of this Prospectus and any related Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s shares of common stock (the “Common Shares”). You should review the more detailed information contained in this Prospectus and in the Statement of Additional Information, especially the information set forth under the heading “Risks.”

The Fund	RiverNorth Opportunities Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective. As of the date of this Prospectus, the Fund had not issued any shares of preferred stock (“Preferred Shares”).
The Offering

The Fund may offer, from time to time, up to $598,667,769 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights”) and/or (iv) any follow-on offering (“Follow-on Offering” and together with the Common Shares, Preferred Shares and Rights, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). Follow-on Offerings may include offerings of Common Shares, offerings of Preferred Shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, ALPS Advisors, Inc. (the “Adviser” or “ALPS”), the Fund’s investment adviser, anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Stockholders”).
Investment Objective	The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective.
Principal Investment Strategies

The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). RiverNorth Capital Management, LLC (the “Subadviser”) has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Subadviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Subadviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates. The Fund directly, and therefore Common Stockholders indirectly, will bear the expenses of the Underlying Funds and SPACs.

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Under normal market conditions: (i) no more than 80% of the Fund’s Managed Assets will be invested in “equity” Underlying Funds and SPACs; (ii) no more than 60% of the Fund’s Managed Assets will be invested in “fixed income” Underlying Funds and SPACs; (iii) no more than 30% of the Fund’s Managed Assets will be invested in “global equity” Underlying Funds and SPACs; (iv) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market equity” Underlying Funds and SPACs; (v) no more than 30% of the Fund’s Managed Assets will be invested in “high yield” (also known as “junk bond”) and “senior loan” Underlying Funds and SPACs; (vi) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market income” Underlying Funds and SPACs; (vii) no more than 10% of the Fund’s Managed Assets will be invested in “real estate” Underlying Funds and SPACs; and (viii) no more than 15% of the Fund’s Managed Assets will be invested in “energy master limited partnership” (“MLP”) Underlying Funds and SPACs. Underlying Funds and SPACs included in the 30% limitation applicable to investments in “global equity” Underlying Funds and SPACs may include Underlying Funds and SPACs that invest a portion of their assets in emerging markets securities. The Fund will also limit its investments in closed-end funds (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets. The Fund will not invest in inverse ETFs and leveraged ETFs. The types of Underlying Funds and SPACs referenced in this paragraph will be categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase.

In selecting closed-end funds, the Subadviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Subadviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and algorithms to trade closed-end funds. The Subadviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

•    Using proprietary quantitative models, the Subadviser seeks to identify closed-end funds that are trading at compelling absolute and / or relative discounts (i.e., trading at a market price lower than its net asset value).

•   The Fund will attempt to capitalize on the perceived mispricing if the Subadviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations (i.e., the current discount will approach the price of the longer-term valuation).

Corporate Actions

•   The Subadviser will pursue investments in closed-end funds that have announced, or the Subadviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

•    The Subadviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings (i.e., conversion of a closed-end fund to an open-end mutual fund) and liquidations (the disposition of a Fund’s assets).

The Fund will invest in other Underlying Funds and SPACs (that are not closed-end funds) to gain exposure to specific asset classes when the Subadviser believes closed-end fund discount or premium spreads are not attractive or to manage overall closed-end fund exposure in the Fund.

Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds and SPACs, but may engage in short sales for investment purposes. When the Fund engages in a short sale, it sells a security it does not own and, to complete the sale, borrows the same security from a broker or other institution. The Fund may benefit from a short position when the shorted security decreases in value. The Fund may also at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets will be in Hedging Positions. The Subadviser intends to use Hedging Positions to lower the Fund’s volatility but they may also be used to seek to enhance the Fund’s return. The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying asset of such derivatives is a closed-end fund or Underlying Fund, respectively.

The Subadviser performs both a quantitative and qualitative analysis, including fundamental and technical analysis to assess the relative risk and reward potential, for each SPAC investment. Among other things, the Subadviser will evaluate the management team’s strategy, experience, deal flow, and demonstrated track record in building enterprise value. The Subadviser will also evaluate the terms of each SPAC offering, including the aggregate amount of the offering, the offering price of the securities, the equity yield to termination, the option value of warrants, the sponsor’s interest in the SPAC, and the expected liquidity of the SPAC’s securities. The Fund will purchase securities of SPACs in their initial public offerings and in the secondary market.

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The Fund also may invest up to 20% of its Managed Assets in exchange-traded notes (“ETNs”), certain derivatives, such as options and swaps, cash and cash equivalents. Such investments will not be counted towards the Fund’s 80% policy.

There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Subadviser believes investment considerations warrant such action.

The Fund may attempt to enhance the return on the cash portion of its portfolio (and not for hedging purposes) by investing in a total return swap agreement. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own NAV or any other reference asset that the Subadviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. See “Investment Objective, Strategies and Policies—Principal Investment Strategies.”

Use of Leverage

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Subadviser will assess whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. Leverage, if used, may take the form of a borrowing or the issuance of Preferred Shares, although the Fund currently anticipates that leverage will primarily be obtained through the use of bank borrowings or other similar term loans.

The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue Preferred Shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage). Notwithstanding the limits discussed above, the Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of preferred stock), but which are not subject to the above foregoing limitations, if the Fund earmarks or segregates liquid assets (or enters into offsetting positions) in accordance with applicable SEC regulations and interpretations to cover its obligations under those transactions and instruments. However, these transactions will entail additional expenses (e.g., transaction costs) which will be borne by the Fund.

If the net rate of return on the Fund’s investments purchased with the leverage proceeds exceeds the interest or dividend rate payable on the leverage, such excess earnings will be available to pay higher dividends to Common Stockholders If the net rate of return on the Fund’s investments purchased with leverage proceeds does not exceed the costs of leverage, the return to Common Stockholders will be less than if leverage had not been used. The use of leverage magnifies gains and losses to Common Stockholders. Since the holders of Common Shares pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Common Shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage” and “Risks—Leverage Risks.”

Adviser and Subadviser	The Fund pays the Adviser a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the services and facilities it provides. The Adviser (not the Fund) has agreed to pay the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.85% of the Fund’s average daily Managed Assets for the services it provides. As a result, the Adviser and the Subadviser are paid more if the Fund uses leverage directly, which creates a potential conflict of interest for the Adviser and the Subadviser. The Subadviser will seek to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund. For more information on the Adviser and the Subadviser, as well as the fees and expenses, see “Summary of Fund Expenses” and “Management of the Fund.”
Administrator	ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. See “Management of the Fund.”

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Dividends and Distributions	The Board of Directors of the Fund (the “Board”) approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. At times, to maintain a stable level of distributions, the Fund may pay out less than all of its net investment income or pay out accumulated undistributed income, or return capital, in addition to current net investment income. Any distribution that is treated as a return of capital generally will reduce a stockholder’s basis in his or her shares, which may increase the capital gain or reduce the capital loss realized upon the sale of such shares. Any amounts received in excess of a shareholder’s basis are generally treated as capital gain, assuming the shares are held as capital assets. See “Dividends and Distributions.”
Dividend Reinvestment Plan	The Fund has a dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each Common Stockholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional Common Shares. Shareholders who elect not to participate in the Plan will receive all distributions in cash. Stockholders whose Common Shares are held in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”
Listing of Common Shares	The Fund’s Common Shares are currently listed on the NYSE under the symbol “RIV.” As of January 13, 2022, the last reported sale price for the Fund’s Common Shares on the NYSE was $16.64 per Common Share, and the NAV of the Fund’s Common Shares was $16.19 per Common Share, representing a premium to NAV of 2.78%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement of the expected trading market, if any, for Rights.
Risk Considerations

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Common Shares, you should consider the following risks as well as the other information in this Prospectus. See “Risks” below for more information about risk.

Structural Risks:

Not a Complete Investment Program. The Fund is intended for investors seeking total return consisting of capital appreciation and current income over the long-term and is not intended to be a short-term trading vehicle. An investment in the Common Shares of the Fund should not be considered a complete investment program. Each investor should take into account the Fund’s investment objective and other characteristics, as well as the investor’s other investments, when considering an investment in the Common Shares. An investment in the Fund may not be appropriate for all investors.

Risks Associated with Offerings of Additional Common Shares. The voting power of current Common Stockholders will be diluted to the extent that current Common Stockholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below NAV pursuant to the consent of Common Stockholders, stockholders will experience a dilution of the aggregate NAV per Common Share because the sale price will be less than the Fund’s then-current NAV per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current NAV per Common Share, stockholders would experience a dilution of the aggregate NAV per Common Share. This dilution will be experienced by all stockholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of the Common Shares–Common Shares.”

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Additional Risks of Rights. There are additional risks associated with an offering of Rights. Stockholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a stockholder may experience dilution in NAV per share if the subscription price per share is below the NAV per share on the expiration date. If the subscription price per share is below the NAV per share of the Fund’s Common Shares on the expiration date, a stockholder will experience an immediate dilution of the aggregate NAV of such stockholder’s Common Shares if the stockholder does not participate in such an offering and the stockholder will experience a reduction in the NAV per share of such stockholder’s Common Shares whether or not the stockholder participates in such an offering. Such a reduction in NAV per share may have the effect of reducing market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the stockholder does not exercise such stockholder’s Rights because the Fund does not know what the NAV per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current NAV per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such stockholders participate in the rights offering and (ii) the Fund’s NAV per Common Share is above or below the subscription price on the expiration date of the rights offering. In addition to the economic dilution described above, if a Common Stockholder does not exercise all of their rights, the Common Stockholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Stockholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Stockholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Leverage Risks. The Fund may borrow money, or issue debt or preferred stock. Since Common Stockholders pay all expenses related to the issuance of debt or use of leverage, the use of leverage through borrowing of money, issuance of debt securities or the issuance of preferred stock for investment purposes creates risks for the holders of Common Shares. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. Increases and decreases in the value of the Fund’s portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater changes in the Fund’s NAV. The Fund will also have to pay interest on its borrowings or dividends on preferred stock, if any, which may reduce the Fund’s return. The leverage costs may be greater than the Fund’s return on the underlying investment. The Fund’s leveraging strategy may not be successful. Leverage risk would also apply to the Fund’s investments in Underlying Funds and SPACs to the extent an Underlying Fund or SPAC uses leverage. See “Use of Leverage” and “Risks—Leverage Risks.”

Market Discount. Common stock of closed-end funds frequently trades at a discount from its NAV. This risk may be greater for investors selling their shares in a relatively short period of time after completion of the initial offering. The Common Shares may trade at a price that is less than the Fund’s NAV. This risk would also apply to the Fund’s investments in closed-end funds.

Anti-Takeover Provisions. Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.” This risk would also apply to many of the Fund’s investments in closed-end funds.

Investment-Related Risks:

The risks listed below are in alphabetical order. With the exception of Underlying Fund risk (and except as otherwise noted below), the following risks apply to the direct investments the Fund may make, and generally apply to the Fund’s investments in Underlying Funds and SPACs. That said, each risk described below may not apply to each Underlying Fund or SPAC investment. Similarly, an Underlying Fund may be subject to additional or different risks than those described below.

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Asset Allocation Risks. To the extent that the Subadviser’s asset allocation strategy may fail to produce the intended result, the Fund’s return may suffer. Additionally, the active asset allocation style of the Fund leads to changing allocations over time and represents a risk to investors who target fixed asset allocations. See “Risks—Asset Allocation Risks.”

Convertible Securities Risks. The Underlying Funds may invest in convertible securities. The market value of convertible securities tends to fall when prevailing interest rates rise. The value of convertible securities also tends to change whenever the market value of the underlying common or preferred stock fluctuates. Convertible securities tend to be of lower credit quality. See “Risks—Convertible Securities Risks.”

Defensive Measures. The Fund may invest up to 100% of its assets in cash, cash equivalents and short-term investments as a defensive measure in response to adverse market conditions or opportunistically at the discretion of the Subadviser. During these periods, the Fund may not be pursuing its investment objective. See “Risks—Defensive Measures.”

Derivatives Risks. The Fund and the Underlying Funds may enter into derivatives transactions. Derivative transactions involve investment techniques and risks different from those associated with investments in Underlying Funds. Generally, a derivative is a financial contract the value of which depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to individual debt or equity instruments, interest rates, currencies or currency exchange rates, commodities, related indexes, and other assets. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative could have a large potential impact on the performance of the Fund or an Underlying Fund. The Fund or an Underlying Fund could experience a loss if derivatives do not perform as anticipated, if they are not correlated with the performance of other investments which they are used to hedge or if the fund is unable to liquidate a position because of an illiquid secondary market. When used for speculative purposes, derivatives will produce enhanced investment exposure, which will magnify gains and losses. The Fund and the Underlying Funds also will be subject to credit risk with respect to the counterparties to the derivatives contracts purchased by such fund. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund or an Underlying Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding. The Fund or an Underlying Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. See “Risks—Derivatives Risks” and “Risks—Options and Futures Risks.”

In October 2020, the SEC adopted a final rule related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and cover transactions reflected in the Fund’s asset segregation and cover practices discussed herein. The final rule requires Funds to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk (“VaR”) leverage limit, certain derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Fund qualifies as a “limited derivatives user,” as defined in the final rule. Under the final rule, when a Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the new rule regarding use of securities lending collateral that may limit the Fund’s securities lending activities. Compliance with these new requirements will be required after an eighteen-month transition period. Following the compliance date, these requirements may limit the ability of a Fund to use derivatives and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.

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Defaulted and Distressed Securities Risks. The Underlying Funds may invest directly in defaulted and distressed securities. Legal difficulties and negotiations with creditors and other claimants are common when dealing with defaulted or distressed companies. Defaulted or distressed companies may be insolvent or in bankruptcy. In the event of a default, an Underlying Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. With distressed investing, often there is a time lag between when a fund makes an investment and when an Underlying Fund realizes the value of the investment. In addition, an Underlying Fund may incur legal and other monitoring costs in protecting the value of the Underlying Fund’s claims. See “Risks—Defaulted and Distressed Securities Risks.”

Equity Securities Risks. The Underlying Funds may invest in equity securities. While equity securities have historically generated higher average returns than fixed income securities, equity securities have also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of an issuer’s equity securities held by an Underlying Fund. Equity security prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. The value of an Underlying Fund’s shares will go up and down due to movement in the collective returns of the individual securities held by the Underlying Fund. Common stocks are subordinate to preferred stocks and debt in a company’s capital structure, and if a company is liquidated, the claims of secured and unsecured creditors and owners of preferred stocks take precedence over the claims of those who own Common Shares. In addition, equity security prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase See “Risks—Equity Securities Risks.”

Exchange-Traded Note Risks. The Fund and the Underlying Funds may invest in ETNs, which are notes representing unsecured debt issued by an underwriting bank. ETNs are typically linked to the performance of an index plus a specified rate of interest that could be earned on cash collateral. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced index. ETNs typically mature 30 years from the date of issue. There may be restrictions on a fund’s right to liquidate its investment in an ETN prior to maturity (for example, a fund may only be able to offer its ETN for repurchase by the issuer on a weekly basis), and there may be limited availability of a secondary market. See “Risks—Exchange-Traded Note Risks.”

Fixed Income Risks. The Underlying Funds may invest in fixed income securities. Fixed income securities increase or decrease in value based on changes in interest rates. If rates increase, the value of a fund’s fixed income securities generally declines. On the other hand, if rates fall, the value of the fixed income securities generally increases. This risk is increased in the case of issuers of high yield securities, also known as “junk bonds.” High yield securities are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. In typical interest rate environments, the prices of longer-term fixed income securities generally fluctuate more than the prices of shorter-term fixed income securities as interest rates change. These risks may be greater in the current market environment because certain interest rates are near historically low levels. The issuer of a fixed income security may not be able to make interest and principal payments when due. In general, lower rated fixed income securities carry a greater degree of credit risk. See “Risks—Fixed Income Risks.”

Foreign Investing Risks. The Fund and the Underlying Funds may invest in foreign securities. Investments in foreign securities may be affected by currency controls and exchange rates; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; social, political and economic instability; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of the Fund’s or Underlying Fund’s securities. These risks may be heightened in connection with investments in emerging or developing countries. To the extent that a Fund or Underlying Fund invests in depositary receipts, the Fund or Underlying Fund will be subject to many of the same risks as when investing directly in foreign securities. The effect of recent, worldwide economic instability on specific foreign markets or issuers may be difficult to predict or evaluate, and some national economies continue to show profound instability, which may in turn affect their international trading partners.  See “Risks—Foreign Investing Risks.”

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Illiquid Securities Risks. The Underlying Funds may invest in illiquid securities. It may not be possible to sell or otherwise dispose of illiquid securities both at the price and within the time period deemed desirable by the Fund. Illiquid securities also may be difficult to value. See “Risks—Illiquid Securities Risks.”

Initial Public Offerings Risks. The Fund and the Underlying Funds may purchase securities in initial public offerings (“IPOs”). Investing in IPOs has added risks because the shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of an Underlying Fund’s portfolio. See “Risks—Initial Public Offerings Risks.”

Investment and Market Risks. An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in Common Shares represents an indirect investment in the Underlying Funds owned by the Fund. The value of the Underlying Funds, like other market investments, may move up or down, sometimes rapidly and unpredictably. Overall stock market risks may also affect the value of the Fund or the Underlying Funds. Factors such as domestic and foreign economic growth and market conditions, interest rate levels and political events affect the securities markets. The Common Shares at any point in time may be worth less than the original investment, even after taking into account any reinvestment of dividends and distributions.

Legislation, Policy and Regulatory Risks. At any time after the date of this Prospectus, legislation or additional regulations may be enacted that could negatively affect the assets of the Fund or the issuers of such assets. Recent changes in the U.S. political landscape and changing approaches to regulation may have a negative impact on the entities and/or securities in which the Fund or an Underlying Fund invests. Legislation or regulation may also change the way in which the Fund or an Underlying Fund is regulated. New or amended regulations may be imposed by the Commodity Futures Trading Commission (“CFTC”), the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other financial regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund or the Underlying Funds. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to financial reform legislation in the United States. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Fund or will not impair the ability of the Fund to achieve its investment objective. The Fund and the Underlying Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental agencies.

See “Risks—Legislation, Policy and Regulatory Risks.”

Management Risks. The Subadviser’s judgments about the attractiveness, value and potential appreciation of a particular asset class or individual security in which the Fund invests may prove to be incorrect and there is no guarantee that the Subadviser’s judgment will produce the desired results. Similarly, the Fund’s investments in Underlying Funds are subject to the judgment of the Underlying Funds’ managers which may prove to be incorrect. In addition, the Subadviser will have limited information as to the portfolio holdings of the Underlying Funds at any given time. This may result in the Subadviser having less ability to respond to changing market conditions. The Fund may allocate its assets so as to under-emphasize or over-emphasize ETFs or other investments under the wrong market conditions, in which case the Fund’s NAV may be adversely affected. See “Risks—Management Risks.”

Market Disruption and Geopolitical Risks. The value of your investment in the Fund is based on the values of the Fund’s investments, which may change due to economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. These movements, sometimes called volatility, may be greater or less depending on the types of securities the Fund owns and the markets in which the securities trade. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in the Fund’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, pandemics, epidemics, terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, social and political discord or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. The occurrence of such events may be sudden and unexpected, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects. Any such event(s) could have a significant adverse impact on the value, liquidity and risk profile of the Fund’s portfolio, as well as its ability to sell securities to meet redemptions. There is a risk that you may lose money by investing in the Fund.

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Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, may occur and could significantly impact issuers, industries, governments and other systems, including the financial markets. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 (the “Coronavirus”) outbreak, persists for an extended period of time. Social, political, economic and other conditions and events, such as natural disasters, health emergencies (e.g., epidemics and pandemics), terrorism, conflicts and social unrest, could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the economies and financial markets and the Adviser’s investment advisory activities and services of other service providers, which in turn could adversely affect the Fund’s investments and other operations. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund. See “Risks—Market Disruption and Geopolitical Risks.”

Master Limited Partnerships Risks. The Underlying Funds may invest in MLPs. Investments in publicly traded MLPs, which are limited partnerships or limited liability companies taxable as partnerships, involve some risks that differ from an investment in the common stock of a corporation, including risks related to limited control and limited rights to vote on matters affecting MLPs, risks related to potential conflicts of interest between an MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unit-holders to sell their common units at an undesirable time or price. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. Certain MLP securities may trade in lower volumes due to their smaller capitalizations. Accordingly, those MLPs may be subject to more abrupt or erratic price movements and may lack sufficient market liquidity to enable an Underlying Fund to effect sales at an advantageous time or without a substantial drop in price. As a result, these investments may be difficult to dispose of at a fair price at the times when an Underlying Fund believes it is desirable to do so. MLPs are generally considered interest-rate sensitive investments. During periods of interest rate volatility, these investments may not provide attractive returns, which may adversely impact the overall performance of the Fund or an Underlying Fund. The benefit an Underlying Fund will derive from its investment in MLPs will be largely dependent on the MLPs being treated as partnerships and not as corporations for federal income tax purposes. Therefore, treatment of an MLP as a corporation for federal income tax purposes would result in a reduction in the after-tax return to an Underlying Fund, likely causing a reduction in the value of the Common Shares. See “Risks—Master Limited Partnerships Risks.”

Micro-, Small- and Medium-Sized Company Risks. The Underlying Funds may invest in securities without regard to market capitalization. Investments in securities of micro-, small- and medium-sized companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and issuers are typically more subject to changes in earnings and future earnings prospects. These risks are intensified for investments in micro-cap companies. See “Risks—Micro-, Small- and Medium-Sized Company Risks.”

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Options and Futures Risks. The Fund and the Underlying Funds may invest in options and futures contracts. The use of futures and options transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related securities position of the fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the fund’s position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the fund might not be able to close out a transaction without incurring substantial losses. Although the fund’s use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time it will tend to limit any potential gain to the fund that might result from an increase in value of the position. There is also the risk of loss by the fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or option thereon. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium. See “Risks—Options and Futures Risks.”

Private Debt Risk. The Fund may invest in debt issued by non-listed funds and BDCs (“Private Debt”). Private Debt often may be illiquid and is typically not listed on an exchange and traded less actively than similar securities issued by publicly traded-vehicles. For certain Private Debt investments, trading may only be possible through the assistance of the broker who originally brought the security to the market and has a relationship with the issuer. Due to the limited trading market, independent pricing services may be unable to provide a price for Private Debt, and as such the fair value of the securities may be determined in good faith under procedures approved by the Board, which typically will include the use of one or more independent broker quotes. See “Risks—Private Debt.”

REIT Risks. The Underlying Funds may invest in equity and mortgage real estate investment trusts (“REITs”). Equity REITs invest in real estate, and mortgage REITs invest in loans secured by real estate. The value of equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while the value of mortgage REITs may be affected by the quality of any credit extended. Investment in REITs involves risks similar to those associated with investing in small capitalization companies, and REITs (especially mortgage REITs) are subject to interest rate risks. See “Risks—REIT Risks.”

Securities Lending Risks. The Underlying Funds may lose money when they loan portfolio securities if the borrower fails to return the securities and the collateral provided has declined in value and/or the Underlying Fund cannot convert the collateral to cash for any reason. See “Risks—Securities Lending Risks.”

Securities Risks. The value of the Common Shares or the shares of an Underlying Fund may decrease in response to the activities and financial prospects of individual securities in the Fund’s or Underlying Fund’s portfolio. See “Risks—Securities Risks.”

Senior Loan Risks. The Underlying Funds may invest in senior secured floating rate and fixed-rate loans (“Senior Loans”). There is less readily available and reliable information about most Senior Loans than is the case for many other types of instruments, including listed securities. Senior Loans are not listed on any national securities exchange or automated quotation system and as such, many Senior Loans are illiquid, meaning that the Fund or Underlying Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market is more volatile than for liquid, listed securities and may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The market for Senior Loans could be disrupted in the event of an economic downturn or a substantial increase or decrease in interest rates. Senior Loans, like most other debt obligations, are subject to the risk of default. Default in the payment of interest or principal on a Senior Loan will result in a reduction of income to the Fund, a reduction in the value of the Senior Loan and a potential decrease in the Fund’s NAV of the Common Shares. See “Risks—Senior Loan Risks.”

Short Sale Risks. The Fund and the Underlying Funds may engage in short sales. A short sale is a transaction in which a fund sells a security it does not own in anticipation that the market price of that security will decline. To establish a short position, a fund must first borrow the security from a broker or other institution. The fund may not always be able to borrow a security at a particular time or at an acceptable price. Accordingly, there is a risk that a fund may be unable to implement its investment strategy due to the lack of available securities or for other reasons. After selling a borrowed security, a fund is obligated to “cover” the short sale by purchasing and returning the security to the lender at a later date. The Fund and the Underlying Funds cannot guarantee that the security will be available at an acceptable price. Positions in shorted securities are speculative and more risky than long positions (purchases) in securities because the maximum sustainable loss on a security purchased is limited to the amount paid for the security plus the transaction costs, whereas there is no maximum attainable price of the shorted security. Therefore, in theory, securities sold short have unlimited risk. Short selling will also result in higher transaction costs (such as interest and dividends), and may result in higher taxes, which reduce a fund’s return. See “Risks—Short Sale Risks.”

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Special Purpose Acquisition Companies Risks:  The Fund may invest in SPACs. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. SPACs are generally publicly traded companies that raise funds through an initial public offering (“IPO”) for the purpose of acquiring or merging with another company to be identified subsequent to the SPAC’s IPO. The securities of a SPAC are often issued in “units” that include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares or partial shares. Unless and until an acquisition is completed, a SPAC generally invests its assets (less an amount to cover expenses) in U.S. Government securities, money market fund securities and cash. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Accordingly, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their prices. If an acquisition or merger that meets the requirements for the SPAC is not completed within a predetermined period of time, the invested funds are returned to the entity’s shareholders, less certain permitted expenses. Accordingly, any rights or warrants issued by the SPAC will expire worthless. Certain private investments in SPACs may be illiquid and/or be subject to restrictions on resale. Additionally, the Fund may acquire certain private rights and other interests issued by a SPAC (commonly referred to as “founder shares”), which may be subject to forfeiture or expire worthless and which typically have more limited liquidity than SPAC shares issued in an IPO. To the extent the SPAC is invested in cash or similar securities, this may impact a Fund’s ability to meet its investment objective.

Structured Notes Risks. The Underlying Funds may invest in structured notes. Structured notes are subject to a number of fixed income risks including general market risk, interest rate risk, and the risk that the issuer on the note may fail to make interest and/or principal payments when due, or may default on its obligations entirely. In addition, because the performance of structured notes tracks the performance of the underlying debt obligation, structured notes generally are subject to more risk than investing in a simple note or bond issued by the same issuer. See “Risks—Structured Notes Risks.”

Swap Risks. The Fund and the Underlying Funds may invest in interest rate, index, total return and currency swap agreements. All of these agreements are considered derivatives. Swaps could result in losses if interest or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Subadviser or Underlying Fund manager. Total return swaps could result in losses if the reference index, security, or investments do not perform as anticipated. Total return swaps involve an enhanced risk that the issuer or counterparty will fail to perform its contractual obligations. Total return swaps may effectively add leverage to the Fund’s portfolio because the Fund would be subject to investment exposure on the full notional amount of the swap. To the extent the Fund or an Underlying Fund enters into a total return swap on equity securities, the Fund or an Underlying Fund will receive the positive performance of a notional amount of such securities underlying the total return swap. In exchange, the Fund or the Underlying Fund will be obligated to pay the negative performance of such notional amount of securities. Therefore, the Fund or the Underlying Fund assumes the risk of a substantial decrease in the market value of the equity securities. The use of swaps may not always be successful; using them could lower Fund total return, their prices can be highly volatile, and the potential loss from the use of swaps can exceed the Fund’s initial investment in such instruments. Some, but not all, swaps may be cleared, in which case a central clearing counterparty stands between each buyer and seller and effectively guarantees performance of each contract, to the extent of its available resources for such purpose. As a result, the counterparty risk is now shifted from bilateral risk between the parties to the individual credit risk of the central clearing counterparty. Even in such case, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations to the Fund or an Underlying Fund. See “Risks—Swap Risks.”

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Underlying Fund Risks. The Fund will incur the fees and expenses of its investments in Underlying Funds, which may be greater than if the Fund invested in the securities held by the Underlying Funds directly. There is also the risk that the Fund may suffer losses due to the investment practices or operations of the Underlying Funds. To the extent that the Fund invests in one or more Underlying Funds that concentrate in a particular industry, the Fund would be vulnerable to factors affecting that industry and the concentrating Underlying Funds’ performance, and that of the Fund, may be more volatile than Underlying Funds that do not concentrate. In addition, one Underlying Fund may purchase a security that another Underlying Fund is selling.

As the Fund will invest at least 80% of its Managed Assets in Underlying Funds, the Fund’s performance will depend to a greater extent on the overall performance of closed-end funds, ETFs, BDCs and SPACs generally, in addition to the performance of the specific Underlying Funds (and other assets) in which the Fund invests. The use of leverage by Underlying Funds magnifies gains and losses on amounts invested and increases the risks associated with investing in Underlying Funds. Further, the Underlying Funds are not subject to the Fund’s investment policies and restrictions. The Fund generally receives information regarding the portfolio holdings of Underlying Funds only when that information is made available to the public. The Fund cannot dictate how the Underlying Funds invest their assets. The Underlying Funds may invest their assets in securities and other instruments, and may use investment techniques and strategies, that are not described in this Prospectus. Common Stockholders will bear two layers of fees and expenses with respect to the Fund’s investments in Underlying Funds because each of the Fund and the Underlying Fund will charge fees and incur separate expenses. In addition, subject to applicable 1940 Act limitations, the Underlying Funds themselves may purchase securities issued by registered and unregistered funds (e.g., common stock, preferred stock, auction rate preferred stock), and those investments would be subject to the risks associated with Underlying Funds and unregistered funds (including a third layer of fees and expenses, i.e., the Underlying Fund will indirectly bear fees and expenses charged by the funds in which the Underlying Fund invests, in addition to the Underlying Fund’s own fees and expenses). An Underlying Fund with positive performance may indirectly receive a performance fee from the Fund, even when the Fund’s overall returns are negative. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

The Fund may invest in BDCs. BDCs generally invest in less mature U.S. private companies or thinly traded U.S. public companies which involve greater risk than well-established publicly-traded companies. While BDCs are expected to generate income in the form of dividends, certain BDCs during certain periods of time may not generate such income. The Fund will indirectly bear its proportionate share of any management fees and other operating expenses incurred by the BDCs and of any performance-based or incentive fees payable by the BDCs in which it invests, in addition to the expenses paid by the Fund. The use of leverage by BDCs magnifies gains and losses on amounts invested and increases the risks associated with investing in BDCs. A BDC may make investments with a larger amount of risk of volatility and loss of principal than other investment options and may also be highly speculative and aggressive.

Index-based ETFs (and other index funds) in which the Fund may invest may not be able to replicate exactly the performance of the indices they track or benchmark due to transactions costs and other expenses of the ETFs. The Fund may also invest in actively managed ETFs that are subject to management risk as the ETF’s investment adviser will apply certain investment techniques and risk analyses in making investment decisions. In addition, ETFs may trade at a price above (premium) or below (discount) their net asset value, especially during periods of significant market volatility or stress, causing investors to pay significantly more or less than the value of the ETF’s underlying portfolio. Furthermore, in times of market stress, adverse developments for underlying portfolio holdings, market makers or authorized participants may in turn decrease the ETF’s liquidity and/or significantly increase the difference between the trading price and NAV of the ETF, and such developments could also prevent an active trading market for ETF shares to halt or contract significantly. There can be no guarantee that these will produce the desired results.

The shares of closed-end funds frequently trade at a discount to their NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease, and it is possible that the discount may increase. Underlying Funds may not be able to match or outperform their benchmarks.

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The Fund may be restricted by provisions of the 1940 Act that generally limit the amount the Fund and its affiliates can invest in any one Underlying Fund to 3% of the Underlying Fund’s outstanding voting stock. As a result, the Fund may hold a smaller position in an Underlying Fund than if it were not subject to this restriction. In addition, to comply with provisions of the 1940 Act, in any matter upon which Underlying Fund stockholders are solicited to vote, the Subadviser may be required to vote Underlying Fund shares in the same proportion as shares held by other stockholders of the Underlying Fund. However, pursuant to exemptive orders issued by the SEC to various ETF fund sponsors, the Fund is permitted to invest in such Underlying Funds in excess of the limits set forth in the 1940 Act subject to certain terms and conditions set forth in such exemptive orders. See “Risks—Underlying Fund Risks.”

Warrants Risks. Warrants are securities giving the holder the right, but not the obligation, to buy the stock of an issuer at a given price (generally higher than the value of the stock at the time of issuance) during a specified period or perpetually. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered to have more speculative characteristics than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date. See “Risks—Warrants Risks.”

Anti-Takeover Provisions in Maryland Law and the Fund’s Charter and Bylaws	Maryland law and the Fund’s Charter and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at NAV. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law.”
Custodian and Transfer Agent	State Street Bank and Trust Company acts as the Fund’s custodian. DST Systems, Inc. (“DST”) acts as the Fund’s transfer agent and registrar. See “Custodian and Transfer Agent.”

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly. The table is based on the capital structure of the Fund as of July 31, 2021.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load (1)	—%
Expenses Borne by Common Stockholders of the Fund (1)	—%
Dividend Reinvestment Plan Fees	None (2)
Preferred Shares Offering Expenses Borne by the Fund (1)	—%

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares(1)(6)
Management Fee (3)	1.00%
Dividend and Interest Expense on Short Sales (4)	0.45%
Interest Expense on Borrowings (4)	0.02%
Dividends on Preferred Shares (5)	0.00%
Other Expenses (4)	0.44%
Acquired Fund Fees and Expenses (6)	1.68%
Total Annual Expenses	3.59%

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Example (7)

The purpose of the following table is to help a holder of Common Shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) that the Fund incurs total annual expenses of 3.59% of its net assets in years 1 through 10 and (2) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$36	$110	$186	$385

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

(1)	If Common Shares or Preferred Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(3)	The management fee is equal to 1.00% of the Fund’s average daily Managed Assets, as opposed to net assets as shown in the table above. If leverage is used, Managed Assets will be greater in amount than net assets, because Managed Assets includes borrowings for investment purposes.

(4)	Other Expenses, Interest Expense on Borrowings and Dividend and Interest Expense on Short Sales are estimated based on the Fund’s Annual report dated July 31, 2021.

(5)	As of the date of this Prospectus, the Fund has not issued any Preferred Shares. The applicable prospectus supplement will set forth the expenses related to any Preferred Shares issued in the future.

(6)

The “Acquired Fund Fees and Expenses” disclosed above are based on the expense ratios for the most recent fiscal year of the Underlying Funds and SPACs in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent stockholder report. Some of the Underlying Funds and SPACs in which the Fund intends to invest charge incentive fees based on the Underlying Funds’ or SPACs’ performance. The 1.68% shown as Acquired Fund Fees and Expenses reflects estimated operating expenses of the Underlying Funds or SPACs and transaction-related fees. Certain Underlying Funds or SPACs in which the Fund intends to invest generally charge a management fee of 1.00% to 2.00%, which are included in “Acquired Fund Fees and Expenses,” as applicable. The Acquired Fund Fees and Expenses disclosed above, however, do not reflect any performance-based fees or allocations paid by the Underlying Funds and SPACs that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds and SPACs. Acquired Fund Fees and Expenses are borne indirectly by the Fund, but they will not be reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(7)	The example should not be considered a representation of future expenses and includes the expenses of the offering. The example assumes that the estimated “Other Expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at the Common Share NAVs. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

FINANCIAL HIGHLIGHTS

The Fund’s audited Financial Highlights for the period from December 24, 2015 to October 31, 2016, fiscal year ended October 31, 2017, period ended July 31, 2018, fiscal years ended July 31, 2019, July 31, 2020 and the annual report for the fiscal year ended July 31, 2021 are contained in the Fund’s Form N-CSR filed with the SEC on October 8, 2021  are incorporated by reference.

INFORMATION REGARDING SENIOR SECURITIES

The following table sets forth certain unaudited information regarding the Fund’s senior securities as of the end of each of the Fund’s prior fiscal years since the Fund’s inception. Audited information regarding the Fund’s senior securities is incorporated by reference from the Fund’s Form N-CSR. The Fund’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act.

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Senior Securities Representing Indebtedness

Period/Fiscal Year Ended	Principal Amount Outstanding[1]	Asset Coverage Per $1,000[2]
July 31, 2021	None	N/A
July 31, 2020	$7,500,000	$19,556
July 31, 2019	None	N/A
July 31, 2018[3]	None	N/A
October 31, 2017	None	N/A
October 31, 2016[4]	None	N/A

(1)	Principal amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.

(2)	Calculated by subtracting the Fund’s total liabilities (excluding the principal amount of Loan Payable) from the Fund’s total assets and dividing by the principal amount of the Loan Payable and then multiplying by $1,000.

(3)	Effective July 16, 2018, the Board approved changing the fiscal year-end of the Fund from October 31 to July 31.

(4)	For the period December 24, 2015, commencement of operations, to October 31, 2016.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland corporation on September 9, 2010. The Fund’s principal office is located at 1290 Broadway, Suite 1000, Denver, CO 80203, and its telephone number is (855) 830-1222.

THE OFFERING

The Fund may offer, from time to time, up to $598,667,769 aggregate initial offering price of Common Shares, Preferred Shares, Rights and/or any Follow-on Offering in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. Follow-on Offerings may include offerings of Common Shares, offerings of Preferred Shares, offerings of Rights, and offerings made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Stockholders.

INVESTMENT OBJECTIVE, STRATEGIES AND POLICIES

Investment Objective

The Fund’s investment objective is total return consisting of capital appreciation and current income. There is no assurance that the Fund will achieve its investment objective.

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Principal Investment Strategies

The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). BDCs are a type of closed-end fund that invests in small companies in the initial stages of their development and are similar to venture capital funds. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. The Subadviser has the flexibility to change the Fund’s asset allocation based on its ongoing analysis of the equity, fixed income and alternative asset markets. The Subadviser considers various quantitative and qualitative factors relating to the domestic and foreign securities markets and economies when making asset allocation and security selection decisions. While the Subadviser continuously evaluates these factors, material shifts in the Fund’s asset class exposures will typically take place over longer periods of time. In addition, the Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds or SPACs.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in Underlying Funds and SPACs. The Fund directly, and therefore Common Stockholders indirectly, will bear the expenses of the Underlying Funds or SPACs.

Under normal market conditions: (i) no more than 80% of the Fund’s Managed Assets will be invested in “equity” Underlying Funds and SPACs; (ii) no more than 60% of the Fund’s Managed Assets will be invested in “fixed income” Underlying Funds and SPACs; (iii) no more than 30% of the Fund’s Managed Assets will be invested in “global equity” Underlying Funds and SPACs; (iv) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market equity” Underlying Funds; (v) no more than 30% of the Fund’s Managed Assets will be invested in “high yield” (also known as “junk bond”) and “senior loan” Underlying Funds and SPACs; (vi) no more than 15% of the Fund’s Managed Assets will be invested in “emerging market income” Underlying Funds and SPACs; (vii) no more than 10% of the Fund’s Managed Assets will be invested in “real estate” Underlying Funds and SPACs; and (viii) no more than 15% of the Fund’s Managed Assets will be invested in “energy master limited partnership” (“MLP”) Underlying Funds and SPACs. Underlying Funds and SPACs included in the 30% limitation applicable to investments in “global equity” Underlying Funds and SPACs may include Underlying Funds and SPACs that invest a portion of their assets in emerging markets securities. The Fund will also limit its investments in closed-end funds (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets. The Fund will not invest in inverse ETFs and leveraged ETFs. The types of Underlying Funds and SPACs referenced in this paragraph will be categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase. The Underlying Funds and SPACs in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

In selecting closed-end funds, the Subadviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with closed-end funds. The Fund benefits if it purchases a closed-end fund at a discount and the discount narrows. In addition, the Fund may purchase closed-end funds at a premium if the Subadviser believes the premium will increase. The Subadviser employs both a quantitative and qualitative approach in its selection of closed-end funds and has developed proprietary screening models and trading algorithms to trade closed-end funds. The Subadviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

●	Using proprietary quantitative models, the Subadviser seeks to identify closed-end funds that are trading at compelling absolute and / or relative discounts.

●	The Fund will attempt to capitalize on the perceived mispricing if the Subadviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

●	The Subadviser will pursue investments in closed-end funds that have announced, or the Subadviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

●	The Subadviser has developed trading strategies that focus on closed-end fund tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

The Fund will invest in other Underlying Funds and SPACs (that are not closed-end funds) to gain exposure to specific asset classes when the Subadviser believes closed-end fund discount or premium spreads are not attractive or to manage overall closed-end fund exposure in the Fund.

An index-based ETF is an investment company that seeks to track the performance of a particular market index. These indices include not only broad-market indices, but more specific indices as well, including those relating to particular sectors, markets, regions and industries. The Subadviser selects ETFs based on their ability to offer specific sector and style exposure in a cost and tax efficient manner. The Fund purchases ETF shares on the secondary market. Unlike a fund that allocates its assets among mutual funds based on the perceived ability of the advisers to those mutual funds, the Subadviser actively manages the Fund’s portfolio among the Underlying Funds and SPACs based on the Subadviser’s research and analysis of the market and the investment merit of the Underlying Funds and SPACs themselves. In evaluating the investment merit of Underlying Funds and SPACs, the Subadviser analyzes the asset class, the portfolio manager(s) and the adviser, past performance, recent portfolio holdings and concentration risks.

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Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds and SPACs, however, may engage in short sales for investment purposes. When the Fund engages in a short sale, it sells a security it does not own and, to complete the sale, borrows the same security from a broker or other institution. The Fund may benefit from a short position when the shorted security decreases in value. The Fund may also at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets will be in Hedging Positions. The Fund’s investments in derivatives will be included under the 80% policy noted above so long as the underlying asset of such derivatives is a closed-end fund or Underlying Fund, respectively. The Subadviser intends to use Hedging Positions to lower the Fund’s volatility but they may also be used to seek to enhance the Fund’s return. A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. To complete the short sale, the Fund must arrange through a broker to borrow the security in order to deliver it to the buyer. The Fund is obligated to replace the borrowed security by purchasing it at a market price at or prior to the time it must be returned to the lender. The price at which the Fund is required to replace the borrowed security may be more or less than the price at which the security was sold by the Fund. The Fund will incur a loss if the price of the security sold short increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates.

The Subadviser performs both a quantitative and qualitative analysis, including fundamental and technical analysis to assess the relative risk and reward potential for each SPAC investment. Among other things, the Subadviser will evaluate the management team’s strategy, experience, deal flow, and demonstrated track record in building enterprise value. The Subadviser will also evaluate the terms of each SPAC offering, including the aggregate amount of the offering, the offering price of the securities, the equity yield to termination, the option value of warrants, the sponsor’s interest in the SPAC, and the expected liquidity of the SPAC’s securities. The Fund will purchase securities of SPACs in their initial public offerings and in the secondary market.

In selecting SPAC investments, the Subadviser will also utilize trading strategies and programs to seek to derive value from buying and selling SPAC securities, including units, common shares and warrants. Under normal market conditions, the Fund intends to purchase SPAC securities in an initial public offering and opportunistically buy and sell SPAC securities on the secondary market prior to a SPAC’s initial business combination. The Fund does not intend to hold common shares after a SPAC’s initial business combination has been completed other than common shares obtained temporarily through the conversion of a SPAC’s warrants into common shares. The Fund may redeem common shares of a SPAC in exchange for the Fund’s pro rata portion of the SPAC’s trust account.

The Fund also may invest up to 20% of its Managed Assets in exchange-traded notes (“ETNs”), certain derivatives, such as options and swaps, cash and cash equivalents. Such investments will not be counted towards the Fund’s 80% policy. ETNs are debt securities whose returns are linked to a particular index.

The Fund may invest directly in debt securities issued by certain credit-oriented unlisted funds and BDCs (“Private Debt”) identified by the Subadviser in its due diligence process. The Subadviser believes that investments in Private Debt can provide the Fund with the opportunity to obtain more favorable terms and similar risk profiles to similar publicly traded debt investments available. Private Debt often may be illiquid and is typically not listed on an exchange and traded less actively than similar securities issued by publicly traded-vehicles. For certain Private Debt investments, trading may only be possible through the assistance of the broker who originally brought the security to the market and has a relationship with the issuer. Due to the limited trading market, independent pricing services may be unable to provide a price for Private Debt, and the fair value of the securities may be determined in good faith under procedures approved by the Board, which typically will include the use of one or more independent broker quotes.

In selecting appropriate Private Debt investments for the Fund, the Subadviser completes a fundamental and technical analysis of the issuer, with a focus on reducing downside risk. As part of this analysis, the Subadviser evaluates the manager’s experience and ability based on historical track record regarding credit performance of previously originated loans and meetings with the management team. In addition, the Subadviser reviews the issuer’s investment portfolio, including the issuer’s asset diversification across type and sector, before further evaluating the issuer’s financials to review its capital structure, particularly details of any existing leverage and the maximum leverage permitted on any senior debt of the issuer. Once comfort is reached regarding the issuer’s investment portfolio, manager, and capital structure, the Subadviser then evaluates details of the terms of the Private Debt opportunity, beginning with a review to ensure appropriate covenants are contained within to limit the Fund’s downside risk across a range of scenarios (which typically will include a minimum level of subordination requirement.) Following, the Subadviser will review and weigh pricing levels on the Private Debt compared to other opportunities in the market to assess relative value and arrive at an investment decision. Opportunities for the Fund to make investments in Private Debt may be limited, especially those which fit the Subadviser’s investment criteria.

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The Fund may attempt to enhance the return on the cash portion of its portfolio by investing in a total return swap agreement. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own NAV or any other reference asset that the Subadviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. Using the Fund’s own NAV as the underlying asset in the total return swap serves to reduce cash drag (the impact of cash on the Fund’s overall return) by replacing it with the impact of market exposure based upon the Fund’s own investment holdings. This type of total return swap would provide the Fund with a return based on its NAV. Like any total return swap, the Fund would be subject to counterparty risk and the risk that its own NAV declines in value.

The Fund generally seeks to hold securities for the long term, but may liquidate positions in order to change the Fund’s asset allocation or to generate cash to invest in more attractive opportunities, which may result in a larger portion of any net gains being realized as short-term capital gains. In addition, a negative change in the fundamental or qualitative characteristics of the issuer may cause the Subadviser to sell a security. Finally, the Subadviser may sell a security when its price approaches, meets or exceeds the Subadviser’s target price. For instance, the Subadviser may sell shares of a closed-end fund when it is no longer selling at a discount. This may result in a high rate of portfolio turnover.

The Fund’s investment objective is non-fundamental and may be changed by the Board without Common Stockholder approval. Common Stockholders will, however, receive at least 60 days prior notice of any change in this investment objective.

USE OF LEVERAGE

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Fund may utilize leverage to purchase portfolio securities and for portfolio or cash management purposes. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including settlement of securities transactions, which otherwise might require untimely dispositions of the Fund’s portfolio securities. The Fund currently anticipates that if employed, leverage will primarily be obtained through the use of bank borrowings or other similar term loans. The Underlying Funds and SPACs that the Fund invests in may also use leverage. The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act.

The provisions of the 1940 Act further provide that the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets or may issue Preferred Shares in an amount up to 50% of the Fund’s total assets (including the proceeds from leverage). Notwithstanding the limits discussed above, the Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of Preferred Shares), but which are not subject to the above foregoing limitations, if the Fund earmarks or segregates liquid assets (or enters into offsetting positions) in accordance with applicable SEC regulations and interpretations to cover its obligations under those transactions and instruments. However, these transactions will entail additional expenses (e.g., transaction costs) which will be borne by the Fund. These types of transactions have the potential to increase returns to Common Stockholders, but they also involve additional risks. This additional leverage will increase the volatility of the Fund’s investment portfolio and could result in larger losses than if the transactions were not entered into. However, to the extent that the Fund enters into offsetting transactions or owns positions covering its obligations, the leveraging effect is expected to be minimized or eliminated.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the value of the Fund’s total assets including the amount borrowed). Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its shares, or purchase any such shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be. With respect to asset coverage for preferred shares, under the 1940 Act, the Fund is not permitted to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred stock (i.e., such liquidation value may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value of the Preferred Shares. If preferred stock is issued, the Fund intends, to the extent possible, to purchase or redeem shares, from time to time, to maintain coverage of any Preferred Shares of at least 200%. Normally, holders of Common Shares will elect the directors of the Fund except that the holders of any preferred stock will elect two directors. In the event the Fund failed to pay dividends on its Preferred Shares for two years, holders of Preferred Shares would be entitled to elect a majority of the directors until the dividends are paid.

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RISKS

The information contained under the heading “Summary of Updated Information Regarding the Fund—Risks” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

MANAGEMENT OF THE FUND

Board of Directors

The Board has overall responsibility for management of the Fund. The Board decides upon matters of general policy and generally oversees the actions of the Adviser, the Subadviser and other service providers of the Fund. The name and business address of the Board and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Adviser

ALPS Advisors, Inc., a wholly owned subsidiary of ALPS Holdings, Inc., is the Fund’s investment adviser. The Adviser is responsible for, among other things, furnishing a continual investment program for the Fund in accordance with its investment objective and policies, coordinating and monitoring the investment activities of the Subadviser, and managing and administering the Fund’s business affairs, each subject to the general supervision and direction of the Board. The Adviser commenced business operations in December 2006 upon the acquisition of an existing investment advisory operation, is registered with the SEC and as of September 30, 2021, managed approximately $18 billion. The Adviser is located at 1290 Broadway, Suite 1000, Denver, CO 80203, and is affiliated with the Fund’s administrator and transfer agent. ALPS Holdings, Inc. is an indirect wholly owned subsidiary of SS&C Technologies Holdings, Inc., a publicly traded company.

Subadviser

RiverNorth Capital Management, LLC, a wholly owned subsidiary of RiverNorth Financial Holdings, LLC, which in turn is majority owned by RiverNorth Holding Co., is the Fund’s subadviser and makes the day-to-day investment decisions for the Fund. Founded in 2000, the Subadviser is located at 433 West Van Buren, 1150-E, Chicago, IL 60607. The Subadviser is registered with the SEC and as of September 30, 2021, manages approximately $5.5 billion.

Portfolio Management

Patrick W. Galley, CFA, is the Fund’s co-portfolio manager. Mr. Galley is the Chief Executive Officer and Chief Investment Officer for the Subadviser. Mr. Galley heads the firm’s research and investment team and oversees all portfolio management activities at the Subadviser. Mr. Galley also serves as the President and Chairman of all of RiverNorth’s other proprietary registered investment funds. Prior to joining the Subadviser in 2004, he was most recently a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA, is the Fund’s other co-portfolio manager. Mr. O’Neill is a Portfolio Manager for the Subadviser. Mr. O’Neill conducts qualitative and quantitative analysis of closed-end funds and their respective asset classes. Prior to joining the Subadviser in 2007, he was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in finance and a minor in economics. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

The Fund’s SAI provides information about the compensation received by Mr. Galley and Mr. O’Neill, other accounts that they manage and their ownership of the Fund’s equity securities.

Investment Advisory and Subadvisory Agreements

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Fund’s Board. The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the service it provides.

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In addition to the fees of the Adviser, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser or the Subadviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, stockholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

Pursuant to a Subadvisory Agreement, the Adviser has delegated daily management of the Fund’s portfolio to the Subadviser, who is paid by the Adviser and not the Fund. The Adviser (and not the Fund) has agreed to pay the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.85% of the Fund’s average daily Managed Assets for the service it provides.

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and the holders of Common Shares, on the other. Because leverage costs will be borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by the holders of Common Shares and not by holders of Preferred Shares or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board’s most recent renewal of the Investment Advisory Agreement and the Subadvisory Agreement is provided in the Semi-Annual Report for the fiscal period ended January 31, 2021. In addition, under a License Agreement, the Subadviser has consented to the use by the Fund of the identifying word or name “RiverNorth” in the name of the Fund, and to use of certain associated trademarks. Such consent is conditioned upon the employment of the Subadviser or an affiliate thereof as investment subadviser to the Fund. If at any time the Fund ceases to employ the Subadviser or an affiliate as investment subadviser of the Fund, the Fund may be required to cease using the word or name “RiverNorth” in the name of the Fund, and cease making use of the associated trademarks, as promptly as practicable.

Administrative Services

The Fund’s administrator is ALPS Fund Services, Inc. (“AFS”), an affiliate of the Adviser and the Fund’s transfer agent. AFS is a service company and SEC-registered transfer agent. Under the Administration Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1000, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s Managed Assets plus out of pocket expenses and a fixed fee for completion of certain regulatory filings.

NET ASSET VALUE

NAV is determined daily as of the close of the regular trading session on the NYSE (usually 4:00 p.m., Eastern time). NAV is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding Preferred Shares, by the total number of Common Shares outstanding.

The Fund’s assets, including its investments in Underlying Funds and SPACs, are generally valued at their market value using market quotations. The Fund may use pricing services to provide market quotations. If market quotations are not available or, in the Subadviser’s opinion, market quotations do not reflect market value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects market value, the security will be valued at fair value according to policies approved by the Fund’s Board. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the security may need to be fair valued using the Fund’s fair value pricing policies. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. The Fund will invest in Underlying Funds and SPACs. The Fund’s NAV is calculated based, in part, upon the market prices of the Underlying Funds and SPACs in its portfolio, and the prospectuses of those companies explain the circumstances under which they will use fair value pricing and the effects of doing so.

DIVIDENDS AND DISTRIBUTIONS

The Board approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Stockholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to stockholders will depend on a number of factors, including the stability of income received from its investments and the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s Common Shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually.

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The Adviser has received an order granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit the Fund, subject to certain terms and conditions, to include realized long-term capital gains as a part of its regular distributions to Common Stockholders more frequently than would otherwise be permitted by the 1940 Act (generally once per taxable year). The Adviser is not currently relying on the exemptive order, but has in the past and may again in the future. To the extent that the Adviser relies on the exemptive order, the Fund will be required to comply with the terms and conditions therein, which, among other things, requires the Fund to make certain disclosures to shareholders and prospective shareholders regarding distributions, and would require the Fund’s Board to make determinations regarding the appropriateness of use of the distribution policy. The exemptive order terms and conditions also require that the Fund may not make any public offering of the Fund’s Common Shares other than (a) a rights offering below NAV to Common Stockholders; (b) an offering in connection with a dividend reinvestment plan, merger, consolidation, acquisition, spin-off or reorganization of the Fund; or (c) an offering other than an offering described in conditions (a) and (b) above, provided that, with respect to such other offering: (i) the Fund’s annualized distribution rate for the six months ending on the last day of the month ended immediately prior to the most recent distribution record date, expressed as a percentage of NAV as of the date, is no more than one percentage point greater than the Fund’s average annual total return for the five-year period ending on the date; and (ii) the transmittal letter accompanying any registration statement filed with the SEC in connection with such offering discloses that the Fund has received an order under Section 19(b) to permit it to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as twelve times each year. Under such a distribution policy, it is possible that the Fund might distribute more than its income and net realized capital gains; therefore, distributions to shareholders may result in a return of capital. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. There is no assurance that the Fund will rely on the exemptive order in the future.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares is outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the Common Shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its Common Shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

PLAN OF DISTRIBUTION

The Fund may sell up to $598,667,769 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, (iii) Rights and/or (iv) any Follow-on Offering from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

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●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each right and the other terms of such rights offering. The transferable subscription rights offered by means of this Prospectus and applicable Prospectus Supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three rights converted, exercised or exchanged on an aggregate basis such that the exercise of all rights in any transferable subscription rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding Common Shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

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The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

●	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

●	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

●	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or Preferred Shares remaining unsubscribed for after the rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan commonly referred to as an “opt-out” plan. Unless the registered owner of Common Shares elects to receive cash by contacting DST Systems, Inc. (the “Plan Administrator”), all dividends declared on Common Shares will be automatically reinvested by the Plan Administrator for shareholders in the Fund’s Automatic Dividend Reinvestment Plan (the “Plan”), in additional Common Shares. Common Stockholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by the Plan Administrator as dividend disbursing agent. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Plan Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers may automatically elect to receive cash on behalf of Common Stockholders and may re-invest that cash in additional Common Shares.

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Whenever the Fund declares a Dividend payable in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Common Shares. The Common Shares will be acquired by the Plan Administrator for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Fund (“Newly Issued Common Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on the payment date for any Dividend, the closing market price plus estimated brokerage commissions per Common Share is equal to or greater than the NAV per Common Share, the Plan Administrator will invest the Dividend amount in Newly Issued Common Shares on behalf of the participants. The number of Newly Issued Common Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Dividend by the Fund’s NAV per Common Share on the payment date. If, on the payment date for any Dividend, the NAV per Common Share is greater than the closing market value plus estimated brokerage commissions (i.e., the Fund’s Common Shares are trading at a discount), the Plan Administrator will invest the Dividend amount in Common Shares acquired on behalf of the participants in Open-Market Purchases.

In the event of a market discount on the payment date for any Dividend, the Plan Administrator will have until the last business day before the next date on which the Common Shares trade on an “ex-dividend” basis or 30 days after the payment date for such Dividend, whichever is sooner (the “Last Purchase Date”), to invest the Dividend amount in Common Shares acquired in Open-Market Purchases. It is contemplated that the Fund will pay monthly income Dividends. If, before the Plan Administrator has completed its Open-Market Purchases, the market price per Common Share exceeds the NAV per Common Share, the average per Common Share purchase price paid by the Plan Administrator may exceed the NAV of the Common Shares, resulting in the acquisition of fewer Common Shares than if the Dividend had been paid in Newly Issued Common Shares on the Dividend payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Administrator is unable to invest the full Dividend amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Administrator may cease making Open-Market Purchases and may invest the uninvested portion of the Dividend amount in Newly Issued Common Shares at the NAV per Common Share at the close of business on the Last Purchase Date.

The Plan Administrator maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Administrator on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Administrator will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

Beneficial owners of Common Shares who hold their Common Shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Plan. In the case of Common Stockholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Administrator will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “U.S. Federal Income Tax Matters” below. Participants that request a sale of Common Shares through the Plan Administrator are subject to brokerage commissions.

The Fund reserves the right to amend or terminate the Plan. There is no direct service charge to participants with regard to purchases in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Plan Administrator at DST Systems, Inc., 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105.

DESCRIPTION OF THE FUND’S SECURITIES

The following summary of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to this Registration Statement.

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The Fund’s authorized capital stock consists of 37,500,000 shares of stock, $0.0001 par value per share, all of which are classified as Common Shares. As of the date of this Prospectus, ALPS Advisors, Inc. did not own of record or beneficially any Common Shares.

In general, stockholders or subscribers for the Fund’s stock have no personal liability for the debts and obligations of the Fund because of their status as stockholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Under the Fund’s Charter, the Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. Also, the Fund’s Board, with the approval of a majority of the entire Board, but without any action by the stockholders of the Fund, may amend the Fund’s Charter from time to time to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class or series that the Fund has authority to issue.

Common Shares

The Common Shares to be issued in an offering will be, upon payment as described in this Prospectus, fully paid and non-assessable. The Common Shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights.

Common Stockholders are entitled to receive dividends if and when the Board declares dividends from funds legally available. Whenever Preferred Shares or borrowings are outstanding, Common Stockholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, Common Stockholders would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of Preferred Shares, if any Preferred Shares are outstanding at such time.

Common Stockholders are entitled to one vote per share. All voting rights for the election of Directors are noncumulative, which means that, assuming there is no Preferred Shares outstanding, the holders of more than 50% of the Common Shares will elect 100% of the Directors then nominated for election if they choose to do so and, in such event, the holders of the remaining Common Shares will not be able to elect any Directors.

The total amount of outstanding shares of the Company’s common stock will not increase by more than one-third as a result of the proposed rights offering.

The Fund’s Charter authorizes the Board to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of stock of a class of series with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund’s Common Shares or otherwise be in their best interest. As of the date of this Prospectus, the Fund has no plans to classify or reclassify any unissued Common Shares.

Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of stockholders in each year.

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the NAV of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common stockholders. The Fund may, from time to time, seek the consent of Common Stockholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then- current NAV, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Stockholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below NAV will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below NAV. Until such consent of Common Stockholders, if any, is obtained, the Fund may not sell Common Shares at a price below NAV. Because the Fund’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of Common Shares at a price below NAV may conflict with the interests of the Fund and its Common Stockholders.

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Subscription Rights

The Fund may issue subscription rights to (i) holders of Common Shares to purchase Common Shares and/or Preferred Shares or (ii) holders of Preferred Shares to purchase Preferred Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares and/or Preferred Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement, containing all of the material terms of the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”), to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the Subscription Rights Agreement.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	The title of such subscription rights;

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each Common Share;

●	The number of subscription rights required to purchase a single Preferred Shares;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the Common Shares and/or Preferred Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

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The Common Shares are listed on the NYSE under the symbol “RIV” and began trading on the NYSE on December 24, 2015. In connection with the offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights. Shares of closed-end investment companies often trade on an exchange at prices lower than NAV. The Fund’s Common Shares have traded in the market at both premiums to and discounts from NAV. The following table shows, for each fiscal quarter since the quarter ended January 31, 2016; (i) high and low NAVs per share of common stock, (ii) the high and low sale prices per share of common stock, as reported in the consolidated transaction reporting system, and (iii) the percentage by which the Common Shares traded at a premium over, or discount from, the high and low NAVs per shares of common stock. The Fund’s NAV per Common Share is determined on a daily basis.

Subscription Rights to Purchase Common and Preferred Shares

The Fund may issue subscription rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that subscription rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three subscription rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its subscription rights.

The Common Shares and Preferred Shares issued pursuant to the exercise of any such subscription rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of subscription rights to purchase Common Shares and Preferred Shares.

Quarter Ended		Market Price		NAV at		Market Premium (Discount) to NAV at
		High	Low	Market High	Market Low	Market High	Market Low
2021	October 31	$18.75	$16.71	$17.07	$16.89	9.84%	-1.07%
	July 31	18.75	16.75	17.24	17.02	8.76%	-1.59%
	April 30	17.88	16.71	17.23	16.61	3.77%	0.60%
	January 31	17.07	13.81	16.48	14.53	3.58%	-4.96%
2020	October 31	16.09	13.75	15.29	14.49	5.23%	-5.11%
	July 31	15.55	12.52	14.95	13.58	4.01%	-7.81%
	April 30	17.00	8.65	17.01	11.72	-0.06%	-26.19%
	January 31	17.10	15.85	17.30	16.79	-1.16%	-5.60%
2019	October 31	17.32	16.09	17.13	16.90	1.11%	-4.79%
	July 31	17.75	16.44	17.54	17.14	1.20%	-4.08%
	April 30	17.36	16.44	17.49	17.50	-0.74%	-6.06%
	January 31	17.30	14.20	17.79	15.90	-2.75%	-10.69%
2018	October 31	20.04	16.76	19.02	17.57	5.36%	-4.61%
	July 31	21.63	18.80	19.47	18.98	11.09%	0.96%
	April 30	21.36	20.02	19.76	19.67	8.10%	1.78%
	January 31	21.09	19.10	19.98	19.87	5.56%	-3.88%
2017	October 31	21.51	19.70	20.89	20.59	2.97%	-4.32%
	July 31	21.57	19.42	20.80	20.68	3.70%	-6.09%
	April 30	20.13	19.19	20.87	20.56	-3.55%	-6.66%
	January 31	19.65	18.00	20.23	19.64	-2.87%	-8.35%
2016	October 31	20.59	18.67	20.88	20.33	-1.39%	-8.17%
	July 31	19.71	17.79	20.70	19.73	-4.78%	-9.83%
	April 30	19.79	15.31	19.99	17.73	-1.00%	-13.65%
	January 31	20.81	18.66	18.03	18.06	15.42%	3.32%

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As of January 13, 2022, the NAV per Common Share was $16.19, trading prices ranged between $16.50 and $16.66 (representing a premium to NAV of 1.91% and 2.90%, respectively) and the closing price per Common Share was $16.64 (representing a premium to NAV of 2.78%).

Preferred Stock

The Fund’s Charter authorizes the Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock, without the approval of the holders of the Common Shares. Prior to issuance of any shares of preferred stock, the Board is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund’s Common Shares or otherwise be in their best interest. The Prospectus Supplement for any potential offering of preferred shares will describe the terms and conditions for those shares. No shares of preferred stock are presently authorized or outstanding.

Any issuance of shares of preferred stock must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue preferred stock unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred stock. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any preferred stock, voting separately as a single class, have the right to elect at least two Directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred stock would have the right to elect a majority of the Fund’s Directors at any time two years’ dividends on any preferred stock are unpaid.

Preferred Shares of the Fund would be senior to the common shares with respect to the payment of dividends and the distributions of the assets of the Fund upon liquidation. In addition, all Preferred Shares of the Fund would be pari passu with one another and junior to the Fund’s senior securities representing indebtedness. See “Use of Leverage.”

The applicable prospectus supplement will set forth whether or not the shares of the Fund’s preferred stock offered in this Prospectus will be listed or traded on any securities exchange. If the shares of the Fund’s preferred stock are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

Outstanding Securities

As of January 13, 2022, the Fund’s Common Shares were the only outstanding securities issued by the Fund. As of the same date, the Fund had 17,667,348 Common Shares outstanding:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by Fund or for its account	Amount Outstanding Exclusive of Amount Shown under (3) As of January 13, 2022
Common Stock	37,500,000	None	17,667,348

CERTAIN PROVISIONS OF THE FUND’S CHARTER AND BYLAWS AND OF MARYLAND LAW

The following summary of certain provisions of the Maryland General Corporation Law and of the Charter and Bylaws of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are exhibits to the Registration Statement.

General

The Maryland General Corporation Law (the “MGCL”) and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, since these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

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The Board has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Fund’s Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors are elected by the stockholders. A classified Board promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board.

Election of Directors

The MGCL provides that unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Each Common Share may be voted for as many individuals as there are directors to be elected and for whose election the Common Share is entitled to be voted.

As a result of this requirement, it is possible that no nominee would receive the required vote in an election of directors. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 15 directors and that no change in the number of directors shall have any effect on the tenure of office of any director.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election, to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board may be filled only by the affirmative vote of two-thirds of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of the Fund’s Preferred Shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of two-thirds of the entire Board and the favorable vote of the holders of at least two-thirds of the common stock and shares of preferred stock (if any) entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

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●	a “Business Combination,” which includes the following:

●	a merger, consolidation or statutory share exchange of the Fund with another corporation;

●	an issuance or transfer by the Fund (in one or a series of transactions in any 12 month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or

●	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

●	the conversion of the Fund from closed-end company to an open-end company, and any amendments necessary to effect the conversion

●	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

●	unless the 1940 Act or federal law requires a lesser vote, any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which stockholder approval is required under federal or Maryland law.

However, the stockholder vote described above will not be required with respect to the foregoing transactions (other than those as to which stockholder approval is required under federal or Maryland law) if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of the votes entitled to be cast thereon by stockholders of the Fund will be required. In addition, if the Fund has any Preferred Shares outstanding, the holders of a majority of the outstanding shares of the Preferred Shares, voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Shares, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

“Continuing Director” means any member of the Board who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board for a period of at least 12 months, or has been a member of the Board since December 2, 2013, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board to advise, approve, adopt or authorize any of the following:

●	the election and removal of officers;

●	the nomination of candidates to the Board (including the election of directors to fill vacancies on the Board resulting from the increase in size of the Board or the death, resignation or removal of a director, in which case the affirmative vote of two-thirds of the remaining directors in office shall be required);

●	the creation of and delegation of authority and appointment of members to committees of the Board;

●	amendments to the Fund’s Bylaws (which may only be effected by the Board, not the stockholders);

●	Charter amendments and any other action requiring stockholder approval; and

●	entering into, terminating or amending an investment advisory agreement.

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The Board has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the stockholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions.

Action by Shareholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or, unless the charter provides for stockholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a stockholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Procedures for Stockholder Nominations and Proposals

The Fund’s Bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to stockholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. For stockholder proposals to be included in the Fund’s proxy materials, the stockholder must comply with all timing and information requirements of the Exchange Act.

Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of stockholders may be called by the Board and certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the Fund’s Secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that stockholders will not be entitled to exercise appraisal rights, unless the Fund’s Board determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter authorizes the Fund, to the maximum extent permitted by Maryland law to obligate the Fund to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, including the advancement of costs and expenses under the procedures and the fullest extent permitted by law. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 37,500,000 Common Shares, and authorizes a majority of the Fund’s Board, without shareholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Fund has the authority to issue, to authorize the issuance of shares of the Fund’s common and preferred stock, and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. The authority of a majority of the Fund’s Board to increase the Fund’s authorized capital stock or any class or series thereof without shareholder approval, may be used by the Fund’s Board consistent with its duties to deter attempts to gain control of the Fund. Further, the Board could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

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Anti-Takeover Provisions of Maryland Law

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless it has affirmatively elected to be subject to the MBCA by a resolution of its board of directors. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested stockholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Maryland Control Share Acquisition Act

The provisions of the Maryland Control Share Acquisition Act (the “MCSAA”) do not apply to a closed-end investment company, such as the Fund, unless it has affirmatively elected to be subject to the MCSAA by a resolution of its board of directors. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, would be subject to the 1940 Act limitations discussed below and would not apply to any person who had become a holder of control shares (as defined below) before the time that the resolution was adopted.

The MCSAA provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Section 18(i) of the 1940 Act provides that “every share of stock...issued by a registered management company shall be a voting stock and have equal voting rights with every other outstanding voting stock.”

Therefore, the Fund is prevented by the 1940 Act from issuing a class of shares with voting rights that vary within that class. There are currently different views on whether or not the MCSAA conflicts with Section 18(i) of the 1940 Act. One view is that implementation of the MCSAA would conflict with the 1940 Act because it would deprive certain shares of their voting rights. Another view is that implementation of the MCSAA would not conflict with the 1940 Act because it would limit the voting rights of stockholders who choose to acquire shares of stock that put them within the specified percentages of ownership rather than limiting the voting rights of the shares themselves. In a May 27, 2020 statement, the staff of the SEC’s Division of Investment Management (the “Staff”) stated that it would not recommend enforcement action to the SEC against a closed-end fund under Section 18(i) of the 1940 Act for opting in to and triggering a control share statute if the decision to do so by the board of the fund was taken with reasonable care on a basis consistent with other applicable duties and laws and the duty to the fund and its shareholders generally. In light of the foregoing, the Fund will not elect to be subject to the MCSAA in the absence of a judgment of a federal court of competent jurisdiction or the issuance of a rule or regulation of the SEC or a published interpretation by the SEC or its staff that the provisions of the MCSAA are not inconsistent with the provisions of the 1940 Act, or a change to the provisions of the 1940 Act having the same effect.

Additionally, if the Fund elected to be subject to the MCSAA, it would not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction or (b) to acquisitions approved or exempted by the Fund’s Charter or the Fund’s Bylaws.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of stockholders.

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The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

The Subtitle 8 elections are not currently relevant to the Fund, because provisions in the Fund’s Charter and Bylaws unrelated to Subtitle 8 (except with respect to Board vacancies) already make the Fund subject to each of the five provisions set forth above.

REPURCHASE OF SHARES

Shares of closed-end funds (like the Fund) often trade at a discount to NAV, although it is possible that they may trade at a premium above NAV. The market price of the Common Shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s NAV, general market and economic conditions and other factors beyond the control of the Fund.

Although Common Stockholders will not have the right to redeem their shares, the Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at NAV. During the pendency of any tender offer, the Fund will publish how Common Stockholders may readily ascertain the NAV. For more information see “Repurchase of Shares” in the SAI. Repurchase of the Common Shares may have the effect of reducing any market discount to NAV.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to pursue its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and its shareholders. The Board currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, and the impact of any action on the Fund and market considerations. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act.

CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end investment company at any time if approved by the Board and the stockholders. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” for a discussion of the voting requirements applicable to conversion of the Fund to an open-end investment company and any related Charter amendments. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares of the Fund then outstanding (requiring in turn that it liquidate a portion of its investment portfolio). Conversion to open-end status could also require the Fund to modify certain investment restrictions and policies. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Board may at any time (but is not required to) propose conversion of the Fund to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of Common Shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks and other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws.

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The Fund intends to elect to be treated, and to qualify each year, as a “regulated investment company” under Subchapter M of the Code, so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a maximum rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis, and taking into account certain deferrals and elections), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years on which the Fund paid no federal income tax. The Fund generally intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution and therefore, under normal circumstances, does not expect to be subject to this excise tax. However, the Fund may also decide to distribute less and pay the federal excise taxes.

If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which would generally be eligible for the dividends received deduction available to corporate shareholders, and non-corporate shareholders would generally be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation, provided in each case that certain holding period and other requirements are satisfied.

A Common Stockholder will have all dividends and distributions automatically reinvested in Common Shares of the Fund (unless the stockholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, all dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. However, a portion of such distributions derived from certain corporate dividends, if any, may qualify for either the dividends received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code, provided in each case certain holding period and other requirements are met. Distributions of net capital gain, if any, that are properly reported by the Fund are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund reports such dividends as qualified dividend income or as eligible for the dividends received deduction, then the Fund is permitted in turn to report a portion of its distributions as qualified dividend income and/or as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. Distributions in excess of the Fund’s current and accumulated earnings and profits may be more likely as a result of the Fund’s distribution policy - see “Dividends and Distributions” above. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund can provide no assurance regarding the portion of its dividends that will qualify for the dividends received deduction or for qualified dividend income treatment.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

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Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional Common Shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above NAV, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

Certain of the investment practices of the Fund or an Underlying Fund are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund or an Underlying Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vi) produce income that will not be qualifying income for purposes of the 90% income test and (vii) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

The Fund will not be able to offset gains distributed by one Underlying Fund in which it invests against losses realized by another Underlying Fund in which the Fund invests. Redemptions of shares in an Underlying Fund, including those resulting from changes in the allocation among Underlying Funds and SPACs, could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund. Further, a portion of losses on redemptions of shares in the Underlying Funds and SPACs may be deferred under the wash sale rules. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund or an Underlying Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the Fund’s or an Underlying Fund taxed as a RIC’s characterization of such investments were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes.

The Fund or an Underlying Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of the value of the Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect to “pass through” to its shareholders the amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than one year and short-term if it is one year or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

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An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Because the Fund does not expect to distribute dividends that would give rise to an adjustment to an individual’s alternative minimum taxable income, an investment in the Common Shares should not, by itself, cause the holders of Common Shares to become subject to alternative minimum tax.

The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the Fund’s shares paid to certain holders of the Fund’s shares who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This Prospectus does not address the U.S. federal income tax consequences to a non-U.S. shareholder of an investment in Common Shares. Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

CUSTODIAN AND TRANSFER AGENT

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Fund’s custodian and maintains custody of the securities and cash of the Fund. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.

DST Systems, Inc., an affiliate of the Adviser and the Fund’s administrator, located at 333 West 11th Street, 5th floor, Kansas City, Missouri 64105, serves as the Fund’s transfer agent and registrar.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Dechert LLP, New York, New York. Dechert LLP may rely as to certain matters of Maryland law on McDermott Will & Emery LLP.

CONTROL PERSONS

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of such Acts can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

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This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated January 25, 2022, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended July 31, 2021, filed with the SEC on October 8, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended January 31, 2021, filed with the SEC on April 8, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on July 2, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-169317) filed with the SEC on December 17, 2015.

To obtain copies of these filings, see “Where You Can Find More Information.”

THE FUND’S PRIVACY POLICY

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the Securities and Exchange Commission. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

●	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call (855) 830-1222 (toll-free).

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RIVERNORTH OPPORTUNITIES FUND, INC. (the “Fund”)

STATEMENT OF ADDITIONAL INFORMATION

DATED January 25, 2022

The Fund is a diversified, closed-end management investment company. The Fund’s investment objective is total return consisting of capital appreciation and current income. The Fund seeks to achieve its investment objective by pursuing a tactical asset allocation strategy and opportunistically investing under normal circumstances in closed-end funds, exchange-traded funds (“ETFs”), business development companies (“BDCs” and collectively, “Underlying Funds”) and special purpose acquisition companies (“SPACs”). There is no assurance that the Fund will achieve its investment objective.

This Statement of Additional Information (“SAI”) relates to the Fund’s (i) shares of common stock, $0.0001 par value per share (the “Common Shares” and holders of such Common Shares the “Common Shareholders”), (ii) shares of preferred stock (the “Preferred Shares”) and (iii) subscription rights to purchase Common Shares (“Rights” and, together with the Common Shares and Preferred Shares, “Securities”). This Statement of Additional Information (“SAI”) is not a prospectus, but should be read in conjunction with the Prospectus for the Fund dated January 25, 2022. Investors should obtain and read the Prospectus prior to purchasing Securities. A copy of the Prospectus may be obtained without charge by calling the Fund at (855) 830-1222.

The Prospectus and this SAI omit certain of the information contained in the registration statement filed with the SEC, Washington, D.C. The Fund’s filings with the SEC also are available to the public on the SEC’s Internet web site at www.sec.gov. Copies of these filings, as well as the registration statement, may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

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TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

i

INVESTMENT RESTRICTIONS

Except as otherwise indicated, the Fund’s investment policies are not fundamental and may be changed without a vote of shareholders. There can be no assurance the Fund’s investment objective will be met.

Any investment restrictions herein that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after and is caused by an acquisition or encumbrance of securities or assets of, or borrowings by, the Fund.

As a matter of fundamental policy, the Fund will not:

(1)	borrow money, except as permitted under the 1940 Act, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(2)	issue senior securities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(3)	concentrate its investments in a particular industry or group of industries (as the term “concentrate” is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time), except to the extent that Underlying Funds and SPACs in which the Fund invests concentrate their investments in a particular industry or group of industries;

(4)	engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(5)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund’s ownership of securities;

(6)	purchase or sell commodities, unless acquired as a result of ownership of securities or other instruments; provided that this restriction shall not prohibit the Fund from purchasing or selling options, future contracts and related options thereon, forward contracts, swaps, caps, floors collars and any other financial instruments or from investing in securities or other instruments backed by physical commodities or as otherwise permitted by the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time, or an exemption or other relief applicable to the Fund from the provisions of the 1940 Act, as amended from time to time;

(7)	With respect to 75% of the Fund’s total assets, purchase the securities of any issuer (except obligations of the United States Government and its instrumentalities and securities of other investment companies) if, as a result, (a) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (b) the Fund would hold more than 10% of the outstanding voting securities of that issuer; or

(8)	make loans except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

A fundamental policy may not be changed without the approval of a majority of the outstanding voting securities of the Fund which, under the 1940 Act and the rules thereunder and as used in this SAI, means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

Fundamental Investment Restriction (1)

The 1940 Act permits the Fund to borrow money in an amount up to one-third of its total assets (including the amount borrowed) less its liabilities (not including any borrowings but including the fair market value at the time of computation of any other senior securities then outstanding). The Fund may also borrow an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes such as clearance of portfolio transactions. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy. For more information on leverage and the risks relating thereto, see “Risks—Structural Risks—Leverage Risks” in the Prospectus.

Fundamental Investment Restriction (2)

The ability of a closed-end fund to issue senior securities is severely circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing, and form of senior securities that may be issued. Certain portfolio management techniques, such as reverse repurchase agreements, credit default swaps, futures contracts, the purchase of securities on margin, short sales, or the writing of puts on portfolio securities, may be considered senior securities unless appropriate steps are taken to segregate assets or otherwise cover obligations. To the extent the Fund covers its commitment under these transactions, including by the segregation of liquid assets, such instrument will not be considered a “senior security” by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund (or, as the case may be, the 200% asset coverage requirement applicable to preferred shares).

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The Fund does not anticipate issuing any class of equity senior securities. Under the 1940 Act, the issuance of any other type of senior security by the Fund is subject to a requirement that provision is made that, (i) if on the last business day of each of 12 consecutive calendar months the asset coverage with respect to the senior security is less than 100%, the holders of such securities voting as a class shall be entitled to elect at least a majority of the Board with such voting right to continue until the asset coverage for such class of senior security is at least 110% on the last business day of each of 3 consecutive calendar months or, (ii) if on the last business day of each of 24 consecutive calendar months the asset coverage for such class of senior security is less than 100%, an event of default shall be deemed to have occurred.

Fundamental Investment Restriction (6)

The ability of the Fund to invest directly in commodities, and in certain commodity-related securities and other instruments, is subject to significant limitations in order to enable the Fund to maintain its status as a regulated investment company under the Code.

Fundamental Investment Restriction (8)

The 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.

INVESTMENT POLICIES AND TECHNIQUES

Descriptions in this SAI of a particular investment practice or technique in which the Fund may engage are meant to describe the spectrum of investments that RiverNorth Capital Management, LLC (“RiverNorth” or the “Subadviser”), in its discretion may, but is not required to, use in managing the Fund’s assets. These same investment practices or techniques may be used by the Underlying Funds and SPACs in which the Fund invests. Furthermore, it is possible that certain types of financial instruments or investment techniques described herein may not be available, permissible, economically feasible or effective for their intended purposes in all markets. Certain practices, techniques or instruments may not be principal activities of the Fund, but, to the extent employed, could from time to time have a material impact on the Fund’s performance.

Borrowing. The Fund may borrow funds and/or issue preferred stock, notes or debt securities in an aggregate amount of up to 15% of the Fund’s Managed Assets immediately after such borrowings or issuance for investment purposes. These practices are known as leveraging. Currently, under the 1940 Act, the Fund may borrow up to one-third of its total assets (including the amount borrowed) provided that it maintains continuous asset coverage of 300% with respect to such borrowings and sells (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if disadvantageous from an investment standpoint. The Fund may borrow through other means to the extent permitted by the 1940 Act, including through a line of credit with a bank or other financial institution. In addition to borrowing for leverage purposes, the Fund also may borrow money to meet redemptions in order to avoid forced, unplanned sales of portfolio securities or for other temporary or emergency purposes. This allows the Fund greater flexibility to buy and sell portfolio securities for investment or tax considerations, rather than for cash flow considerations.

The use of borrowing by the Fund involves special risk considerations that may not be associated with other funds having similar policies. Because substantially all of the Fund’s assets fluctuate in value, whereas the interest obligation resulting from a borrowing may be fixed by the terms of the Fund’s agreement with its lender, the NAV per share of the Fund will tend to increase more when its portfolio securities increase in value and decrease more when its portfolio securities decrease in value than would otherwise be the case if the Fund did not borrow funds. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales. The interest that the Fund must pay on borrowed money, together with any additional fees to establish and maintain a borrowing facility, are additional costs that will reduce or eliminate any net investment income and may also offset any potential capital gains. Unless appreciation and income, if any, on assets acquired with borrowed funds exceed the costs of borrowing, the use of leverage will diminish the investment performance of the Fund compared with what it would have been without leverage.

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Cash Management. The Fund may have cash balances that have not been invested in portfolio securities (“Uninvested Cash”). Uninvested Cash may result from a variety of sources, including dividends or interest received from portfolio securities, unsettled securities transactions, reserves held for investment strategy purposes, assets to cover the Fund’s open derivatives positions, scheduled maturity of investments, liquidation of investment securities to meet anticipated redemptions and dividend payments, and new cash received from investors. Uninvested Cash may be invested directly in money market instruments or other short-term debt obligations.

Certificates of Deposit, Bankers’ Acceptances and Time Deposits. Certificates of deposit are receipts issued by a depository institution in exchange for the deposit of funds. The issuer agrees to pay the amount deposited plus interest to the bearer of the receipt on the date specified on the certificate. The certificate usually can be traded in the secondary market prior to maturity. Bankers’ acceptances typically arise from short-term credit arrangements designed to enable businesses to obtain funds to finance commercial transactions. Generally, an acceptance is a time draft drawn on a bank by an exporter or an importer to obtain a stated amount of funds to pay for specific merchandise. The draft is then “accepted” by a bank that, in effect, unconditionally guarantees to pay the face value of the instrument on its maturity date. The acceptance may then be held by the accepting bank as an earning asset or it may be sold in the secondary market at the going rate of discount for a specific maturity. Although maturities for acceptances can be as long as 270 days, most acceptances have maturities of six months or less.

The Fund may also invest in certificates of deposit issued by banks and savings and loan institutions which had, at the time of their most recent annual financial statements, total assets of less than $1 billion, provided that (i) the principal amounts of such certificates of deposit are insured by an agency of the U.S. Government, (ii) at no time will the Fund hold more than $100,000 principal amount of certificates of deposit of any one such bank, and (iii) at the time of acquisition, no more than 10% of the Fund’s assets (taken at current value) are invested in certificates of deposit of such banks having total assets not in excess of $1 billion.

Banker’s acceptances are credit instruments evidencing the obligations of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Fund will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary with market conditions and the remaining maturity of the obligation.

Closed-End Funds. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 3% and 6% of the initial public offering price. Such securities are then listed for trading on an exchange and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open-end fund, investors seek to buy and sell shares of closed-end funds in the secondary market.

The Fund generally will purchase shares of closed-end funds only in the secondary market. The Fund will incur normal brokerage costs on such purchases similar to the expenses the Fund would incur for the purchase of securities of any other type of issuer in the secondary market. The Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Subadviser, based on a consideration of the nature of the closed-end fund’s proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Fund purchased such securities in the secondary market.

The shares of many closed-end funds, after their initial public offering, frequently trade at a price per share that is less than the NAV per share, the difference representing the “market discount” of such shares. This market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined NAV, but rather, are subject to supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to such shares trading at a discount to their NAV.

The Fund may invest in shares of closed-end funds that are trading at a discount to NAV or at a premium to NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease. In fact, it is possible that this market discount may increase and the Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the NAV of the Fund’s shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Fund at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Fund.

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Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund’s common shares in an attempt to enhance the current return to such closed-end fund’s common stockholders. The Fund’s investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and NAV than an investment in shares of investment companies without a leveraged capital structure.

Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance current operations.

Common Stocks (Underlying Funds Only). Common stock is issued by companies to raise cash for business purposes and represents a proportionate interest in the issuing companies. Therefore, the Underlying Fund participates in the success or failure of any company in which it holds stock. The market values of common stock can fluctuate significantly, reflecting the business performance of the issuing company, investor perception and general economic or financial market movements. Smaller companies are especially sensitive to these factors and may even become valueless.

Convertible Securities (Underlying Funds Only). Convertible securities include fixed income securities that may be exchanged or converted into a predetermined number of shares of the issuer’s underlying common stock at the option of the holder during a specified period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of “usable” bonds and warrants or a combination of the features of several of these securities. Convertible securities are senior to common stocks in an issuer’s capital structure, but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar nonconvertible security), a convertible security also gives an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the issuing company depending upon a market price advance in the convertible security’s underlying common stock.

Corporate Debt Securities. Corporate debt securities are long- and short-term debt obligations issued by companies (such as publicly issued and privately placed bonds, notes and commercial paper). The Adviser considers corporate debt securities to be of investment grade quality if they are rated BBB or higher by Standard & Poor’s Financial Services LLC or Baa or higher by Moody’s Investors Service, Inc., or if unrated, determined by the Subadviser to be of comparable quality. Investment grade debt securities generally have adequate to strong protection of principal and interest payments. In the lower end of this category, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal than in higher rated categories. The Fund or an Underlying Fund may invest in both secured and unsecured corporate bonds. A secured bond is backed by collateral and an unsecured bond is not. Therefore an unsecured bond may have a lower recovery value than a secured bond in the event of a default by its issuer. The Subadviser may incorrectly analyze the risks inherent in corporate bonds, such as the issuer’s ability to meet interest and principal payments, resulting in a loss to the Fund.

Depositary Receipts (Underlying Funds Only). Sponsored and unsponsored American Depositary Receipts (“ADRs”) are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in sponsored form, are designed for use in U.S. securities markets. A sponsoring company provides financial information to the bank and may subsidize administration of the ADR. Unsponsored ADRs may be created by a broker-dealer or depository bank without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depositary of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. Unsponsored ADRs may carry more risk than sponsored ADRs because of the absence of financial information provided by the underlying company. Many of the risks described below regarding foreign securities apply to investments in ADRs.

Defaulted and Distressed Securities (Underlying Funds Only). Defaulted and distressed securities may include companies in bankruptcy, liquidation or those which may be in default on obligations. Some of the risks involved with defaulted and distressed securities include legal difficulties and negotiations with creditors and other claimants that are common when dealing with defaulted and distressed companies. In the event of a default, an Underlying Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Because of the relative illiquidity of distressed debt and equity securities, short sales are difficult, and most funds primarily maintain long positions. Some relative value trades are possible, where an investor sells short one class of a distressed company’s capital structure and purchases another. Among the many risks associated with distressed investing are the time lag between when an investment is made and when the value of the investment is realized and the legal and other monitoring costs that are involved in protecting the value of an Underlying Fund’s claims.

Emerging Markets Securities (Underlying Funds Only). Investing in emerging market securities imposes risks different from, or greater than, risks of investing in foreign developed countries. These risks include (i) the smaller market capitalization of securities markets, which may suffer periods of relative illiquidity, (ii) significant price volatility, (iii) restrictions on foreign investment, and (iv) possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales, and future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or the creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by an Underlying Fund. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

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Certain emerging markets limit, or require governmental approval prior to, investments by foreign persons. Repatriation of investment income and capital from certain emerging markets is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of an Underlying Fund.

Investments in emerging markets may be considered speculative. In addition, currency hedging techniques may be unavailable in certain emerging market countries. Further, any change in the leadership or politics of emerging market countries, or the countries that exercise a significant influence over those countries, may halt the expansion of or reverse the liberalization of foreign investment policies now occurring and adversely affect existing investment opportunities. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make investments in securities traded in emerging markets illiquid and more volatile than investments in securities traded in more developed countries. In addition, an Underlying Fund may be required to establish special custodial or other arrangements before making investments in securities traded in emerging markets. The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for an Underlying Fund’s securities in such markets may not be readily available.

Additional risks of emerging markets securities may include (i) greater social, economic and political uncertainty and instability (including amplified risk of war and terrorism), (ii) more substantial governmental involvement in the economy, (iii) less governmental supervision and regulation, (iv) the unavailability of currency hedging technique, (v) companies that are newly organized and small, (vi) differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers, and (vii) less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause an Underlying Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Equity Securities. Equity securities consist of common stock, convertible preferred stock, rights and warrants. Common stocks, the most familiar type, represent an equity (ownership) interest in a corporation. Warrants are options to purchase equity securities at a specified price for a specific time period. Rights are similar to warrants, but normally have a short duration and are distributed by the issuer to its shareholders. Although equity securities have a history of long term growth in value, their prices fluctuate based on changes in a company’s financial condition and on overall market and economic conditions.

Investments in equity securities are subject to inherent market risks and fluctuations in value due to earnings, economic conditions and other factors beyond the control of the Subadviser. As a result, the return and NAV of the Fund will fluctuate. Securities in the Fund’s portfolio may not increase as much as the market as a whole and some undervalued securities may continue to be undervalued for long periods of time. Although profits in some Underlying Fund holdings may be realized quickly, it is not expected that most investments will appreciate rapidly.

Eurodollar Instruments (Underlying Funds Only). Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon that are linked to the LIBOR, although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. An Underlying Fund might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

Exchange-Traded Funds. Exchange-traded funds (“ETFs”) are funds whose shares are traded on securities exchanges, which seek to approximate the investment performance of their respective benchmarks by investing in a variety of U.S. and foreign equity, debt, commodities, money market securities, futures and other instruments. The shares of an ETF may be assembled in a block (typically 50,000 shares) known as a creation unit and redeemed in-kind for a portfolio of the underlying securities (based on the ETF’s NAV) together with a cash payment generally equal to accumulated dividends as of the date of redemption. Conversely, a creation unit may be purchased from the ETF by depositing a specified portfolio of the ETF’s underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit. The Fund expects that it will purchase shares of ETFs on an exchange at market price rather than from the ETFs in creation units.

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When the Fund invests in sector ETFs, there is a risk that securities within the same group of industries will decline in price due to sector-specific market or economic developments. If the Fund invests more heavily in a particular sector, the value of its shares may be especially sensitive to factors and economic risks that specifically affect that sector. As a result, the Fund’s share price may fluctuate more widely than the value of shares of a mutual fund that invests in a broader range of industries. Additionally, some sectors could be subject to greater government regulation than other sectors. Therefore, changes in regulatory policies for those sectors may have a material effect on the value of securities issued by companies in those sectors. The sectors in which the Fund may be more heavily invested will vary.

Exchange-Traded Notes. Exchange-traded notes (“ETNs”) are a type of unsecured, unsubordinated debt security. ETNs combine certain aspects of bonds and ETFs.

Similar to ETFs, ETNs are traded on a major exchange (e.g., NYSE) during normal trading hours although trading volume can be limited. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s index factor. ETN returns are based upon the performance of a market index minus applicable fees. ETNs do not make periodic coupon payments and provide no principal protection. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced index. The value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying index remaining unchanged.

Foreign Currencies (Underlying Funds Only). Because investments in foreign securities usually will involve currencies of foreign countries, and because an Underlying Fund may hold foreign currencies and forward contracts, futures contracts and options on foreign currencies and foreign currency futures contracts, the value of the assets of the Underlying Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Underlying Fund may incur costs and experience conversion difficulties and uncertainties in connection with conversions between various currencies. Fluctuations in exchange rates may also affect the earning power and asset value of the foreign entity issuing the security.

The strength or weakness of the U.S. dollar against these currencies is responsible for part of an Underlying Fund’s investment performance. If the dollar falls in value relative to the Japanese yen, for example, the dollar value of a Japanese stock held in the portfolio will rise even though the price of the stock remains unchanged. Conversely, if the dollar rises in value relative to the yen, the dollar value of the Japanese stock will fall. Many foreign currencies have experienced significant devaluation relative to the dollar.

Although an Underlying Fund may value its assets daily in terms of U.S. dollars, it may not convert its holdings of foreign currencies into U.S. dollars on a daily basis. Investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the “spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to an Underlying Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer. An Underlying Fund may conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through entering into options or forward or futures contracts to purchase or sell foreign currencies.

Foreign Investments (Underlying Funds Only). When foreign securities are denominated and traded in foreign currencies, the value of an Underlying Fund’s foreign investments and the value of its shares may be affected favorably or unfavorably by changes in currency exchange rates relative to the U.S. dollar. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers may not be subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and other fees are also generally higher than in the U.S. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of the Fund’s assets held abroad) and expenses not present in the settlement of investments in U.S. markets. Payment for securities without delivery may be required in certain foreign markets.

In addition, foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and diplomatic developments which could affect the value of an Underlying Fund’s investments in certain foreign countries. Governments of many countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in these countries. As a result, government actions in the future could have a significant effect on economic conditions which may adversely affect prices of certain portfolio securities. There is also generally less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

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Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the U.S. or in other foreign countries. The laws of some foreign countries may limit an Underlying Fund’s ability to invest in securities of certain issuers organized under the laws of those foreign countries.

Many foreign countries are heavily dependent upon exports, particularly to developed countries, and, accordingly, have been and may continue to be adversely affected by trade barriers, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the U.S. and other countries with which they trade. These economies also have been and may continue to be negatively impacted by economic conditions in the U.S. and other trading partners, which can lower the demand for goods produced in those countries.

Certain of the foregoing risks may also apply to some extent to securities of U.S. issuers that are denominated in foreign currencies or that are traded in foreign markets, or securities of U.S. issuers having significant foreign operations.

High Yield Securities (Underlying Funds Only). High yield, high risk bonds are securities that are generally rated below investment grade by the primary rating agencies (BB+ or lower by S&P and Ba1 or lower by Moody’s). Other terms used to describe such securities include “lower rated bonds,” “non-investment grade bonds,” “below investment grade bonds,” and “junk bonds.” These securities are considered to be high-risk investments. The risks include the following:

Greater Risk of Loss. These securities are regarded as predominately speculative. There is a greater risk that issuers of lower rated securities will default than issuers of higher rated securities. Issuers of lower rated securities generally are less creditworthy and may be highly indebted, financially distressed, or bankrupt. These issuers are more vulnerable to real or perceived economic changes, political changes or adverse industry developments. In addition, high yield securities (also known as “junk bonds”) are frequently subordinated to the prior payment of senior indebtedness. If an issuer fails to pay principal or interest, an Underlying Fund would experience a decrease in income and a decline in the market value of its investments. An Underlying Fund also may incur additional expenses in seeking recovery from the issuer.

Sensitivity to Interest Rate and Economic Changes. The income and market value of lower-rated securities may fluctuate more than higher rated securities. Although non-investment grade securities tend to be less sensitive to interest rate changes than investment grade securities, non-investment grade securities are more sensitive to short-term corporate, economic and market developments. During periods of economic uncertainty and change, the market price of the investments in lower-rated securities may be volatile. The default rate for high yield bonds tends to be cyclical, with defaults rising in periods of economic downturn.

Valuation Difficulties. It is often more difficult to value lower rated securities than higher rated securities. If an issuer’s financial condition deteriorates, accurate financial and business information may be limited or unavailable. In addition, the lower rated investments may be thinly traded and there may be no established secondary market. Because of the lack of market pricing and current information for investments in lower rated securities, valuation of such investments is much more dependent on judgment than is the case with higher rated securities.

Liquidity. There may be no established secondary or public market for investments in lower rated securities. Such securities are frequently traded in markets that may be relatively less liquid than the market for higher rated securities. In addition, relatively few institutional purchasers may hold a major portion of an issue of lower-rated securities at times. As a result, lower rated securities may be required to be sold at substantial losses or retained indefinitely even where an issuer’s financial condition is deteriorating.

Credit Quality. Credit quality of non-investment grade securities can change suddenly and unexpectedly, and even recently-issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security.

New Legislation. Future legislation may have a possible negative impact on the market for high yield, high risk bonds, also known as “junk bonds.” As an example, in the late 1980’s, legislation required federally-insured savings and loan associations to divest their investments in high yield, high risk bonds. New legislation, if enacted, could have a material negative effect on an Underlying Fund’s investments in lower rated securities.

High yield, high risk investments may include the following:

Straight fixed-income debt securities. These include bonds and other debt obligations that bear a fixed or variable rate of interest payable at regular intervals and have a fixed or resettable maturity date. The particular terms of such securities vary and may include features such as call provisions and sinking funds.

Zero-coupon debt securities. These bear no interest obligation but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

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Zero-fixed-coupon debt securities. These are zero-coupon debt securities that convert on a specified date to interest-bearing debt securities.

Pay-in-kind bonds. These are bonds which allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds.

Convertible Securities. These are bonds or preferred stock that may be converted to common stock.

Preferred Stock. These are stocks that generally pay a dividend at a specified rate and have preference over common stock in the payment of dividends and in liquidation.

Loan Participations and Assignments. These are participations in, or assignments of all or a portion of loans to corporations or to governments, including governments of less developed countries.

Securities issued in connection with Reorganization and Corporate Restructurings. In connection with reorganizing or restructuring of an issuer, an issuer may issue common stock or other securities to holders of its debt securities. The Fund may hold such common stock and other securities even if they do not invest in such securities.

Illiquid Securities and Restricted Securities. Certain securities may be subject to legal or contractual restrictions on resale (“restricted securities”). Generally speaking, restricted securities may be sold: (i) only to qualified institutional buyers; (ii) in a privately negotiated transaction to a limited number of purchasers; (iii) in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration; or (iv) in a public offering for which a registration statement is in effect under the Securities Act. Issuers of restricted securities may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded.

Restricted securities are often illiquid, but they may also be liquid. For example, restricted securities that are eligible for resale under Rule 144A are often deemed to be liquid. The Fund may also purchase securities that are not subject to legal or contractual restrictions on resale, but that are deemed illiquid. Such securities may be illiquid, for example, because there is a limited trading market for them.

The Fund may be unable to sell a restricted or illiquid security. In addition, it may be more difficult to determine a market value for restricted or illiquid securities. Moreover, if adverse market conditions were to develop during the period between the Fund’s decision to sell a restricted or illiquid security and the point at which the Fund is permitted or able to sell such security, the Fund might obtain a price less favorable than the price that prevailed when it decided to sell.

Indexed Securities. The Fund may invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indices or other financial indicators (“reference instruments”). Most indexed securities have maturities of three years or less.

Indexed securities differ from other types of debt securities in which the Fund may invest in several respects. First, the interest rate or, unlike other debt securities, the principal amount payable at maturity of an indexed security may vary based on changes in one or more specified reference instruments, such as an interest rate compared with a fixed interest rate or the currency exchange rates between two currencies (neither of which need be the currency in which the instrument is denominated). The reference instrument need not be related to the terms of the indexed security. For example, the principal amount of a U.S. dollar denominated indexed security may vary based on the exchange rate of two foreign currencies. An indexed security may be positively or negatively indexed; that is, its value may increase or decrease if the value of the reference instrument increases. Further, the change in the principal amount payable or the interest rate of an indexed security may be a multiple of the percentage change (positive or negative) in the value of the underlying reference instrument(s).

Investment in indexed securities involves certain risks. In addition to the credit risk of the security’s issuer and the normal risks of price changes in response to changes in interest rates, the principal amount of indexed securities may decrease as a result of changes in the value of reference instruments. Further, in the case of certain indexed securities in which the interest rate is linked to a reference instrument, the interest rate may be reduced to zero, and any further declines in the value of the security may then reduce the principal amount payable on maturity. Finally, indexed securities may be more volatile than the reference instruments underlying the indexed securities.

Initial Public Offerings. Shares purchased in initial public offerings (“IPOs”) frequently are volatile in price, the Fund may hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling shares, the Fund may realize taxable capital gains that they will subsequently distribute to shareholders. Investing in IPOs has added risks because their shares are frequently volatile in price. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio.

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Investment Grade Debt Securities (Underlying Funds Only). “Investment-grade” bonds are those rated Aaa, Aa, A or Baa by Moody’s or AAA, AA, A or BBB by S&P or similar ratings of another NRSRO or, if unrated, judged to be of equivalent quality as determined by the Subadviser. Moody’s considers bonds it rates Baa to have speculative elements as well as investment-grade characteristics. To the extent that an Underlying Fund invests in higher-grade securities, the Underlying Fund will not be able to avail itself of opportunities for higher income which may be available at lower grades.

LIBOR Discontinuance or Unavailability Risk. The London InterBank Offered Rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the United Kingdom Financial Conduct Authority, which regulates LIBOR, announced that LIBOR will either cease to be provided by any administrator, or no longer be representative for many LIBOR settings after December 31, 2021, and for certain commonly-used tenors of U.S. dollar LIBOR after June 30, 2023. Regulators and market participants have been engaged in identifying successor reference rates. Abandonment of or modifications to LIBOR may affect the value, liquidity or return on certain Fund investments that reference LIBOR without including fallback provisions and may result in costs incurred in connection with closing out positions and entering into new trades. Any pricing adjustments to the Fund’s investments resulting from a substitute reference rate may also adversely affect the Fund’s performance and/or net asset value. The effect of a phase out of LIBOR on instruments in which the Fund may invest is currently unclear.

Money Market Instruments. Money market instruments generally refer to high-quality, short-term debt instruments, such as U.S. Treasury securities, commercial paper, certificates of deposit, bankers’ acceptances, time deposits, shares of U.S. registered money market funds, and other similar investments.

Master Limited Partnerships (Underlying Funds Only). The Underlying Funds may invest in master limited partnership (“MLP”) common units. MLPs are typically structured such that common units and general partner interests have first priority to receive quarterly cash distributions up to an established minimum amount (“minimum quarterly distributions” or “MQD”). Common and general partner interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common and general partner interests have been paid, subordinated units receive distributions of up to the MQD; however, subordinated units do not accrue arrearages. Distributable cash in excess of the MQD paid to both common and subordinated units is distributed to both common and subordinated units generally on a pro rata basis.

The general partner is also eligible to receive incentive distributions if the general partner operates the business in a manner that results in distributions paid per common unit surpassing specified target levels. As the general partner increases cash distributions to the limited partners, the general partner receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner can reach a tier where it receives 50% of every incremental dollar paid to common and subordinated unit holders. These incentive distributions encourage the general partner to streamline costs, increase capital expenditures and acquire assets in order to increase the partnership’s cash flow and raise the quarterly cash distribution in order to reach higher tiers. Such results benefit all security holders of the MLP.

To qualify as a partnership for U.S. federal income tax purposes, an MLP must receive at least 90% of its income from qualifying sources such as interest, dividends, real estate rents, gain from the sale or disposition of real property, income and gain from mineral or natural resources activities, income and gain from the transportation or storage of certain fuels, gain from the sale or disposition of a capital asset held for the production of income described in the foregoing and, in certain circumstances, income and gain from commodities or futures, forwards and options with respect to commodities. Mineral or natural resources activities include exploration, development, production, mining, refining, marketing and transportation (including pipelines), of oil and gas, minerals, geothermal energy, fertilizer, timber or industrial source carbon dioxide. Currently, most MLPs operate in the energy, natural resources or real estate sectors. Due to their partnership structure, MLPs generally do not pay income taxes. Thus, unlike investors in corporate securities, direct MLP investors are generally not subject to double taxation (i.e., corporate level tax and tax on corporate dividends).

MLP Common Units. MLP common units represent a limited partnership interest in the MLP. Common units are listed and traded on U.S. securities exchanges or OTC, with their value fluctuating predominantly based on prevailing market conditions and the success of the MLP. The Fund may purchase common units in market transactions as well as directly from the MLP or other parties. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. MLPs generally distribute all available cash flow (cash flow from operations less maintenance capital expenditures) in the form of quarterly distributions. Common units along with general partner units, have first priority to receive quarterly cash distributions up to the MQD and have arrearage rights. In the event of liquidation, common units have preference over subordinated units, but not debt or preferred units, to the remaining assets of the MLP.

I-Shares. I-Shares represent an ownership interest issued by an affiliated party of an MLP. The MLP affiliate uses the proceeds from the sale of I-Shares to purchase limited partnership interests in the MLP in the form of i-units. I-units have similar features as MLP common units in terms of voting rights, liquidation preference and distributions. However, rather than receiving cash, the MLP affiliate receives additional i-units in an amount equal to the cash distributions received by MLP common units. Similarly, holders of I-Shares will receive additional I-Shares, in the same proportion as the MLP affiliates receipt of i-units, rather than cash distributions. I-Shares themselves have limited voting rights which are similar to those applicable to MLP common units. The MLP affiliate issuing the I-Shares is structured as a corporation for U.S. federal income tax purposes. I-Shares are traded on the NYSE.

Municipal Securities (Underlying Funds Only). Municipal securities are securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Although the interest earned on many municipal securities is exempt from federal income tax, the Fund may invest in taxable municipal securities.

Municipal securities share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The municipal securities which the Fund may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

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Under the Code, certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

Obligations of Supranational Entities (Underlying Funds Only). The Fund may invest in an Underlying Fund that invests in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the “World Bank”), the European Coal and Steel Community, the Asian Development Bank and the Inter-American Development Bank. Each supranational entity’s lending activities are limited to a percentage of its total capital (including “callable capital” contributed by its governmental members at the entity’s call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.

Preferred Stocks. Preferred stocks pay fixed or floating dividends to investors, and have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. Preferred stockholders usually have no right to vote for corporate directors or on other matters.

Real Estate Investment Trusts (“REITs”) (Underlying Funds Only). REITs are sometimes informally characterized as equity REITs, mortgage REITs and hybrid REITs. Investment in REITs may subject the Fund to risks associated with the direct ownership of real estate, such as decreases in real estate values, overbuilding, increased competition and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Equity REITs generally experience these risks directly through fee or leasehold interests, whereas mortgage REITs generally experience these risks indirectly through mortgage interests, unless the mortgage REIT forecloses on the underlying real estate. Changes in interest rates may also affect the value of the Fund’s investment in REITs. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issued by those REITs.

Certain REITs have relatively small market capitalizations, which may tend to increase the volatility of the market price of their securities. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers and the possibility of failing to qualify for tax-free pass-through of income under the Code, and to maintain exemption from the registration requirements of the 1940 Act. By investing in REITs indirectly through an Underlying Fund, a shareholder will bear not only his or her proportionate share of the expenses of the Fund and the Underlying Fund, but also, indirectly, similar expenses of the REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to shareholders.

Repurchase Agreements. In a repurchase agreement, the Fund acquires ownership of a security and simultaneously commits to resell that security to the seller, typically a bank or broker/dealer.

A repurchase agreement provides a means for the Fund to earn income on funds for periods as short as overnight. It is an arrangement under which the purchaser (i.e., the Fund) acquires a security (“Obligation”) and the seller agrees, at the time of sale, to repurchase the Obligation at a specified time and price. Securities subject to a repurchase agreement are held in a segregated account and, as described in more detail below, the value of such securities is kept at least equal to the repurchase price on a daily basis. The repurchase price may be higher than the purchase price, the difference being income to the Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price upon repurchase. In either case, the income to the Fund is unrelated to the interest rate on the Obligation itself. Obligations will be held by the custodian or in the Federal Reserve Book Entry System.

It is not clear whether a court would consider the Obligation purchased by the Fund subject to a repurchase agreement as being owned by the Fund or as being collateral for a loan by the Fund to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Delays may involve loss of interest or decline in price of the Obligation. If the court characterizes the transaction as a loan and the Fund has not perfected a security interest in the Obligation, the Fund may be required to return the Obligation to the seller’s estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, the Fund would be at risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt obligation purchased for the Fund, the Subadviser seeks to reduce the risk of loss through repurchase agreements by analyzing the creditworthiness of the obligor, in this case the seller of the Obligation. Apart from the risk of bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the Obligation, in which case the Fund may incur a loss if the proceeds to the Fund of the sale to a third party are less than the repurchase price. However, if the market value (including interest) of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including interest), the Fund will direct the seller of the Obligation to deliver additional securities so that the market value (including interest) of all securities subject to the repurchase agreement will equal or exceed the repurchase price.

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Reverse Repurchase Agreements. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may designate on its books and records liquid instruments having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, a reverse repurchase agreement will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, such reverse repurchase agreement will be considered a borrowing for the purpose of the Fund’s limitation on borrowings. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Rights. Rights are usually granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is issued to the public. The right entitles its holder to buy common stock at a specified price. Rights have similar features to warrants, except that the life of a right is typically much shorter, usually a few weeks. The Subadviser believes rights may become underpriced if they are sold without regard to value and if analysts do not include them in their research. The risk in investing in rights is that the Subadviser might miscalculate their value resulting in a loss to the Fund. Another risk is the underlying common stock may not reach the Subadviser’s anticipated price within the life of the right.

Short Sales. The Fund may sell securities short. When the Fund takes a long position, it purchases a stock outright. When the Fund takes a short position, it sells at the current market price a stock it does not own but has borrowed in anticipation that the market price of the stock will decline. To complete, or close out, the short sale transaction, the Fund buys the same stock in the market and returns it to the lender. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay the lender amounts equal to any dividends or interest that accrue during the period of the loan. To borrow the security, the Fund may also be required to pay a premium, which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet the margin requirements, until the short position is closed out. The Fund makes money when the market price of the borrowed stock goes down and the Fund is able to replace it for less than it earned by selling it short. Alternatively if the price of the stock goes up after the short sale and before the short position is closed, the Fund will lose money because it will have to pay more to replace the borrowed stock than it received when it sold the stock short.

The Fund may not always be able to close out a short position at a particular time or at an acceptable price. A lender may request that the borrowed securities be returned to it on short notice, and the Fund may have to buy the borrowed securities at an unfavorable price. If this occurs at a time that other short sellers of the same security also want to close out their positions, a “short squeeze” can occur. A short squeeze occurs when demand is greater than supply for the stock sold short. A short squeeze makes it more likely that the Fund will have to cover its short sale at an unfavorable price. If that happens, the Fund will lose some or all of the potential profit from, or even incur a loss as a result of, the short sale.

Until the Fund closes its short position or replaces the borrowed security, the Fund will designate liquid assets it owns (other than the short sales proceeds) as segregated assets to the books of the broker and/or its custodian in an amount equal to its obligation to purchase the securities sold short, as required by the 1940 Act. The amount segregated in this manner will be increased or decreased each business day equal to the change in market value of the Fund’s obligation to purchase the security sold short. If the lending broker requires the Fund to deposit additional collateral (in addition to the short sales proceeds that the broker holds during the period of the short sale), which may be as much as 50% of the value of the securities sold short, the amount of the additional collateral may be deducted in determining the amount of cash or liquid assets the Fund is required to segregate to cover the short sale obligation pursuant to the 1940 Act. The amount segregated must be unencumbered by any other obligation or claim other than the obligation that is being covered. The Fund believes that short sale obligations that are covered, either by an offsetting asset or right (acquiring the security sold short or having an option to purchase the security sold short at exercise price that covers the obligation), or by the Fund’s segregated asset procedures (or a combination thereof), are not senior securities under the 1940 Act and are not subject to the Fund’s borrowing restrictions. This requirement to segregate assets limits the Fund’s leveraging of its investments and the related risk of losses from leveraging. The Fund also is required to pay the lender of the security any dividends or interest that accrue on a borrowed security during the period of the loan. Depending on the arrangements made with the broker or custodian, the Fund may or may not receive any payments (including interest) on collateral it has deposited with the broker.

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Moreover, the Fund will be required to make margin payments to the lender during the term of the borrowing if the value of the security it borrowed (and sold short) increases. Thus, short sales involve credit exposure to the broker that executes the short sales. In the event of the bankruptcy or other similar insolvency with respect to a broker with whom the Fund has an open short position, a fund may be unable to recover, or delayed in recovering, any margin or other collateral held with or for the lending broker.

Short sales involve the risk that the Fund will incur a loss by subsequently buying a security at a higher price than the price at which the Fund previously sold the security short. Any loss will be increased by the amount of compensation, interest or dividends, and transaction costs the Fund must pay to a lender of the security. In addition, because the Fund’s loss on a short sale stems from increases in the value of the security sold short, the extent of such loss, like the price of the security sold short, is theoretically unlimited. By contrast, the Fund’s loss on a long position arises from decreases in the value of the security held by the Fund and therefore is limited by the fact that a security’s value cannot drop below zero.

The use of short sales, in effect, leverages the Fund’s portfolio, which could increase the Fund’s exposure to the market, magnify losses and increase the volatility of returns.

Although the Fund’s share price may increase if the securities in its long portfolio increase in value more than the securities underlying its short positions, the Fund’s share price may decrease if the securities underlying its short positions increase in value more than the securities in its long portfolio.

Senior Loans (Underlying Funds Only). A Senior Loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of loan investors (“Loan Investors”). The Agent typically administers and enforces the Senior Loan on behalf of the other Loan Investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan Investors.

Senior Loans primarily include senior floating rate loans to corporations and secondarily institutionally traded senior floating rate debt obligations issued by an asset-backed pool and interests therein. Loan interests primarily take the form of assignments purchased in the primary or secondary market. Loan interests may also take the form of participation interests in a Senior Loan. Such loan interests may be acquired from U.S. or foreign commercial banks, insurance companies, finance companies or other financial institutions who have made loans or are Loan Investors or from other investors in loan interests.

The Underlying Funds may purchase “assignments” from the Agent or other Loan Investors. The purchaser of an assignment typically succeeds to all the rights and obligations under the Loan Agreement (as defined herein) of the assigning Loan Investor and becomes a Loan Investor under the Loan Agreement with the same rights and obligations as the assigning Loan Investor. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning Loan Investor.

The Underlying Funds also may invest in “participations.” Participations by an Underlying Fund in a Loan Investor’s portion of a Senior Loan typically will result in an Underlying Fund having a contractual relationship only with such Loan Investor, not with the borrower. As a result, an Underlying Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the Loan Investor selling the participation and only upon receipt by such Loan Investor of such payments from the borrower. In connection with purchasing participations, an Underlying Fund generally will have no right to enforce compliance by the borrower with the terms of the Loan Agreement, nor any rights with respect to any funds acquired by other Loan Investors through set-off against the borrower and the Underlying Fund may not directly benefit from the collateral supporting the Senior Loan in which it has purchased the participation. As a result, an Underlying Fund will assume the credit risk of both the borrower and the Loan Investor selling the participation. In the event of the insolvency of the Loan Investor selling a participation, an Underlying Fund may be treated as a general creditor of such Loan Investor. The selling Loan Investors and other persons interpositioned between such Loan Investors and the Underlying Fund with respect to such participations will likely conduct their principal business activities in the banking, finance and financial services industries. Persons engaged in such industries may be more susceptible to, among other things, fluctuations in interest rates, changes in the Federal Open Market Committee’s monetary policy, governmental regulations concerning such industries and concerning capital raising activities generally and fluctuations in the financial markets generally.

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In order to borrow money pursuant to a Senior Loan, a borrower will for the term of the Senior Loan, pledge collateral, including but not limited to, (i) working capital assets, such as accounts receivable and inventory; (ii) tangible fixed assets, such as real property, buildings and equipment; (iii) intangible assets, such as trademarks and patent rights (but excluding goodwill); and (iv) security interests in shares of stock of subsidiaries or affiliates. In the case of Senior Loans made to non-public companies, the company’s shareholders or owners may provide collateral in the form of secured guarantees and/or security interests in assets that they own. In many instances, a Senior Loan may be secured only by stock in the borrower or its subsidiaries. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under a Senior Loan.

In the process of buying, selling and holding Senior Loans, the Underlying Funds may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, amendment fees, commissions and prepayment penalty fees. When an Underlying Fund buys a Senior Loan, it may receive a facility fee and when it sells a Senior Loan it may pay a facility fee. On an ongoing basis, an Underlying Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, an Underlying Fund may receive a prepayment penalty fee upon the prepayment of a Senior Loan by a borrower. Other fees received by an Underlying Fund may include covenant waiver fees, covenant modification fees or other amendment fees.

A borrower must comply with various restrictive covenants contained in a loan agreement or note purchase agreement between the borrower and the holders of the Senior Loan (the “Loan Agreement”). Such covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the borrower to maintain specific minimum financial ratios and limits on total debt. In addition, the Loan Agreement may contain a covenant requiring the borrower to prepay the Loan with any free cash flow. Free cash flow is generally defined as net cash flow after scheduled debt service payments and permitted capital expenditures, and includes the proceeds from asset dispositions or sales of securities. A breach of a covenant which is not waived by the Agent, or by the Loan Investors directly, as the case may be, is normally an event of acceleration; i.e., the Agent, or the Loan Investors directly, as the case may be, has the right to call the outstanding Senior Loan. The typical practice of an Agent or a Loan Investor in relying exclusively or primarily on reports from the borrower to monitor the borrower’s compliance with covenants may involve a risk of fraud by the borrower. In the case of a Senior Loan in the form of a participation, the agreement between the buyer and seller may limit the rights of the holder to vote on certain changes which may be made to the Loan Agreement, such as waiving a breach of a covenant. However, the holder of the participation will, in almost all cases, have the right to vote on certain fundamental issues such as changes in principal amount, payment dates and interest rate.

In a typical Senior Loan, the Agent administers the terms of the Loan Agreement. In such cases, the Agent is normally responsible for the collection of principal and interest payments from the borrower and the apportionment of these payments to the credit of all institutions which are parties to the Loan Agreement. The Underlying Funds will generally rely upon the Agent or an intermediate participant to receive and forward to the Fund or Underlying Fund its portion of the principal and interest payments on the Senior Loan. Furthermore, unless under the terms of a participation agreement an Underlying Fund has direct recourse against the borrower, the Underlying Fund will rely on the Agent and the other Loan Investors to use appropriate credit remedies against the borrower. The Agent is typically responsible for monitoring compliance with covenants contained in the Loan Agreement based upon reports prepared by the borrower. The seller of the Senior Loan usually does, but is often not obligated to, notify holders of Senior Loans of any failures of compliance. The Agent may monitor the value of the collateral and, if the value of the collateral declines, may accelerate the Senior Loan, may give the borrower an opportunity to provide additional collateral or may seek other protection for the benefit of the participants in the Senior Loan. The Agent is compensated by the borrower for providing these services under a Loan Agreement, and such compensation may include special fees paid upon structuring and funding the Senior Loan and other fees paid on a continuing basis. With respect to Senior Loans for which the Agent does not perform such administrative and enforcement functions, an Underlying Fund will perform such tasks on its own behalf, although a collateral bank will typically hold any collateral on behalf of an Underlying Fund and the other Loan Investors pursuant to the applicable Loan Agreement.

A financial institution’s appointment as Agent may usually be terminated in the event that it fails to observe the requisite standard of care or becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership, or, if not FDIC insured, enters into bankruptcy proceedings. A successor Agent would generally be appointed to replace the terminated Agent, and assets held by the Agent under the Loan Agreement should remain available to holders of Senior Loans. However, if assets held by the Agent for the benefit of an Underlying Fund were determined to be subject to the claims of the Agent’s general creditors, the Underlying Fund might incur certain costs and delays in realizing payment on a Senior Loan, or suffer a loss of principal and/or interest. In situations involving intermediate participants, similar risks may arise.

Senior Loans will usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow, as defined above. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among Loan Investors, among others. As such, prepayments cannot be predicted with accuracy. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Fund or Underlying Fund derives interest income will be reduced. However, an Underlying Fund may receive both a prepayment penalty fee from the prepaying borrower and a facility fee upon the purchase of a new Senior Loan with the proceeds from the prepayment of the former.

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The Underlying Funds may acquire interests in Senior Loans which are designed to provide temporary or “bridge” financing to a borrower pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. The Underlying Funds may also invest in Senior Loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness.

The Underlying Fund will be subject to the risk that collateral securing a loan will decline in value or have no value. Such a decline, whether as a result of bankruptcy proceedings or otherwise, could cause the Senior Loan to be undercollateralized or unsecured. In most credit agreements there is no formal requirement to pledge additional collateral. In addition, an Underlying Fund may invest in Senior Loans guaranteed by, or secured by assets of, shareholders or owners, even if the Senior Loans are not otherwise collateralized by assets of the borrower; provided, however, that such guarantees are fully secured. There may be temporary periods when the principal asset held by a borrower is the stock of a related company, which may not legally be pledged to secure a Senior Loan. On occasions when such stock cannot be pledged, the Senior Loan will be temporarily unsecured until the stock can be pledged or is exchanged for or replaced by other assets, which will be pledged as security for the Senior Loan. However, the Borrower’s ability to dispose of such securities, other than in connection with such pledge or replacement, will be strictly limited for the protection of the holders of Senior Loans and, indirectly, Senior Loans themselves.

The failure to perfect a security interest due to faulty documentation or faulty official filings could lead to the invalidation of an Underlying Fund’s security interest in loan collateral. If an Underlying Fund’s security interest in loan collateral is invalidated or the Senior Loan is subordinated to other debt of a borrower in bankruptcy or other proceedings, the Underlying Fund would have substantially lower recovery, and perhaps no recovery, on the full amount of the principal and interest due on the Senior Loan.

Sovereign Obligations (Underlying Funds Only). The Fund may invest in an Underlying Fund that invests in sovereign debt obligations. Investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Underlying Fund may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Fund’s NAV, may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor’s policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor’s ability or willingness to service its debts.

Strategic Transactions and Derivatives. The Fund intends to utilize various other investment strategies as described below for a variety of purposes, such as hedging various market risks or enhancing return. These strategies may be executed through the use of derivative contracts.

In the course of pursuing these investment strategies, the Fund may purchase and sell exchange-listed and over-the-counter put and call options on securities, equity and fixed-income indices and other instruments, purchase and sell futures contracts and options thereon, enter into various transactions such as swaps, caps, floors, collars, currency forward contracts, currency futures contracts, currency swaps or options on currencies, or currency futures and various other currency transactions (collectively, all the above are called “Strategic Transactions”). In addition, Strategic Transactions may also include new techniques, instruments or strategies that are permitted as regulatory changes occur. Strategic Transactions may be used without limit (subject to certain limits imposed by the 1940 Act) to attempt to protect against possible changes in the market value of securities held in or to be purchased for the Fund’s portfolio resulting from securities markets or currency exchange rate fluctuations, to protect the Fund’s unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage the effective maturity or duration of the Fund’s portfolio, or to establish a position in the derivatives markets as a substitute for purchasing or selling particular securities. Some Strategic Transactions may also be used to enhance potential gain. Any or all of these investment techniques may be used at any time and in any combination, and there is no particular strategy that dictates the use of one technique rather than another, as use of any Strategic Transaction is a function of numerous variables including market conditions, liquidity, market values, interest rates and other applicable factors. The ability of the Fund to utilize these Strategic Transactions successfully will depend on the Subadviser’s ability to predict pertinent market movements, which cannot be assured. The Fund will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. Strategic Transactions will not be used to alter fundamental investment purposes and characteristics of the Fund, and the Fund will segregate assets (or as provided by applicable regulations, enter into certain offsetting positions) to cover its obligations under options, futures and swaps to limit leveraging of the Fund.

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Strategic Transactions, including derivative contracts, have risks associated with them including possible default by the other party to the transaction, illiquidity, leverage, correlation, volatility, duration mismatch, certain legal and regulatory risks and, to the extent the Subadviser’s view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Use of put and call options may result in losses to the Fund, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The use of currency transactions can result in the Fund incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Fund’s position. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Fund might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in value of such position. Finally, the daily variation margin requirements for futures contracts would create a greater ongoing potential financial risk than would purchases of options, where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce NAV, and possibly income, and such losses can be greater than if the Strategic Transactions had not been utilized.

Regulatory developments affecting the exchange-traded and over-the-counter derivatives markets may impair the Fund’s ability to manage or hedge its investment portfolio through the use of derivatives. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules promulgated thereunder may limit the ability of the Fund to enter into one or more exchange-traded or over-the-counter derivatives transactions.

The Adviser has claimed, with respect to the Fund, an exclusion from the definition of the term “commodity pool operator” (“CPO”) pursuant to CFTC Regulation 4.5, as promulgated under the Commodity Exchange Act (“CEA”). Therefore, neither the Fund, the Adviser and the Subadviser (with respect to the Fund) is subject to registration or regulation as a commodity pool or CPO under the CEA. If the Fund becomes subject to these requirements, the Fund may incur additional compliance and other expenses. The Fund’s use of derivatives may also be limited by the requirements of the Code, for qualification as a regulated investment company for U.S. federal income tax purposes.

Under CFTC Regulation 4.5, if an investment company such as the Fund uses swaps, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, it must meet one of the following tests: The aggregate initial margin and premiums required to establish an investment company’s positions in such investments may not exceed five percent (5%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of such instruments, determined at the time of the most recent position established, may not exceed one hundred percent (100%) of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser or the Subadviser is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop.

General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of Fund assets in special accounts, as described below under “Segregation and Cover Requirements.”

A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer the obligation to buy, the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Fund’s purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Fund the right to sell such instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. The Fund’s purchase of a call option on a security, financial future, index, currency or other instrument might be intended to protect the Fund against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Fund is authorized to purchase and sell exchange listed options and over-the-counter options (“OTC options”). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation (“OCC”), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

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With certain exceptions, OCC issued and exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is “in-the-money” (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

The Fund’s ability to close out its position as a purchaser or seller of an OCC or exchange listed put or call option is dependent, in part, upon the liquidity of the option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities including reaching daily price limits; (iv) interruption of the normal operations of the OCC or an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

OTC options are purchased from or sold to securities dealers, financial institutions or other parties (“Counterparties”) through direct bilateral agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Fund will only sell OTC options (other than OTC currency options) that are subject to a buy-back provision permitting the Fund to require the Counterparty to sell the option back to the Fund at a formula price within seven days. The Fund expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Fund or fails to make a cash settlement payment due in accordance with the terms of that option, the Fund will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Subadviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty’s credit to determine the likelihood that the terms of the OTC option will be satisfied. The Fund will engage in OTC option transactions only with U.S. government securities dealers recognized by the Federal Reserve Bank of New York as “primary dealers” or broker/ dealers, domestic or foreign banks or other financial institutions which have received (or the guarantors of the obligation of which have received) a short-term credit rating of A-1 from S&P or P-1 from Moody’s or an equivalent rating from any NRSRO or, in the case of OTC currency transactions, are determined to be of equivalent credit quality by the Subadviser. The staff of the SEC currently takes the position that OTC options purchased by the Fund, and portfolio securities “covering” the amount of the Fund’s obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any) are illiquid.

If the Fund sells a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Fund’s income. The sale of put options can also provide income.

The Fund may purchase and sell call options on securities including U.S. Treasury and agency securities, mortgage-backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Fund must be “covered” (i.e., the Fund must own the securities or futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. Even though the Fund will receive the option premium to help protect it against loss, a call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Fund to hold a security or instrument which it might otherwise have sold.

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The Fund may purchase and sell put options on securities including U.S. Treasury and agency securities, mortgage-backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts other than futures on individual corporate debt and individual equity securities. In selling put options, there is a risk that the Fund may be required to buy the underlying security at a disadvantageous price above the market price.

General Characteristics of Futures. The Fund may enter into futures contracts or purchase or sell put and call options on such futures as a hedge against anticipated interest rate, currency or equity market changes or to enhance returns. Futures are generally bought and sold on the commodities exchanges where they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the Fund, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position.

Futures and options on futures may be entered into for bona fide hedging, risk management (including duration management) or other portfolio and return enhancement management purposes to the extent consistent with the exclusion from commodity pool operator registration. Typically, maintaining a futures contract or selling an option thereon requires the Fund to deposit with a financial intermediary as security for its obligations an amount of cash or other specified assets (initial margin), which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited thereafter on a daily basis as the mark-to-market value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Fund. If the Fund exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur.

Options on Securities Indices and Other Financial Indices. The Fund also may purchase and sell call and put options on securities indices and other financial indices and in so doing can achieve many of the same objectives it would achieve through the sale or purchase of options on individual securities or other instruments. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement, i.e., an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the excess of the closing price of the index over the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount. The gain or loss on an option on an index depends on price movements in the instruments making up the market, market segment, industry or other composite on which the underlying index is based, rather than price movements in individual securities, as is the case with respect to options on securities.

Currency Transactions. The Fund may engage in currency transactions with Counterparties primarily in order to hedge, or manage the risk of the value of portfolio holdings denominated in particular currencies against fluctuations in relative value, or to enhance return. Currency transactions include forward currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional difference among two or more currencies and operates similarly to an interest rate swap, which is described below.

Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Fund, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

The Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund has or in which the Fund expects to have portfolio exposure.

To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Fund’s portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a commitment or option to sell a currency whose changes in value are generally considered to be correlated to a currency or currencies in which some or all of the Fund’s portfolio securities are or are expected to be denominated, in exchange for U.S. dollars. The amount of the commitment or option would not exceed the value of the Fund’s securities denominated in correlated currencies. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived correlation between various currencies may not be present or may not be present during the particular time that the Fund is engaging in proxy hedging. If the Fund enters into a currency hedging transaction, the Fund will comply with the asset segregation requirements described below.

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Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Fund if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. The ability to establish and close out positions on options on currency forwards is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy.

Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lower trading volume and liquidity.

Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Fund may enter are interest rate, currency, commodities, index and other swaps and the purchase or sale of related caps, floors and collars. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Fund may be obligated to pay. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

The Fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as the Fund will segregate assets (or enter into offsetting positions) to cover its obligations under swaps, the Fund believes such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to its borrowing restrictions. If there is a default by the Counterparty, the Fund may have contractual remedies pursuant to the agreements related to the transaction. Certain standardized swap transactions are currently subject to mandatory central clearing and exchange-trading or may be eligible for voluntary central clearing. Central clearing is expected to decrease counterparty risk and exchange-trading is expected to increase liquidity compared to swaps traded bilaterally because central clearing interposes the central clearinghouse as the counterpart to each participant’s swap and exchange-trading improves price transparency. However, central clearing does not eliminate counterparty risk and exchange-trading does not eliminate illiquidity risk entirely. In addition depending on the size of a fund and other factors, the margin required under the rules of a clearinghouse and by a clearing member may be in excess of the collateral required to be posted by a fund to support its obligations under a similar OTC swap.

Structured Notes. Structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in value of a specific security, reference rate, or index. Indexed securities, similar to structured notes, are typically, but not always, debt securities whose value at maturity or coupon rate is determined by reference to other securities. The performance of a structured note or indexed security is based upon the performance of the underlying instrument.

The terms of a structured note may provide that, in certain circumstances, no principal is due on maturity and, therefore, may result in loss of investment. Structured notes may be indexed positively or negatively to the performance of the underlying instrument such that the appreciation or deprecation of the underlying instrument will have a similar effect to the value of the structured note at maturity or of any coupon payment. In addition, changes in the interest rate and value of the principal at maturity may be fixed at a specific multiple of the change in value of the underlying instrument, making the value of the structured note more volatile than the underlying instrument. In addition, structured notes may be less liquid and more difficult to price accurately than less complex securities or traditional debt securities.

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Commodity-Linked Derivatives. The Fund may invest in instruments with principal and/or coupon payments linked to the value of commodities, commodity futures contracts, or the performance of commodity indices such as “commodity-linked” or “index-linked” notes. These instruments are sometimes referred to as “structured notes” because the terms of the instrument may be structured by the issuer of the note and the purchaser of the note, such as the Fund. The Fund’s investment in these instruments may be limited by the requirements of the Code for qualification as a regulated investment company for U.S. federal income tax purposes.

The values of these notes will rise and fall in response to changes in the underlying commodity or related index or investment. These notes expose the Fund economically to movements in commodity prices, but a particular note has many features of a debt obligation. These notes also are subject to credit and interest rate risks that in general affect the value of debt securities. Therefore, at the maturity of the note, the Fund may receive more or less principal than it originally invested. The Fund might receive interest payments on the note that are more or less than the stated coupon interest rate payments.

Structured notes may involve leverage, meaning that the value of the instrument will be calculated as a multiple of the upward or downward price movement of the underlying commodity future or index. The prices of commodity-linked instruments may move in different directions than investments in traditional equity and debt securities in periods of rising inflation. Of course, there can be no guarantee that the Fund’s commodity-linked investments would not be correlated with traditional financial assets under any particular market conditions.

Commodity-linked notes may be issued by U.S. and foreign banks, brokerage firms, insurance companies and other corporations. These notes, in addition to fluctuating in response to changes in the underlying commodity assets, will be subject to credit and interest rate risks that typically affect debt securities.

The commodity-linked instruments may be wholly principal protected, partially principal protected or offer no principal protection. With a wholly principal protected instrument, the Fund will receive at maturity the greater of the par value of the note or the increase in value of the underlying index. Partially protected instruments may suffer some loss of principal up to a specified limit if the underlying index declines in value during the term of the instrument. For instruments without principal protection, there is a risk that the instrument could lose all of its value if the index declines sufficiently. The Subadviser’s decision on whether and to what extent to use principal protection depends in part on the cost of the protection. In addition, the ability of the Fund to take advantage of any protection feature depends on the creditworthiness of the issuer of the instrument.

Commodity-linked derivatives are generally hybrid instruments which are excluded from regulation under the CEA and the rules thereunder, so that the Fund will not be considered a “commodity pool,” solely because it trades these instruments. Additionally, from time to time the Fund may invest in other hybrid instruments that do not qualify for exemption from regulation under the CEA.

Segregation and Cover Requirements. Futures contracts, swaps, caps, floors and collars, options on securities, indices and futures contracts sold by the Fund are generally subject to earmarking and coverage requirements of either the CFTC or the SEC, with the result that, if the Fund does not, as permissible, hold the security or futures contract underlying the instrument, the Fund will designate on its books and records on an ongoing basis, cash or liquid securities in an amount at least equal to the Fund’s obligations with respect to such instruments. Such amounts fluctuate as the obligations increase or decrease. The earmarking requirement can result in the Fund maintaining securities positions it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so otherwise restrict portfolio management. As described above, the SEC adopted a final rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions.

Combined Transactions. The Fund may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions and any combination of futures, options, currency and interest rate transactions (“component” transactions), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Subadviser, it is in the best interests of the Fund to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Subadviser’s judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objectives.

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Special Purpose Acquisition Companies. The Fund may invest in SPACs. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. SPACs are generally publicly traded companies that raise funds through an initial public offering (“IPO”) for the purpose of acquiring or merging with another company to be identified subsequent to the SPAC’s IPO. The securities of a SPAC are often issued in “units” that include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares or partial shares. Unless and until an acquisition is completed, a SPAC generally invests its assets (less an amount to cover expenses) in U.S. Government securities, money market fund securities and cash. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Accordingly, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their prices. If an acquisition or merger that meets the requirements for the SPAC is not completed within a predetermined period of time, the invested funds are returned to the entity’s shareholders, less certain permitted expenses. Accordingly, any rights or warrants issued by the SPAC will expire worthless. Certain private investments in SPACs may be illiquid and/or be subject to restrictions on resale. To the extent the SPAC is invested in cash or similar securities, this may impact a Fund’s ability to meet its investment objective.

An investment in a SPAC is subject to a variety of risks, including, but not limited to, the following: (1) a portion of the capital raised by the SPAC for the purpose of effecting an acquisition or merger may be expended prior to the transaction for payment of taxes and other expenses; (2) a Fund generally will not receive significant income from its investments in SPACs (both prior to and after any acquisition or merger) and, therefore, the Fund’s investments in SPACs will not significantly contribute to the Fund’s distributions to shareholders; (3) prior to any acquisition or merger, a SPAC’s assets are typically invested in U.S. government securities and similar investments whose returns or yields may be significantly lower than those of a Fund’s other investments; (4) as the number of SPACs seeking to acquire operating businesses increases, attractive acquisition or merger targets may become scarce; (5) if an attractive acquisition or merger target is not identified at all, the SPAC will be required to return any remaining assets to shareholders; (6) if an acquisition or merger target is identified, a Fund may elect not to participate in the proposed transaction, the Fund may be required to divest its interests in the SPAC, due to regulatory or other considerations, or any proposed merger or acquisition may be unable to obtain the requisite approval, if any, of SPAC shareholders and/or antitrust and securities regulators, in which case the Fund may not reap any resulting benefits; (7) an acquisition or merger once effected may prove unsuccessful and an investment in the SPAC may lose value; (8) an investment in a SPAC may be diluted by additional later offerings of interests in the SPAC or by other investors exercising existing rights to purchase shares of the SPAC; (9) only a thinly traded market for shares of or interests in a SPAC may develop, or there may be no market at all, leaving a Fund unable to sell its interest in a SPAC or to sell its interest only at a price below what the Fund believes is the SPAC interest’s intrinsic value; and (10) the values of investments in SPACs may be highly volatile and may depreciate significantly over time.

Baby Bonds. The Fund may invest in baby bonds. Baby bonds are generally exchange-listed, long-term, fixed-income debt securities issued to raise money and have principal, or face value, amounts under $1,000. As with other types of bonds, baby bonds typically mature 10 years after they are issued and some are issued for as long as 30 years. When a baby bond reaches maturity, the issuing organization is required to repay the principal to the bondholder. Baby bonds are somewhat unique and may be more expensive to trade. The primary risk associated with investments in baby bonds is that the issuer or insurer of a baby bond may default on principal and/or interest payments when due on the baby bond. Such a default would have the effect of lessening the income generated by the Fund and/or the value of the baby bonds. Baby bonds are also subject to typical credit ratings risks associated with other fixed-income instruments.

Underlying Funds. The Fund invests in the securities of other investment companies (i.e., Underlying Funds). Investments in the securities of other investment companies involves an additional layer of advisory fees and certain other expenses. In addition, to the extent that the Fund invests in an Underlying Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. By investing in another investment company, the Fund becomes a shareholder of that investment company. As a result, the Fund’s shareholders indirectly will bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Fund’s shareholders directly bear in connection with the Fund’s own operations.

The Fund may be restricted by provisions of the 1940 Act that generally limit the amount the Fund and its affiliates can invest in any one Underlying Fund to 3% of the Underlying Fund’s outstanding voting stock. As a result, the Fund may hold a smaller position in an Underlying Fund than if it were not subject to this restriction. In addition, to comply with provisions of the 1940 Act, in any matter upon which Underlying Fund stockholders are solicited to vote, the Subadviser may be required to vote Underlying Fund shares in the same proportion as shares held by other stockholders of the Underlying Fund. However, pursuant to exemptive orders issued by the SEC to various ETF fund sponsors, the Fund is permitted to invest in such Underlying Funds in excess of the limits set forth in the 1940 Act subject to certain terms and conditions set forth in such exemptive orders.

In October 2020, the SEC adopted certain regulatory changes and took other actions related to the ability of an investment company to invest in another investment company.  These changes include, among other things, amendments to Rule 12d1-1, the rescission of Rule 12d1-2, the adoption of Rule 12d1-4, and the rescission of certain exemptive relief issued by the SEC permitting such investments in excess of statutory limits. Section 12(d)(1) of the 1940 Act restricts investments by registered investment companies in securities of other registered investment companies, including the Fund. The acquisition of the Fund shares by registered investment companies is subject to the restrictions of Section 12(d)(1) of the 1940 Act, except as may be permitted by Rule 12d1-4. These regulatory changes may adversely impact each Fund’s investment strategies and operations.

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Warrants. The holder of a warrant has the right, until the warrant expires, to purchase a given number of shares of a particular issuer at a specified price. Such investments can provide a greater potential for profit or loss than an equivalent investment in the underlying security. Prices of warrants do not necessarily move, however, in tandem with the prices of the underlying securities and are, therefore, considered speculative investments. Warrants pay no dividends and confer no rights other than a purchase option. Thus, if a warrant held by the Fund or an Underlying Fund were not exercised by the date of its expiration, the Fund or the Underlying Fund would lose the entire purchase price of the warrant.

When-Issued Securities (Underlying Funds Only). The Underlying Funds may from time to time purchase equity and debt securities on a “when-issued,” “delayed delivery” or “forward delivery” basis. The price of such securities, which may be expressed in yield terms, is fixed at the time the commitment to purchase is made, but delivery and payment for the securities takes place at a later date. During the period between purchase and settlement, no payment is made by an Underlying Fund to the issuer and no interest accrues to the Underlying Fund. When an Underlying Fund purchases such securities, it immediately assumes the risks of ownership, including the risk of price fluctuation. Failure to deliver a security purchased on this basis may result in a loss or missed opportunity to make an alternative investment.

To the extent that assets of an Underlying Fund are held in cash pending the settlement of a purchase of securities, the Underlying Fund would earn no income. While such securities may be sold prior to the settlement date, an Underlying Fund intends to purchase them with the purpose of actually acquiring them unless a sale appears desirable for investment reasons. At the time an Underlying Fund makes the commitment to purchase a security on this basis, it will record the transaction and reflect the value of the security in determining its NAV. The market value of the securities may be more or less than the purchase price. An Underlying Fund will segregate cash or liquid assets in an amount equal in value to commitments for such securities.

CyberSecurity. In connection with the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund and the Underlying Funds are susceptible to operational, information security, and related risks due to the possibility of cyber-attacks or other incidents. Cyber incidents may result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, gaining unauthorized access to systems, networks, or devices that are used to service the Fund’s operations through hacking or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks (which can make a website unavailable) on the Fund’s website. In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund’s systems.

Cybersecurity failures or breaches by the Fund’s third party service providers (including, but not limited to, the Adviser, the Subadviser, the custodian, transfer agent, and financial intermediaries), may cause disruptions and impact the service providers’ and the Fund’s business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business and the mutual funds to process transactions, inability to calculate the Fund’s NAV, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. The Fund and its shareholders could be negatively impacted as a result of successful cyber-attacks against, or security breakdowns of, the Fund or its third party service providers.

The Fund may incur substantial costs to prevent or address cyber incidents in the future. In addition, there is a possibility that certain risks have not been adequately identified or prepared for. Furthermore, the Fund cannot directly control any cyber security plans and systems put in place by third party service providers. Cybersecurity risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

MANAGEMENT OF THE FUND

Adviser and Subadviser

Adviser

ALPS Advisors, Inc. (the “Adviser”), a wholly owned subsidiary of ALPS Holdings, Inc. (“ALPS Holdings”), subject to the authority of the Board, is responsible for the overall management and administration of the Fund’s business affairs pursuant to an Investment Advisory Agreement (the “Investment Advisory Agreement”). The Adviser commenced business operations in December 2006 upon the acquisition of an existing investment advisory operation, is registered with the SEC as an investment adviser and as of September 30, 2021 managed approximately $ billion. The Adviser’s principal address is 1290 Broadway, Suite 1000, Denver, CO 80203. The Adviser is affiliated with the Fund’s administrator and transfer agent.

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ALPS Holdings was founded in 2005 and assumed the business of ALPS Financial Services, which was founded in 1985 as a provider of fund administration and fund distribution services. Since then, ALPS Holdings has added additional services, including fund accounting, transfer agency, shareholder services, active distribution, legal, tax and compliance services.

ALPS Holdings is a wholly owned subsidiary of DST Systems, Inc. (“DST”), which acquired ALPS Holdings in November 2011. DST provides sophisticated information processing solutions and services to support the global asset management, insurance, retirement, brokerage, and healthcare industries. In addition to technology products and services, DST also provides integrated print and electronic statement and billing solutions through DST Output. DST’s data centers provide technology infrastructure support for asset management, insurance and healthcare companies around the globe. DST is headquartered in Kansas City, MO. DST is an indirect wholly owned subsidiary of SS&C Technologies Holdings, Inc. (SS&C), which acquired DST in April 2018. SS&C is a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Headquartered in Windsor, CT, SS&C is a publicly traded company on the NASDAQ Global Select Market.

ALPS Holdings through its subsidiaries, the Adviser, ALPS Distributors, Inc., ALPS Portfolio Solutions Distributors, Inc., and ALPS Fund Services, Inc. (collectively, “ALPS”), offers a full-service partnership approach to a select group of fund clients looking for truly customized services. ALPS provides its clients turn-key capabilities that anchor all of the diverse resources needed to run a full-service mutual fund complex. ALPS provides a comprehensive suite of asset servicing, asset management and asset gathering solutions to the investment management industry.

Subadviser

RiverNorth is the subadviser for the Fund pursuant to a Subadvisory Agreement with the Adviser (the “Subadvisory Agreement”). RiverNorth is headquartered at 433 West Van Buren, 1150-E, Chicago, IL 60607. Under the oversight of the Adviser and the Board of the Fund, RiverNorth makes the Fund’s day-to-day investment decisions. Founded in 2000, RiverNorth is registered with the SEC and as of September 30, 2021 manages approximately $5.5 billion. Each of Brian H. Schmucker and Patrick W. Galley owns, directly or indirectly, more than 25% of RiverNorth Holding Co., the ultimate parent company of the Subadviser and is deemed to control the Subadviser.

Investment Advisory and Subadvisory Agreements

For its services under the Investment Advisory Agreement, the Fund pays the Adviser a monthly management fee computed at the annual rate of 1.00% of the average daily Managed Assets of the Fund. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). In addition to the monthly advisory fee, the Fund pays all other costs and expenses of its operations, including compensation of its Independent Directors, custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, listing expenses, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

The Adviser has delegated daily portfolio management of Fund assets to the Subadviser, who is paid by the Adviser and not the Fund. Under the Subadvisory Agreement, the Subadviser has the responsibility to coordinate and execute the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund in accordance with the investment objective, policies and restrictions of the Fund and applicable law. For its services under the Subadvisory Agreement, the Adviser (and not the Fund) pays the Subadviser a monthly subadvisory fee computed at the annual rate of 0.85% of the average daily Managed Assets of the Fund. If the Fund determines to use leverage, the fees paid to the Adviser and the Subadviser for investment management services and subadvisory services, respectively, will be higher than if the Fund did not use leverage because the fees paid will be calculated based on the Fund’s Managed Assets, which would include assets attributable to leverage. Because the fees paid to the Adviser and the Subadviser are determined on the basis of the Fund’s Managed Assets, this creates a conflict of interest for the Adviser and the Subadviser. The Board monitors the Fund’s use of leverage and in doing so monitors this potential conflict.

The Investment Advisory Agreement and the Subadvisory Agreement provide that the Adviser and the Subadviser, respectively, shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under such agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Adviser or the Subadviser, as applicable, in the performance of its duties or from reckless disregard by the Adviser or the Subadviser, as applicable, of its obligations and duties under such agreement.

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The Adviser will make available, without expense to the Fund, the services of such of its officers, directors and employees as may be duly elected as officers or directors of the Fund, subject to the individual consent of such persons to serve and to any limitations imposed by law. The Adviser will pay all expenses incurred in performing its services under the Investment Advisory Agreement, including compensation of and office space for directors, officers and employees of the Adviser connected with management of the Fund, and compensation of the Subadviser. The Adviser will not be required to pay any investment advisory related expenses of the Fund other than the foregoing. In particular, but without limiting the generality of the foregoing, the Fund will be required to pay brokerage and other expenses of executing the Fund’s portfolio transactions; taxes or governmental fees; interest charges and other costs of borrowing funds; litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business.

Each of the Investment Advisory Agreement and the Subadvisory Agreement will remain in effect for an initial two-year term (unless sooner terminated), and shall remain in effect from year to year thereafter if approved annually (1) by the Fund’s Board or by the holders of a majority of the Fund’s outstanding voting securities and (2) by a majority of the independent directors who are not parties to such contract or agreement. The Investment Advisory Agreement will terminate upon assignment by any party and is terminable, without penalty, on 60 days’ written notice by the Fund’s Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or upon 60 days’ written notice by the Adviser. The Subadvisory Agreement will terminate upon assignment by any party and is terminable, without penalty, on 60 days’ written notice by the Fund’s Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or upon 90 days’ written notice by the Adviser or the Subadviser.

The total dollar amount paid by the Fund to the Adviser for the fiscal years ended July 31, 2019, July 31, 2020 and July 31, 2021 were $1,223,507, $1,432,725 and $1,712,045, respectively. See “Summary of Fund Expenses” in the Prospectus.

Compensation of Portfolio Managers

Mr. Galley’s and Mr. O’Neill’s total compensation package, like others in the Subadviser’s business, is a package designed to attract and retain investment professionals. The compensation package includes a base salary fixed from year to year. The amount of the base salary is assessed for its competitiveness in the industry and geographic location of the Subadviser. Mr. Galley and Mr. O’Neill are also eligible for an annual but variable performance bonus. Performance bonuses reflects individual employee performance in his or her allocated duties and responsibilities. While performance of the funds managed by the portfolio managers is considered in determining the annual performance, it is but one factor. The overall success of the Subadviser in its business objectives and the performance of the Subadviser’s business as a whole are more important factors than the investment performance of a particular fund or account. Mr. Galley and Mr. O’Neill also participate in a 401K program on the same basis as other employees of the Subadviser, which includes matching of employee contributions up to a certain percent of the portfolio managers’ base salary. Those portfolio managers that are also equity stakeholders in the Subadviser or its affiliates may also receive periodic distribution of profits from business operations.

Portfolio Manager Ownership of Fund Shares

The following table sets forth the dollar range of equity securities in the Fund beneficially owned, as of July 31, 2021, by each of the portfolio managers identified in the Fund’s Prospectus.

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund(1)
Patrick W. Galley	Over $1 million
Stephen O’Neill	$500,001 - $1,000,000

(1)	“Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.

Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other accounts. More specifically, portfolio managers who manage multiple funds are presented with the potential conflicts discussed below.

The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. The management of multiple funds and accounts also may give rise to potential conflicts of interest if the funds and accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his time and investment ideas across multiple funds and accounts. Another potential conflict of interest may arise where another account has the same investment objective as the Fund, whereby the portfolio manager could favor one account over another.

With respect to securities transactions for the Fund, the Subadviser determines which broker to use to execute each order, consistent with the duty to seek best execution of the transaction. A portfolio manager may execute transactions for another fund or account that may adversely impact the value of securities held by the Fund. Securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Further, a potential conflict could include Mr. Galley’s, or Mr. O’Neill’s knowledge about the size, timing and possible market impact of Fund trades, whereby they could use this information to the advantage of other accounts and to the disadvantage of the Fund. These potential conflicts of interest could create the appearance that a portfolio manager is favoring one investment vehicle over another.

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The appearance of a conflict of interest may arise where the Subadviser has an incentive, such as a performance-based management fee. The management of personal accounts may give rise to potential conflicts of interest; there is no assurance that the Fund’s code of ethics will adequately address such conflicts. One of the portfolio managers’ numerous responsibilities is to assist in the sale of Fund shares. Because the portfolio managers’ compensation is indirectly linked to the sale of Fund shares, they may have an incentive to devote time to marketing efforts designed to increase sales of Fund shares.

Although the portfolio managers generally do not trade securities in their own personal account, the Subadviser and the Fund have each adopted a code of ethics that, among other things, permits personal trading by employees (including trading in securities that can be purchased, sold or held by the Fund) under conditions where it has been determined that such trades would not adversely impact client accounts. Nevertheless, the management of personal accounts may give rise to potential conflicts of interest, and there is no assurance that these codes of ethics will adequately address such conflicts.

The Subadviser has adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Other Accounts Managed

Mr. Galley and Mr. O’Neill are the co-portfolio managers responsible for the day-to-day management of the Fund. As of July 31, 2021, Mr. Galley and Mr. O’Neill were responsible for the management of the following other accounts (in addition to the Fund):

Portfolio Managers Name	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Patrick W. Galley, CFA	11	$4.369b	4*	$826m*	3	$59m	2*	$34m
Stephen O’Neill, CFA	10	$4.229b	3*	$706m*	3	$59m	2*	$34m

*	Subject to incentive fee

Administrator

Under the Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), subject to the supervision of the Board, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. AFS will bear all expenses in connection with the performance of its services under the Administration Agreement, except for certain out-of-pocket expenses described therein. AFS will not bear any expenses incurred by the Fund, including but not limited to, initial organization and offering expenses; litigation expenses; costs of preferred shares (if any); expenses of conducting repurchase offers for the purpose of repurchasing Fund shares; transfer agency and custodial expenses; taxes; interest; Fund directors’ fees; compensation and expenses of Fund officers who are not associated with AFS or its affiliates; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund legal and audit fees and expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Fund’s directors; printing and mailing shareholder reports, offering documents, and proxy materials; securities pricing and data services; and expenses in connection with electronic filings with the SEC.

AFS, an affiliate of the Adviser and the Fund’s transfer agent, is entitled to receive a monthly fee based on the Fund’s Managed Assets and a fixed fee for completion of certain regulatory filings plus certain out of pocket expenses. The total fees incurred by the Fund under the Administration Agreement for the fiscal years ended July 31, 2019, July 31, 2020 and July 31, 2021 were $203,698, $235,840 and $283,012, respectively.

Codes of Ethics

Pursuant to the requirements of Rule 17j-1 under the 1940 Act and in order to protect against certain unlawful acts, practices and courses of business by certain individuals or entities related to the Fund, the Adviser and the Subadviser have each adopted a Code of Ethics and procedures for implementing the provisions of the Code. The personnel of the Fund, the Adviser and the Subadviser are subject to the code of ethics when investing in securities that may be purchased, sold or held by the Fund.

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FUND SERVICE PROVIDERS

Independent Registered Public Accounting Firm

Cohen & Company, Ltd. (“Cohen”) has been appointed as the independent registered public accounting firm for the Fund. Cohen audits the financial statements of the Fund and provides other audit, tax and related services.

Legal Counsel

Dechert LLP, New York, New York, serves as legal counsel to the Fund and the independent Directors.

Custodian and Transfer Agent

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Fund’s custodian and will maintain custody of the securities and cash of the Fund pursuant to a Custody Agreement. Under the Custody Agreement, the custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.

DST Systems, Inc., located at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105, and an affiliate of the Adviser and AFS, serves as the transfer agent and registrar for the Fund.

PORTFOLIO TRANSACTIONS

The Subadviser is responsible for the Fund’s portfolio decisions and the placing of the Fund’s portfolio transactions. In placing portfolio transactions, the Subadviser seeks the best qualitative execution for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer. The Subadviser generally seeks favorable prices and commission rates that are reasonable in relation to the benefits received.

The Subadviser is specifically authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which the Subadviser exercises investment discretion, and to pay such brokers or dealers a commission in excess of the commission another broker or dealer would charge if the Subadviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided. The determination may be viewed in terms of a particular transaction or the Subadviser’s overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. The Subadviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions. However, the Subadviser may place portfolio transactions with brokers or dealers that promote or sell the Fund’s shares so long as such placements are made pursuant to policies approved by the Board that are designed to ensure that the selection is based on the quality of the broker’s execution and not on its sales efforts.

Research services include supplemental research, securities and economic analyses, statistical services and information with respect to the availability of securities or purchasers or sellers of securities, and analyses of reports concerning performance of accounts. The research services and other information furnished by brokers through whom the Fund effects securities transactions may also be used by the Subadviser in servicing all of its accounts. Similarly, research and information provided by brokers or dealers serving other clients may be useful to the Subadviser in connection with its services to the Fund. Although research services and other information are useful to the Fund and the Subadviser, it is not possible to place a dollar value on the research and other information received. It is the opinion of the Subadviser that the review and study of the research and other information will not reduce the overall cost to the Subadviser of performing its duties to the Fund under the Agreement.

Over-the-counter transactions will be placed either directly with principal market makers or with broker-dealers, if the same or a better price, including commissions and executions, is available. Fixed income securities are normally purchased directly from the issuer, an underwriter or a market maker. Purchases include a concession paid by the issuer to the underwriter and the purchase price paid to a market maker may include the spread between the bid and ask prices.

When the Fund and another of the Subadviser’s clients seek to purchase or sell the same security at or about the same time, the Subadviser may execute the transaction on a combined (“blocked”) basis. Blocked transactions can produce better execution for the Fund because of the increased volume of the transaction. If the entire blocked order is not filled, the Fund may not be able to acquire as large a position in such security as it desires or it may have to pay a higher price for the security. Similarly, the Fund may not be able to obtain as large an execution of an order to sell or as high a price for any particular portfolio security if the other client desires to sell the same portfolio security at the same time. In the event that the entire blocked order is not filled, the purchase or sale will normally be allocated on a pro rata basis. The Subadviser may adjust the allocation when, taking into account such factors as the size of the individual orders and transaction costs, the Subadviser believes an adjustment is reasonable.

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The Fund has no obligation to deal with any particular broker or dealer in the execution of its transactions, but has no present intention of using affiliated broker-dealers for Fund portfolio trades.

The Fund paid brokerage commissions in the aggregate amounts of $156,572, $107,380 and $53,283 during the fiscal years ended July 31, 2021, July 31, 2020 and July 31, 2019, respectively, not including the gross underwriting spread on securities purchased in underwritten public offerings.

The Fund paid brokerage commissions in the amounts of $38,494, $16,950 and $4,542 to a broker affiliated with the Fund during the fiscal years ended July 31, 2021, July 31, 2020 and July 31, 2019, respectively.

DIVIDENDS

The Board approved an amended distribution policy, under which the Fund intends to make regular monthly distributions to stockholders at a constant and fixed (but not guaranteed) rate that is reset annually to a rate equal to a percentage of the average of the Fund’s NAV per share (the “Distribution Amount”), as reported for the final five trading days of the preceding calendar year (the “Distribution Rate Calculation”). The Distribution Amount is set by the Board and may be adjusted from time to time. The Fund’s intention is that monthly distributions paid to stockholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes) and that, on the close of the calendar year, the Distribution Amount applicable to the following calendar year will be reset based upon the new results of the Distribution Rate Calculation.

Dividends and distributions may be payable in cash or Common Shares, with stockholders having the option to receive additional Common Shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Stockholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to stockholders will depend on a number of factors, including the stability of income received from its investments and the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s Common Shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital stock, or purchase any such capital stock, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any preferred stock is outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding preferred stock (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on Common Shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its Common Shares is limited, such limitation could, under certain circumstances, impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes, which would have adverse tax consequences for shareholders.

REPURCHASE OF SHARES

The Fund is a closed-end fund and as such its stockholders will not have the right to cause the Fund to redeem their shares. Instead, the Fund’s shares trade in the open market at a price that is a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection, price, dividend stability, relative demand for and supply of such shares in the market, market and economic conditions and other factors. Because shares of a closed-end fund may frequently trade at prices lower than NAV, the Fund’s Board may (but is not obligated to) consider action that might be taken to reduce or eliminate any material discount from NAV in respect of shares, which may include the repurchase of such shares in the open market, private transactions, the making of a tender offer for such shares at NAV, or the conversion of the Fund to an open-end fund. The Board may not decide to take any of these actions. During the pendency of a tender offer, the Fund will publish how Common Stockholders may readily ascertain the NAV. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount.

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Subject to its investment limitations, the Fund may use the accumulation of cash to finance repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations under each of those Acts.

Although the decision to take action in response to a discount from NAV will be made by the Board at the time it considers the issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of Common Shares or a tender offer for such shares if (1) such transaction, if consummated, would (a) result in delisting of the Common Shares from the NYSE or (b) impair the Fund’s status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing its income to be taxed at the corporate level in addition to the taxation of stockholders who receive dividends from the Fund) or as a registered closed-end fund under the 1940 Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objective and policies in order to repurchase shares; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by Federal or state authorities or a suspension of payment by U.S. banks in which the Fund invests, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by institutions or on the exchange of foreign currency, (e) commencement of armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Fund or its stockholders if shares were repurchased. The Board may in the future modify these conditions in light of experience.

The repurchase by the Fund of its shares at prices below NAV will result in an increase in the NAV of those shares that remain outstanding. However, there can be no assurance that share repurchases or tenders at or below NAV will result in the Fund’s shares trading at a price equal to their NAV. Nevertheless, the fact that the shares may be the subject of repurchase or tender offers at NAV from time to time, or that the Fund may be converted to an open-end fund, may reduce any spread between market price and NAV that might otherwise exist.

Before deciding whether to take any action, the Fund’s Board would likely consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action on the Fund and market considerations. Based on the considerations, even if the Fund’s shares should trade at a discount, the Board may determine that, in the interest of the Fund no action should be taken.

U.S. FEDERAL INCOME TAX MATTERS

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of Common Shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks and other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws.

Fund Taxation

The Fund intends to elect to be treated, and to qualify each year, as a “regulated investment company” under Subchapter M of the Code, so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a maximum rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis, and taking into account certain deferrals and elections), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years on which the Fund paid no federal income tax. The Fund generally intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution and therefore, under normal circumstances, does not expect to be subject to this excise tax. However, the Fund may also decide to distribute less and pay the federal excise taxes.

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If, for any taxable year, the Fund does not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which generally would be eligible for the dividends received deduction available to corporate shareholders under Section 243 of the Code, as discussed below, and non-corporate shareholders of the Fund generally would be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation under Section 1(h)(11) of the Code, as discussed below, provided in each case that certain holding period and other requirements are satisfied.

If the Fund or an Underlying Fund invests in certain positions such as pay-in-kind securities, zero coupon securities, deferred interest securities or, in general, any other securities with original issue discount (or with market discount if the Fund or Underlying Fund elects to include market discount in income currently), the Fund or Underlying Fund must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, the Fund must distribute, at least annually, all or substantially all of its net investment income, including such accrued income, to shareholders to avoid U.S. federal income and excise taxes. Therefore, the Fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to satisfy distribution requirements.

The Fund or an Underlying Fund may also acquire market discount bonds. A market discount bond is a security acquired in the secondary market at a price below its stated redemption price at maturity (or its adjusted issue price if it is also an original issue discount bond). If the Fund or an Underlying Fund invests in a market discount bond, it will be required for federal income tax purposes to treat any gain recognized on the disposition of such market discount bond as ordinary income (instead of capital gain) to the extent of the accrued market discount unless the Fund or Underlying Fund elects or is otherwise required to include the market discount in income as it accrues.

The Fund or an Underlying Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues. Tax rules are not entirely clear about issues such as when the Fund or an Underlying Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise taxes.

The Fund will not be able to offset gains distributed by one Underlying Fund in which it invests against losses realized by another Underlying Fund in which the Fund invests. Redemptions of shares in an Underlying Fund, including those resulting from changes in the allocation among Underlying Funds, could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund. Further, a portion of losses on redemptions of shares in the Underlying Funds may be deferred under the wash sale rules. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

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 The Fund or an Underlying Fund may engage in various transactions utilizing options, futures contracts, forward contracts, hedge instruments, straddles, and other similar transactions. Such transactions may be subject to special provisions of the Code that, among other things, affect the character of any income realized by the Fund from such investments, accelerate recognition of income to the Fund, defer Fund losses, and affect the determination of whether capital gain or loss is characterized as long-term or short-term capital gain or loss. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions may also require the Fund to mark-to-market certain positions in its portfolio (i.e., treat them as if they were closed out), which may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements for avoiding U.S. federal income and excise taxes. In addition, certain Fund investments may produce income that will not be qualifying income for purposes of the 90% income test. The Fund will monitor its investments and transactions, will make the appropriate tax elections, and will make the appropriate entries in its books and records when it acquires an option, futures contract, forward contract, hedge instrument or other similar investment in order to mitigate the effect of these rules, prevent disqualification of the Fund as a regulated investment company and minimize the imposition of U.S. federal income and excise taxes, if possible.

The Fund’s transactions in broad based equity index futures contracts, exchange traded options on such indices and certain other futures contracts (if any) are generally considered “Section 1256 contracts” for federal income tax purposes. Any unrealized gains or losses on such Section 1256 contracts are treated as though they were realized at the end of each taxable year. The resulting gain or loss is treated as sixty percent long-term capital gain or loss and forty percent short-term capital gain or loss. Gain or loss recognized on actual sales of Section 1256 contracts is treated in the same manner. As noted below, distributions of net short-term capital gain are taxable to shareholders as ordinary income while distributions of net long-term capital gain are generally taxable to shareholders as long-term capital gain, regardless of how long the shareholder has held shares of the Fund.

The Fund’s entry into a short sale transaction, an option or certain other contracts (if any) could be treated as the constructive sale of an appreciated financial position, causing the Fund to realize gain, but not loss, on the position.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency (if any) are subject to Section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss and may affect the amount, timing and character of distributions to shareholders.

If the Fund acquires any equity interest (generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income (“passive foreign investment companies”), the Fund could be subject to U.S. federal income tax and additional interest charges on “excess distributions” received from such companies or on gain from the sale of equity interests in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such tax. Any gain on the sale of these investments will generally be treated as ordinary income. Elections may be available that would ameliorate some or all of these adverse federal income tax consequences, but any such election could require the Fund to recognize taxable income or gain (which would be subject to the distribution requirements described above) without the concurrent receipt of cash. The Fund may limit and/or manage its holdings in passive foreign investment companies to limit its tax liability or maximize its return from these investments.

The Fund or an Underlying Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries (if any), which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of the value of the Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect to “pass through” to its shareholders the amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

If the Fund utilizes leverage through borrowing, asset coverage limitations imposed by the 1940 Act as well as additional restrictions that may be imposed by certain lenders on the payment of dividends or distributions could potentially limit or eliminate the Fund’s ability to make distributions on its Common Shares until the asset coverage is restored. These limitations could prevent the Fund from distributing at least 90% of its investment company taxable income as is required under the Code and therefore might jeopardize the Fund’s qualification as a regulated investment company and/or might subject the Fund to the nondeductible 4% federal excise tax discussed above. Upon any failure to meet the asset coverage requirements imposed by the 1940 Act, the Fund may, in its sole discretion and to the extent permitted under the 1940 Act, purchase or redeem shares of preferred stock, if any, in order to maintain or restore the requisite asset coverage and avoid the adverse consequences to the Fund and its shareholders of failing to meet the distribution requirements. There can be no assurance, however, that any such action would achieve these objectives. The Fund generally will endeavor to avoid restrictions on its ability to distribute dividends.

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Shareholder Taxation

Distributions of investment company taxable income are generally taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Distributions of net investment income reported by the Fund as derived from qualified dividend income will be taxed in the hands of individuals and other non-corporate taxpayers at the rates applicable to long-term capital gain, provided certain holding period and other requirements are met at both the shareholder and Fund levels. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. which the IRS has approved for these purposes (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established securities market in the U.S.) or (b) treated as a passive foreign investment company. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund designates such dividends as qualified dividend income, then the Fund is permitted in turn to report a portion of its distributions as qualified dividend income, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund. Qualified dividend income does not include interest from fixed income securities and generally does not include income from REITs. If the Fund lends portfolio securities, amounts received by the Fund that is the equivalent of the dividends paid by the issuer on the securities loaned will not be eligible for qualified dividend income treatment. The Fund can provide no assurance regarding the portion of its dividends that will qualify for qualified dividend income treatment.

Distributions of net capital gain, if any, that are properly reported by the Fund are taxable at long-term capital gain rates for U.S. federal income tax purposes without regard to the length of time the shareholder has held shares of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all distributions will be designated by the Fund and reported to shareholders annually.

Certain distributions by the Fund may qualify for the dividends received deduction available to corporate shareholders under Section 243 of the Code, subject to certain holding period and other requirements, but generally only to the extent the Fund earned dividend income from stock investments in U.S. domestic corporations (but not including REITs). Additionally, if the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund reports such dividends as eligible for the dividends received deduction, then the Fund is permitted in turn to designate a portion of its distributions as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund. The Fund can provide no assurance regarding the portion of its dividends that will qualify for the dividends received deduction.

A Common Stockholder may elect to have all dividends and distributions automatically reinvested in Common Shares of the Fund. For U.S. federal income tax purposes, all dividends are generally taxable regardless of whether a shareholder takes them in cash or they are reinvested in additional shares of the Fund.

If a shareholder’s distributions are automatically reinvested in additional shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above NAV, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income, as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the federal income tax deemed paid by the shareholder.

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Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

Individuals and certain other noncorporate entities are generally eligible for a 20% deduction with respect to ordinary dividends received from REITs (“qualified REIT dividends”) and certain taxable income from publicly traded partnerships. Applicable Treasury regulations allow a regulated investment company to pass through to its shareholders qualified REIT dividends eligible for the 20% deduction. However, the regulations do not provide a mechanism for a regulated investment company to pass through to its shareholders qualified REIT dividends received indirectly from investments in Underlying Funds or income from publicly traded partnerships that would be eligible for such deduction if received directly by the shareholders.

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

At the time of an investor’s purchase of the Fund’s shares, a portion of the purchase price may be attributable to realized or unrealized appreciation in the Fund’s portfolio or undistributed taxable income of the Fund. Consequently, subsequent distributions by the Fund with respect to these shares from such appreciation or income may be taxable to such investor even if the NAV of the investor’s shares is, as a result of the distributions, reduced below the investor’s cost for such shares and the distributions economically represent a return of a portion of the investment. Investors should consider the tax implications of purchasing shares just prior to a distribution.

The IRS has taken the position that if a regulated investment company has two or more classes of shares, it must report distributions made to each class in any year as consisting of no more than such class’ proportionate share of particular types of income (e.g., ordinary income and net capital gains). Consequently, if both Common Shares and preferred stock are outstanding, the Fund intends to report distributions made to each class of particular types of income in accordance with each class’ proportionate share of such income. Thus, the Fund will report to the extent applicable, dividends qualifying for the corporate dividends received deduction (if any), income not qualifying for the dividends received deduction, qualified dividend income, ordinary income and net capital gain in a manner that allocates such income between the holders of Common Shares and preferred stock in proportion to the total dividends paid to each class during or for the taxable year, or otherwise as required by applicable law. However, for purposes of determining whether distributions are out of the Fund’s current or accumulated earnings and profits, the Fund’s earnings and profits will be allocated first to the Fund’s preferred stock, if any, and then to the Fund’s Common Shares. In such a case, since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on the preferred stock, distributions in excess of such earnings and profits, if any, will be made disproportionately to holders of Common Shares.

In addition, solely for the purpose of satisfying the 90% distribution requirement and the distribution requirement for avoiding federal income taxes, certain distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distribution was actually made.

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to federal income tax. Shareholders should consult their own tax advisors regarding their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes (as the following discussion assumes) and the tax treatment of any gains or losses recognized in such transactions. Generally, gain or loss will be equal to the difference between the amount of cash and the fair market value of other property received (including securities distributed by the Fund) and the shareholder’s adjusted tax basis in the shares sold or exchanged. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year. Otherwise, the gain or loss on the taxable disposition of the Fund’s shares will be treated as short-term capital gain or loss. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The maximum individual rate applicable to long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. The ability to deduct capital losses may be subject to limitations. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event a shareholder acquires substantially identical stock or securities (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

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An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Because the Fund does not expect to distribute dividends that would give rise to an adjustment to an individual’s alternative minimum taxable income, an investment in the Common Shares should not, by itself, cause the holders of Common Shares to become subject to alternative minimum tax.

From time to time, the Fund may repurchase its shares. Shareholders who tender all shares held, and those considered to be held (through attribution rules contained in the Code), by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of his, her or its shares (including those considered held through attribution), such shareholder may be treated as having received a taxable dividend upon the tender of its shares. If a tender offer is made, there is a risk that non-tendering shareholders will be treated as having received taxable distributions from the Fund. To the extent that the Fund recognizes net gains on the liquidation of portfolio securities to meet such tenders of shares, the Fund will be required to make additional distributions to its shareholders. If the Board determines that a tender offer will be made by the Fund, the federal income tax consequences of such offer will be discussed in materials that will be available at such time in connection with the specific tender offer, if any.

The Code requires that the Fund withhold, as “backup withholding,” 24% of reportable payments, including dividends, capital gain distributions and the proceeds of sales or other dispositions of the Fund’s stock paid to shareholders who have not complied with IRS regulations. In order to avoid this withholding requirement, shareholders must certify on their account applications, or on a separate IRS Form W-9, that the social security number or other taxpayer identification number they provide is their correct number and that they are not currently subject to backup withholding, or that they are exempt from backup withholding. The Fund may nevertheless be required to withhold if it receives notice from the IRS or a broker that the number provided is incorrect or backup withholding is applicable. Backup withholding is not an additional tax. Any amount withheld may be allowed as a refund or a credit against the shareholder’s U.S. federal income tax liability if the appropriate information (such as the timely filing of the appropriate federal income tax return) is provided to the IRS.

Under Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more in a single taxable year (or $4 million or more in any combination of taxable years) for an individual shareholder, S corporation or trust or $10 million or more in a single taxable year (or $20 million or more in any combination of years) for a shareholder who is a C corporation, such shareholder will generally be required to file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are generally excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Taxes

The description of certain U.S. federal income tax provisions above relates only to U.S. federal income tax consequences for shareholders who are U.S. persons (i.e., U.S. citizens or residents or U.S. corporations, partnerships, trusts or estates). Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

Shareholders should consult their own tax advisors on these matters and on any specific question of U.S. federal, state, local, foreign and other applicable tax laws before making an investment in the Fund.

BOARD MEMBERS AND OFFICERS

The following table presents certain information regarding the Board Members of the Fund. Each Board Member’s year of birth is set forth in parentheses after his or her name. The Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of directors will expire at the first, second and third annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting one class of directors will be elected by the shareholders. If there are Preferred Shares outstanding, two of the Fund’s directors would be elected by the holders of Preferred Shares, voting separately as a class, and the remaining directors of the Fund would be elected by holders of Common Shares and Preferred Shares, voting together as a class.

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Except as otherwise noted, the address for all Directors and officers is 1290 Broadway, Suite 1000, Denver, CO 80203. The “independent directors” consist of those directors who are not “interested persons” of the Fund, as that term is defined under the 1940 Act.

Independent Board Members

Name, and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
John K. Carter (1961)	Director	Current term expires in 2023. Has served since 2013.	Managing Partner, Law Office of John K. Carter, P.A. (a general practice and corporate law firm) (2015 to present); Managing Partner, Global Recruiters of St. Petersburg (a financial services consulting and recruiting firm) (2012 to present).	10	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); Carillon Mutual Funds (12 funds) (2016 to present); RiverNorth Specialty Finance Corporation (1 fund) (2016 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2016 to present); RiverNorth Funds (3 funds) (2013 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2020 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).

Mr. Carter has served as a Director of the Fund since 2013. He currently serves on the Fund’s Nominating and Corporate Governance Committee, the Audit Committee and the Qualified Legal Compliance Committee. Mr. Carter has served as the Managing Partner of the Law Office of John K. Carter, P.A., a general practice and corporate law firm since 2015. From 2012 to 2015, he served as the Managing Partner of Global Recruiters of St. Petersburg, a financial services consulting and recruiting firm. Prior, Mr. Carter was a Business Unit Head of Transamerica Asset Management from 2006 to 2012. Mr. Carter was also a Director and Chairman of the Board of Transamerica Funds and was a Board Member of the United Way of Tampa Bay from 2011 to 2012. Mr. Carter was previously an investment management attorney with experience as in-house counsel, serving with the Securities and Exchange Commission and in private practice with a large law firm. Mr. Carter was selected to serve as a Director of the Fund based on his industry-specific experience, including serving as a chairman of another fund complex, as a compliance officer, and as an investment management attorney.

Name, and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
J. Wayne Hutchens (1944)	Director	Current term expires in 2023. Has served since 2013.	Currently retired. Trustee Emeritus, Denver Museum of Nature and Science (2000 to present); Executive Director, CU Real Estate Foundation (2009 to present); Director, AMG National Trust Bank (June 2012 to present); Trustee of Children’s Hospital Colorado (May 2012 to present)	7	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); RiverNorth Specialty Finance Corporation (1 fund) (2019 to present); RiverNorth/DoubleLine Strategic Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2020 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present); RiverNorth Funds (3 funds) (2021 to present).

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Mr. Hutchens has served as a Director of the Fund since 2013. Mr. Hutchens is currently retired. From April 2006 to December 2012, he served as President and CEO of the University of Colorado (CU) Foundation, an organization responsible fundraising, alumni record keeping and endowment management. From April 2009 to December 2012, he was Executive Director of the CU Real Estate Foundation. Mr. Hutchens is also Director Emeritus of the Denver Museum of Nature and Science (2000 to present), Director of AMG National Trust Bank (June 2012 to present) and Director of Children’s Hospital Colorado (May 2012 to present). Prior to these positions, Mr. Hutchens spent 29 years in the banking industry, retiring as Chairman of Chase Bank Colorado. Mr. Hutchens has also served as a Director of ALPS Series Trust since 2012. Mr. Hutchens was selected to serve as a Director of the Fund based on his business and financial services experience.

Name, Address and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
John S. Oakes (1943)	Chairman and Director	Current term expires in 2024. Has served since 2013.	Principal, Financial Search and Consulting (a recruiting and consulting firm) (2013 to present).	10	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); RiverNorth Specialty Finance Corporation (1 fund) (2016 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2016 to present); RiverNorth Funds (3 funds) (2010 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2020 to present) RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).

Mr. Oakes has served as a Director of the Fund since 2013 and as the Fund’s independent Chairman since 2017. Mr. Oakes has over 40 years of experience in the securities industry. Additionally, Mr. Oakes serves on the board of directors of another registered investment company. Mr. Oakes was the Principal of Financial Search and Consulting, LLC, a consulting and recruiting company. He held numerous management and leadership positions at major brokerage firms and a major bank. The Board feels Mr. Oakes’ industry and board experience adds an operational perspective to the Board.

Name, Address and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
David M. Swanson (1957)	Director	Current term expires in 2022. Has served since 2013.	Founder & Managing Partner of SwanDog Strategic Marketing (marketing consulting firm) (2006 - present).	17	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); RiverNorth Specialty Finance Corporation (1 fund) (2018 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2019 to present); RiverNorth Funds (3 funds) (2018 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2020 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present); Managed Portfolio Series (33 funds) (2011 to present); ALPS Variable Investment Trust (7 funds) (2006 to present).

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Mr. Swanson has served as a Director of the Fund since 2013. In 2006, Mr. Swanson founded SwanDog Marketing, a marketing consulting firm to asset managers. Mr. Swanson currently serves as SwanDog’s Managing Partner. He has over 30 years of senior management and marketing experience, with approximately 20 years in financial services. Before joining SwanDog, Mr. Swanson most recently served as Executive Vice President and Head of Distribution for Calamos Investments, an investment management firm. He previously held positions as Chief Operating Officer of Van Kampen Investments, President and CEO of Scudder, Stevens & Clark, Canada, Ltd. and Managing Director and Head of Global Investment Products at Morgan Stanley. Mr. Swanson holds a Master of Management from the Kellogg Graduate School of Management at Northwestern University and a Bachelors in Journalism from Southern Illinois University. He was selected to serve as a Director of the Fund based on his business, financial services and investment management experience.

Interested Board Members(7) and Officers(4)

Name, Address and Year of Birth	Position(s) Held with Registrant	Term of Office(1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
Patrick W. Galley(5) (1975)	Director	Current term expires in 2022. Has served since 2013.	Chief Executive Officer, RiverNorth Capital Management, LLC (2020 to present); Chief Investment Officer, RiverNorth Capital Management, LLC (2004 to present).	10	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); RiverNorth Specialty Finance Corporation (1 fund) (2016 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2016 to present); RiverNorth Funds (3 funds) (2006 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).

Mr. Galley has been an Interested Director of the Fund since 2013 and is the Chief Executive Officer and Chief Investment Officer for the Fund’s investment sub-adviser, RiverNorth Capital Management, LLC (the “Sub-Adviser”) and the portfolio manager of the Fund. His knowledge regarding the investment strategy of the Fund and the closed-end fund industry in total makes him uniquely qualified to serve as a Director.

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Name, Address and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
Jerry Raio (1964)(6)	Director	Current term expires in 2024. Has served since 2019.	President, Arbor Lane Advisors, Inc. (Since 2018); Board Member of each of FLX Distribution, (2020 to present); Qudos Technologies (2019 to present); and Quantify Crypto (2021 to present); Head of Capital Markets, ClickIPO (2018-2019); Managing Director, Head of Retail Origination, Wells Fargo Securities, LLC (2005 to 2018).	7	RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund) (2019 to present); RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund) (2018 to present); RiverNorth Specialty Finance Corporation (1 fund) (2019 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2019 to present); RiverNorth Flexible Municipal Income Fund, Inc. (1 fund) (2020 to present); RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund) (2021 to present).

Mr. Raio has served as Director of the Fund since 2019. Mr. Raio has many years of experience in the securities industry, including management roles in the banking and investment management industries. He has more than 15 years of experience in equity capital markets, having worked on the retail syndicate desks at both Citigroup and Morgan Stanley. Since 2018, he has served as President and CEO of Arbor Lane Advisors, Inc. He served as the Managing Director and Head of Retail Origination for Wells Fargo Securities, LLC from 2005 to 2018. Prior to working at Wells Fargo, he served as Director and Head of Closed-End Funds for Citigroup Asset Management. He also serves on the Board of each of FLX Distribution; Qudos Technologies; and Quantify Crypto. He was selected to serve as a Director of the Fund based on his business, financial services and investment management experience.

Name, Address and Year of Birth	Position(s) Held with Registrant	Term of Office (1) and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex(2) Overseen by Director	Other Directorships(3) Held by the Director During the Past 5 Years
Kathryn A. Burns (1976)	President	Has served since 2019 as President.	Ms. Burns is Vice President, Director of Fund Operations of ALPS Advisors, Inc. (since 2018). Ms. Burns served as the Fund’s Treasurer from September 2018 until June 2019. From 2013 to 2018, she served as Vice President and Fund Controller at ALPS Fund Services. Ms. Burns is also President of ALPS Variable Investment Trust and Principal Real Estate Income Fund and Treasurer of ALPS ETF Trust. From June 2018 to November 2021 she also served as Treasurer of Boulder Growth & Income Fund, Inc.	N/A	N/A
Erich Rettinger (1985)	Treasurer	Has served since 2021.	Mr. Rettinger is Vice President of AAI (since 2021) and serves as Treasurer of RiverNorth Opportunities Fund, Inc., Liberty All-Star Equity Fund, Liberty All-Star Growth Fund, Inc., and ALPS Variable Investment Trust. Because of his position with AAI, Mr. Rettinger is deemed an affiliate of the Fund as defined under the 1940 Act. From 2013-2021, he served as Vice President and Fund Controller of ALPS Fund Services.	N/A	N/A

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Sareena Khwaja-Dixon (1980)	Secretary	Has served since 2020.	Ms. Khwaja-Dixon joined ALPS in August 2015 and is currently Principal Legal Counsel and Vice President of ALPS Fund Services, Inc. Ms. Khwaja-Dixon is also Secretary of Clough Dividend and Income Fund, Clough Global Opportunities Fund, Clough Global Equity Fund, Liberty All-Star Equity Fund, Liberty All-Star Growth Fund, Inc. and Clough Funds Trust and Assistant Secretary of RiverNorth Specialty Finance Corp, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., RiverNorth Flexible Municipal Income Fund, Inc., RiverNorth Flexible Municipal Income Fund II, Inc., RiverNorth Managed Duration Municipal Income Fund, Inc., and RiverNorth Opportunistic Municipal Income Fund, Inc.	N/A	N/A
Matthew Sutula (1985)	Chief Compliance Officer	Has served since 2019.	Matthew Sutula is Chief Compliance Officer of ALPS Advisors, Inc. (“AAI”) and Chief Compliance Officer of Red Rocks Capital LLC (“RRC”), a subsidiary. Mr. Sutula is also Chief Compliance Officer of ALPS ETF Trust, Principal Real Estate Income Fund, ALPS Variable Investment Trust, RiverNorth Opportunities Fund, Inc., Liberty All-Star Equity Fund and Liberty All-Star Growth Fund, Inc. Mr. Sutula joined ALPS in 2012. Prior to his current role, Mr. Sutula served as interim Chief Compliance Officer of AAI and RRC. Previously he held other positions, including Compliance Manager and Senior Compliance Analyst for AAI, as well as Compliance Analyst for ALPS Fund Services, Inc. Prior to joining ALPS, he spent seven years at Morningstar, Inc. in various analyst roles supporting the registered investment company databases.	N/A	N/A

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(1)	Each Director’s term is three years.

(2)	The term “Fund Complex” means two or more registered investment companies that:

(a) hold themselves out to investors as related companies for purposes of investment and investor services; or

(b) have a common investment adviser or that have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

For Mr. Galley, Mr. Carter and Mr. Oakes, the Fund Complex consists of the Fund, RiverNorth Managed Duration Municipal Income Fund Inc., RiverNorth Opportunistic Municipal Income Fund, Inc., RiverNorth Specialty Finance Corporation, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., RiverNorth Funds (3 funds), RiverNorth Flexible Municipal Income Fund, Inc., and RiverNorth Flexible Municipal Income Fund II, Inc.

For Mr. Swanson, the Fund Complex consists of the Fund, RiverNorth Managed Duration Municipal Income Fund Inc., RiverNorth Opportunistic Municipal Income Fund, Inc., RiverNorth Specialty Finance Corporation, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., RiverNorth Funds (3 funds), RiverNorth Flexible Municipal Income Fund, Inc., RiverNorth Flexible Municipal Income Fund II, Inc., and ALPS Variable Investment Trust (7 funds).

For Mr. Hutchens and Mr. Raio, the Fund Complex consists of the Fund, RiverNorth Managed Duration Municipal Income Fund Inc., RiverNorth Opportunistic Municipal Income Fund, Inc., RiverNorth Specialty Finance Corporation, RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., RiverNorth Flexible Municipal Income Fund, Inc., and RiverNorth Flexible Municipal Income Fund II, Inc.

(3)	The numbers enclosed in the parentheticals represent the number of funds overseen in each respective directorship held by the Director. Only includes public company directorships.

(4)	Officers are elected annually. Each officer will hold such office until a successor has been elected by the Board.

(5)	Mr. Galley is considered an “Interested Director” because of his affiliation with the Sub-Adviser.

(6)	Mr. Raio is considered an “Interested Director” because of his current position as a director of FLX Distribution, which the Sub-Adviser is an investor in and Mr. Galley is a Director of; and his prior affiliation with Wells Fargo Securities, LLC, which previously served as a broker and underwriter for certain funds advised by the Sub-Adviser.

(7)	“Interested Directors” refers to those Directors who constitute “interested persons” of the Fund as defined in the 1940 Act.

Board Leadership Structure. The Board, which has overall responsibility for the oversight of the Fund’s investment programs and business affairs, believes that it has structured itself in a manner that allows it to effectively perform its oversight obligations. Mr. Oakes, the Chairman of the Board (“Chairman”), is an Independent Director. The Directors also complete an annual self-assessment during which the Directors review their overall structure and consider where and how its structure remains appropriate in light of the Fund’s current circumstances. The Chairman’s role is to preside at all meetings of the Board and in between meetings of the Board to generally act as the liaison between the Board and the Fund’s officers, attorneys and various other service providers, including but not limited to ALPS and other such third parties servicing the Fund.

The Fund has three standing committees, each of which enhances the leadership structure of the Board: the Audit Committee; the Nominating and Corporate Governance Committee; and the Qualified Legal Compliance Committee. The Audit Committee, Nominating and Corporate Governance Committee, and the Qualified Legal Compliance Committee are each chaired by, and composed of, members who are Independent Directors.

The Audit Committee of the Board (“Audit Committee”) is comprised of Messrs. Carter, Oakes, Swanson and Hutchens (the Audit Committee’s Chairman and Financial Expert). None of the members of the Audit Committee are “interested persons” of the Fund, as defined in the 1940 Act.

The role of the Audit Committee is to assist the Board in its oversight of (i) the quality and integrity of Fund’s financial statements, reporting process and the independent registered public accounting firm (the “independent accountants”) and reviews thereof, (ii) the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (iii) the Fund’s compliance with legal and regulatory requirements and (iv) the independent accountants’ qualifications, independence and performance. The Audit Committee is also required to prepare an audit committee report pursuant to the rules of the SEC for inclusion in the Fund’s annual proxy statement. The Audit Committee operates pursuant to the Audit Committee Charter (the “Audit Committee Charter”) that was most recently reviewed and approved by the Audit Committee on March 21, 2019, at which time the Audit Committee recommended approval to the Board and the Board approved the continuance of the Audit Committee Charter. The Audit Committee Charter is available at the Fund’s website: www.rivernorthcef.com. As set forth in the Audit Committee Charter, management is responsible for maintaining appropriate systems for accounting and internal control, and the Fund’s independent accountants are responsible for planning and carrying out proper audits and reviews. The independent accountants are ultimately accountable to the Board and to the Audit Committee, as representatives of stockholders. The independent accountants for the Fund report directly to the Audit Committee.

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Based on the findings of the Audit Committee, the Audit Committee has determined that Mr. Hutchens is an “audit committee financial expert,” as defined in the rules promulgated by the SEC, and as required by NYSE Listing Standards. Mr. Hutchens serves as the Chairman of the Audit Committee.

The Audit Committee met four times during the fiscal year ended July 31, 2021.

The Qualified Legal Compliance Committee of the Board of Directors (“QLCC”) is comprised of Messrs. Carter, Hutchens, Oakes and Swanson. The QLCC operates pursuant to the Qualified Legal Compliance Committee Guidelines. Each member of the QLCC must be a member of the Board who is not employed, directly or indirectly, by the Fund and who is not an “interested person” of the Fund as defined in section 2(a)(19) of the 1940 Act. The QLCC shall consist, at a minimum, of at least three members, including at least one member of the Fund’s Audit Committee.

Among other responsibilities, the QLCC is responsible for (i) receiving reports of certain material breaches or violations of certain U.S. laws or regulations or fiduciary duties, (ii) reporting evidence of such breaches or violations to the Fund’s Principal Executive Officer (“PEO”), (iii) determining whether an investigation of such breaches or violations is required, (iv) if the QLCC determines an investigation is required, initiating such investigation, (v) at the conclusion of such investigation, recommending that the Fund implement an appropriate response to evidence of a breach or violation, (vi) informing the PEO and the Board of results of the investigation.

The QLCC shall meet as often as it deems necessary to perform its duties and responsibilities. The QLCC met one time during the fiscal year ended July 31, 2021.

The Nominating and Corporate Governance Committee of the Board of Directors (“Nominating and Corporate Governance Committee”) is comprised of Messrs. Carter (Chairman), Hutchens, Oakes and Swanson. The Nominating and Corporate Governance Committee operates pursuant to the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals believed to be qualified to become Board members in the event that a position is vacated or created. The Nominating and Corporate Governance Committee Charter is available at the Fund’s website: www.rivernorthcef.com.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board, the qualifications of the candidate and the interests of stockholders. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy, but it may consider diversity of professional experience, education and skills when evaluating potential nominees for Board membership.

To serve as a Director, nominees must (a) have no felony convictions or felony or misdemeanor convictions involving the purchase or sale of a security; and (b) not have been the subject of any order, judgment or decree (which was not subsequently reversed, suspended or vacated) of any federal or state authority finding that the individual violated or is in violation of any federal or state securities laws.

In addition, in order for the Nominating and Corporate Governance Committee to consider a stockholder submission, the following requirements must be satisfied regarding the nominee: (a) the nominee must satisfy all qualifications provided under the Nominating and Corporate Governance Committee Charter and in the Fund’s organizational documents, including qualification as a possible independent Board member; (b) the nominee may not be the nominating stockholder, a member of the nominating stockholder group or a member of the immediate family of the nominating stockholder or any member of the nominating stockholder group; (c) neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating stockholder entity or entity in a nominating stockholder group; (d) neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating stockholder or any member of a nominating stockholder group; (e) the nominee may not be an executive officer, Director (or person fulfilling similar functions) of the nominating stockholder or any member of the nominating stockholder group, or of an affiliate of the nominating stockholder or any such member of the nominating stockholder group; (f) the nominee may not control (as that term is defined under the 1940 Act) the nominating stockholder or any member of the nominating stockholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act); and (g) a stockholder or stockholder group may not submit for consideration a nominee who has previously been considered by the Nominating and Corporate Governance Committee.

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Stockholders wishing to recommend candidates to the Nominating and Corporate Governance Committee should submit such recommendations to the Secretary of the Fund, who will forward the recommendations to the committee for consideration. The submission must include: (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Fund’s books, of the stockholder proposing such business or nomination, (iii) a representation that the stockholder is a holder of record of stock of the Fund entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination; (iv) whether the stockholder plans to deliver or solicit proxies from other stockholders; (v) the class and number of shares of the capital stock of the Fund, which are beneficially owned by the stockholder and the proposed nominee to the Board, (vi) any material interest of the stockholder or nominee in such business; (vii) to the extent to which such stockholder (including such stockholder’s principals) or the proposed nominee to the Board has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing profit, loss, or risk of changes in the value of the Common Shares or the daily quoted market price of the Fund held by such stockholder (including stockholder’s principals) or the proposed nominee, including independently verifiable information in support of the foregoing; and (viii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the 1934 Act. Each eligible stockholder or stockholder group may submit no more than one independent Director nominee each calendar year.

The Nominating and Corporate Governance Committee met once during the fiscal year ended July 31, 2021.

Risk Oversight. The Fund is confronted with a multitude of risks, such as investment risk, counter party risk, valuation risk, political risk, risk of operational failures, business continuity risk, regulatory risk, legal risk and other risks not listed here. The Board recognizes that not all risk that may affect the Fund can be known, eliminated or even mitigated. In addition, there are some risks that may not be cost effective or an efficient use of the Fund’s limited resources to moderate. As a result of these realities, the Board, through its oversight and leadership, has and will continue to deem it necessary for stockholders of the Fund to bear certain and undeniable risks, such as investment risk, in order for the Fund to operate in accordance with its Prospectus, Statement of Additional Information and other related documents.

However, as required under the 1940 Act, the Board has adopted, on the Fund’s behalf, a vigorous risk program that mandates the Fund’s various service providers, including ALPS, to adopt a variety of processes, procedures and controls to identify various risks, mitigate the likelihood of such adverse events from occurring and/or attempt to limit the effects of such adverse events on the Fund. The Board fulfills its leadership role by receiving a variety of quarterly written reports prepared by the Fund’s Chief Compliance Officer that (1) evaluate the operation, policies and policies of the Fund’s service providers, (2) make known any material changes to the policies and procedures adopted by the Fund or its service providers since the CCO’s last report and (3) disclose any material compliance matters that occurred since the date of the last CCO report. In addition, the Independent Directors meet quarterly in executive sessions without the presence of any Interested Directors, ALPS, the Subadviser or any of their affiliates. This configuration permits the Independent Directors to effectively receive the information and have private discussions necessary to perform their risk oversight role, exercise independent judgment, and allocate areas of responsibility between the full Board, its various committees and certain officers of the Fund. Furthermore, the Independent Directors have engaged independent legal counsel and auditors to assist the Independent Directors in performing their oversight responsibilities. As discussed above and in consideration of other factors not referenced herein, the Board has determined its leadership role concerning risk management as one of oversight and not active management of the Fund’s day-to-day risk management operations.

Director Transactions with Fund Affiliates. As of December 31, 2021, none of the Independent Directors, as such term is defined by the New York Stock Exchange (“NYSE”) Listing Standards (each an “Independent Director” and collectively the “Independent Directors”), nor members of their immediate families owned securities, beneficially or of record, in the Adviser or the Subadviser, or an affiliate or person directly or indirectly controlling, controlled by, or under common control with the Adviser or Subadviser. Furthermore, over the past five years, neither the Independent Directors nor members of their immediate families have any direct or indirect interest, the value of which exceeds $120,000, in the Adviser or Subadviser or any of their respective affiliates. In addition, for the fiscal year ended July 31, 2021, neither the Independent Directors nor members of their immediate families have conducted any transactions (or series of transactions) or maintained any direct or indirect relationship in which the amount involved exceeds $120,000 and to which the Adviser or Subadviser or any of their respective affiliates was a party.

Compensation. The Fund pays no salaries or compensation to any of its officers or interested Directors employed by the Adviser or Subadviser. The Fund’s Directors of the Fund receive an annual retainer of $17,000 and an additional $2,000 for attending each regular meeting of the Board, and an additional $1,000 for attending each special meeting of the Board. The Independent Directors are also reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings of the Board. The independent Chairman also receives an additional $10,000 annually.

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Compensation of Directors

The following table sets forth certain information regarding the compensation of the Fund’s Directors for the fiscal year ended July 31, 2021.

Name of Director/Nominee	Total Compensation From the Fund	Total Compensation From the Fund and Fund Complex Paid to Directors*	Number of Funds in Director’s Fund Complex*
Independent Directors
John K. Carter	$28,000	$189,438	10
J. Wayne Hutchens	28,000	172,000	7
John S. Oakes	38,000	199,688	10
David M. Swanson	28,000	232,375	17
Interested Directors
Patrick W. Galley	-	-	10
Jerry Raio	26,000	144,125	7
Total	$148,000	$937,626

*	For Mr. Galley, Mr. Carter and Mr. Oakes, the Fund Complex consists of the Fund (1 fund), RiverNorth Specialty Finance Corporation (1 fund), RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund), RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund), RiverNorth Managed Duration Municipal Income Fund, Inc. (1 Fund), RiverNorth Flexible Municipal Income Fund, Inc. (1 fund), RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund), and the RiverNorth Funds (3 funds).

 For Mr. Swanson, the Fund Complex consists of the Fund (1 fund), RiverNorth Specialty Finance Corporation (1 fund), RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund), RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund), RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund), RiverNorth Flexible Municipal Income Fund, Inc. (1 fund), RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund), the RiverNorth Funds (3 funds,) and the ALPS Variable Investment Trust (7 funds).

 For Mr. Raio and Mr. Hutchens the Fund Complex consists of the Fund (1 fund), RiverNorth Specialty Finance Corporation (1 fund), RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund), RiverNorth Opportunistic Municipal Income Fund, Inc. (1 fund), RiverNorth Managed Duration Municipal Income Fund, Inc. (1 fund), RiverNorth Flexible Municipal Income Fund, Inc. (1 fund), and RiverNorth Flexible Municipal Income Fund II, Inc. (1 fund).

Director Ownership in the Fund

The following table shows the dollar range of equity securities beneficially owned by each Director in the Fund (as of December 31, 2021) and all funds overseen by each Director in the family of investment companies (as of December 31, 2021).

	Dollar Range of Beneficial Ownership in Fund	Aggregate Dollar Range of Ownership in all Funds Overseen by Board Member in the Family of Investment Companies †
Independent Directors
John Carter	None	$50,001-$100,000
Wayne Hutchens	Over $100,000	Over $100,000
John Oakes	$10,001-$50,000	Over $100,000
David Swanson	$10,001-$50,000	Over $100,000
Interested Directors
Patrick W. Galley	Over $100,000	Over $100,000
Jerry Raio	None	$10,001-$50,000

†	The Family of Investment Companies includes the ten RiverNorth branded funds that the SubAdviser serves as either an investment adviser or sub-adviser. This includes the Fund, the RiverNorth Funds (3 funds), the RiverNorth Specialty Finance Corporation, RiverNorth Flexible Municipal Income Fund, Inc., RiverNorth Managed Duration Municipal Income Fund, Inc., RiverNorth Opportunistic Municipal Income Fund, Inc., RiverNorth Flexible Municipal Income Fund II, Inc., and the RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

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Security Ownership of Management and Certain Beneficial Owners

The following table shows the ownership as of December 31, 2021 of the Common Shares by each Director and the Fund’s principal executive officer and principal financial officer (each an “Executive Officer” and together, the “Executive Officers”). Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Unless otherwise noted below, all ownership amounts shown are held directly.

Directors & Executive Officer’s Names	Total Common Shares Owned and Nature of Ownership	Percentage of Fund
John K. Carter	-	-
Wayne Hutchens	6,654	+
John S. Oakes	1,967	+
David M. Swanson	1,376	+
Patrick W. Galley	237,410	1.35%
Jerry Raio	-	-
Kathryn A. Burns*	-	-
Erich Rettinger**	-	-
All Directors and Executive Officers as a Group	247,407.38	1.41%

*	Ms. Burns is the Principal Executive Officer of the Fund.

**	Mr. Rettinger is the Principal Financial Officer of the Fund.

+	Ownership amount constitutes less than 1% of the total Common Shares outstanding.

The following chart lists each Shareholder or group of Shareholders who beneficially (or of record) owned more than 5% of the shares for the Fund as of December 31, 2021.

Any person or entity that beneficially owns, directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a person or entity is identified as the beneficial owner of more than 25% of the voting securities of the Fund, or is identified as the record owner of more than 25% of the Fund and has voting and/or investment powers, that person or entity may be presumed to control the Fund. A controlling Shareholder’s vote could have a more significant effect on matters presented to Shareholders for approval than the vote of other Fund Shareholders.

Shareholder Name and Address(1)	Number of Shares Owned	Percentage of Shares Owned
Morgan Stanley 1585 Broadway New York, NY 10036	1,352,536 (2)	10.4%(2)
Morgan Stanley Smith Barney LLC 1585 Broadway New York, NY 10036

(1)	The table above shows 5% or greater shareholders’ ownership of Shares as of December 31, 2021. The information contained in this table is based on Schedule 13G/13D and Form 4 filings made on or before December 31, 2021.

(2)	Morgan Stanley and Morgan Stanley Smith Barney LLC filed their Schedule 13G jointly and did not differentiate holdings as to each entity.

PROXY VOTING GUIDELINES

The Fund has delegated proxy voting responsibilities to the Subadviser, subject to the Board’s general oversight. The Subadviser votes proxies pursuant to the proxy voting policy and guidelines set forth in Appendix A to this SAI.

You may also obtain information about how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the SEC’s Web site at www.sec.gov or by visiting the Fund’s website at www.rivernorthcef.com (this reference to the Fund’s website does not incorporate the contents of the website into this SAI).

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, has been filed by the Fund with the SEC, Washington, D.C. The Fund’s Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Shares offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Fund’s Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

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The Registration Statement and the Codes of Ethics also may be available on the Edgar Database on the SEC’s website, http://www.sec.gov, or be obtained, after paying a duplicating fee, by electronic request to publicinfo@sec.gov.

FINANCIAL STATEMENTS

The Fund’s financial statements for the fiscal year ended July 31, 2021, together with the report thereon of Cohen & Company, Ltd. (“Cohen”) an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, are incorporated in this statement of additional information by reference to the Fund’s Annual Report to shareholders. The address of Cohen is 342 North Water Street, Suite 830, Milwaukee, WI 53202. The services they provide include auditing the financial statements of the Fund, services relating to filings by the Fund with the SEC (including the Fund’s registration statement that this Statement of Additional Information is a part of), and consultation on matters related to the preparation and filing of tax returns. The Fund’s Annual Report is available on the SEC’s website at www.sec.gov. Copies may also be obtained free of charge by writing to the Fund at its address at 1290 Broadway, Suite 1000, Denver, Colorado 80203 or by calling the Fund toll free at (855) 830-1222.

INCORPORATION BY REFERENCE

This Statement of Additional Information is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Statement of Additional Information, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Statement of Additional Information and deemed to be part of this Statement of Additional Information from the date of the filing of such reports and documents:

●	the Fund’s Prospectus, dated January 25, 2022, filed with this Statement of Additional Information (“Prospectus”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended July 31, 2021, filed with the SEC on October 8, 2021 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended January 31, 2021, filed with the SEC on April 8, 2021;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2021 annual meeting of shareholders, filed with the SEC on July 2, 2021 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 333-169317) filed with the SEC on December 17, 2015.

To obtain copies of these filings, see “Where You Can Find More Information.”

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APPENDIX A:

RiverNorth Capital Management, LLC

PROXY VOTING POLICIES AND PROCEDURES

Pursuant to the recent adoption by the Securities and Exchange Commission (the “Commission”) of Rule 206(4)-6 (17 CFR 275.206(4)-6) and amendments to Rule 204-2 (17 CFR 275.204-2) under the Investment Advisers Act of 1940 (the “Act”), it is a fraudulent, deceptive, or manipulative act, practice or course of business, within the meaning of Section 206(4) of the Act, for an investment adviser to exercise voting authority with respect to client securities, unless (i) the adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that the adviser votes proxies in the best interests of its clients, (ii) the adviser describes its proxy voting procedures to its clients and provides copies on request, and (iii) the adviser discloses to clients how they may obtain information on how the adviser voted their proxies.

In its standard investment advisory agreement, RiverNorth Capital Management, LLC (RiverNorth Capital)  specifically states that it does not vote proxies unless otherwise directed by the client and the client, including clients governed by ERISA, is responsible for voting any proxies.   Therefore, RiverNorth Capital will not vote proxies for these clients.  However, RiverNorth Capital will vote proxies on behalf of investment company clients and hedge fund clients (“Funds”). RiverNorth Capital has instructed all custodians, other than Fund custodians, to forward proxies directly to its clients, and if RiverNorth Capital accidentally receives a proxy for any non-Fund client, current or former, the Chief Compliance Officer will promptly forward the proxy to the client. In order to fulfill its responsibilities to Funds, RiverNorth Capital Management, LLC (hereinafter “we” or “our”) has adopted the following policies and procedures for proxy voting with regard to companies in any Fund’s investment portfolios.

OVERVIEW

The Proxy Voting Policies and Procedures are designed to protect the best interests of the Funds in which we vote proxies on behalf of. RiverNorth does not delegate or rely on any third-party service provider for voting recommendations.

KEY OBJECTIVES

The key objectives of these policies and procedures recognize that a company’s management is entrusted with the day-to-day operations and longer term strategic planning of the company, subject to the oversight of the company’s board of directors. While “ordinary business matters” are primarily the responsibility of management and should be approved solely by the corporation’s board of directors, these objectives also recognize that the company’s shareholders must have final say over how management and directors are performing, and how shareholders’ rights and ownership interests are handled, especially when matters could have substantial economic implications to the shareholders.

Therefore, we will pay particular attention to the following matters in exercising our proxy voting responsibilities as a fiduciary for clients and the Funds:

Accountability. Each company should have effective means in place to hold those entrusted with running a company’s business accountable for their actions. Management of a company should be accountable to its board of directors and the board should be accountable to shareholders.

Alignment of Management and Shareholder Interests. Each company should endeavor to align the interests of management and the board of directors with the interests of the company’s shareholders. For example, we generally believe that compensation should be designed to reward management for doing a good job of creating value for the shareholders of the company.

Transparency. Promotion of timely disclosure of important information about a company’s business operations and financial performance enables investors to evaluate the performance of a company and to make informed decisions about the purchase and sale of a company’s securities.

DECISION METHODS

We generally believe that the individual portfolio managers that invest in and track particular companies are the most knowledgeable and best suited to make decisions with regard to proxy votes. Therefore, we rely on those individuals to make the final decisions on how to cast proxy votes.

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No set of proxy voting guidelines can anticipate all situations that may arise. In special cases, we may seek insight from our managers and analysts on how a particular proxy proposal will impact the financial prospects of a company, and vote accordingly.

In some instances, a proxy vote may present a conflict between the interests of a client/fund, on the one hand, and our interests or the interests of a person affiliated with us, on the other. In such a case, we will abstain from making a voting decision and will forward all of the necessary proxy voting materials to the client to enable the client to cast the votes.

Notwithstanding the forgoing, the following policies will apply to investment company shares owned by a Fund. The Investment Company Act of 1940, as amended, (the “Act”) defines an “investment company” to include mutual funds, money market funds, closed-end funds (including preferred shares of a closed-end fund), and exchange traded funds. Under Section 12(d)(1) of the Act, a fund may only invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the outstanding voting stock of any one investment company or invest more than 10% of its total assets in the securities of other investment companies. However, Section 12(d)(1)(F) of the Act provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by a fund if (i) immediately after such purchase or acquisition not more than 3% of the total outstanding stock of such registered investment company is owned by the fund and all affiliated persons of the fund; and (ii) the fund is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public or offering price which includes a sales load of more than 1½% percent. Therefore, each Fund (or the Adviser acting on behalf of the Fund) must comply with the following voting restrictions unless it is determined that the Fund is not relying on Section 12(d) (1) (F):

●	when the Fund exercises voting rights, by proxy or otherwise, with respect to any investment company owned by the Fund, the Fund will either

o	seek instruction from the Fund’s shareholders with regard to the voting of all proxies and vote in accordance with such instructions, or

o	vote the shares held by the Fund in the same proportion as the vote of all other holders of such security.

PROXY VOTING GUIDELINES

Election of the Board of Directors

We believe that good corporate governance generally starts with a board composed primarily of independent directors, unfettered by significant ties to management, all of whose members are elected annually. We also believe that turnover in board composition promotes independent board action; fresh approaches to governance, and generally has a positive impact on shareholder value. We will generally vote in favor of non-incumbent independent directors.

The election of a company’s board of directors is one of the most fundamental rights held by shareholders. Because a classified board structure prevents shareholders from electing a full slate of directors annually, we will generally support efforts to declassify boards or other measures that permit shareholders to remove a majority of directors at any time, and will generally oppose efforts to adopt classified board structures.

Approval of Independent Auditors

We believe that the relationship between a company and its auditors should be limited primarily to the audit engagement, although it may include certain closely related activities that do not raise an appearance of impaired independence.

We will evaluate on a case-by-case basis instances in which the audit firm has a substantial non-audit relationship with a company to determine whether we believe independence has been, or could be, compromised.

Equity-based compensation plans

We believe that appropriately designed equity-based compensation plans, approved by shareholders, can be an effective way to align the interests of shareholders and the interests of directors, management, and employees by providing incentives to increase shareholder value. Conversely, we are opposed to plans that substantially dilute ownership interests in the company, provide participants with excessive awards, or have inherently objectionable structural features.

We will generally support measures intended to increase stock ownership by executives and the use of employee stock purchase plans to increase company stock ownership by employees. These may include:

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1.       Requiring senior executives to hold stock in a company.

2.       Requiring stock acquired through option exercise to be held for a certain period of time.

These are guidelines, and we consider other factors, such as the nature of the industry and size of the company, when assessing a plan’s impact on ownership interests.

Corporate Structure

We view the exercise of shareholders’ rights, including the rights to act by written consent, to call special meetings and to remove directors, to be fundamental to good corporate governance.

Because classes of common stock with unequal voting rights limit the rights of certain shareholders, we generally believe that shareholders should have voting power equal to their equity interest in the company and should be able to approve or reject changes to a company’s by-laws by a simple majority vote.

We will generally support the ability of shareholders to cumulate their votes for the election of directors.

Shareholder Rights Plans

While we recognize that there are arguments both in favor of and against shareholder rights plans, also known as poison pills, such measures may tend to entrench current management, which we generally consider to have a negative impact on shareholder value. Therefore, while we will evaluate such plans on a case by case basis, we will generally oppose such plans.

 PROXY SERVICE PROVIDER OVERSIGHT

We use Broadridge as our third-party service provider for voting proxies. Broadridge, as a RiverNorth service provider, is monitored by RiverNorth through its proxy service and undergoes an initial and annual due diligence review.

The initial due diligence of a third-party service provider for proxy services includes a review of the service provider’s compliance policies and procedures, records of any administrative proceedings against the firm, interview with key personnel, review the information technology and cybersecurity controls in place to protect vital data and discussions with other clients of the service provider.

For annual due diligence, RiverNorth requires its third-party service provider for proxy services to complete a Due Diligence Questionnaire (DDQ). As with the initial due diligence, the DDQ will cover the service provider’s compliance policies and procedures, records of any administrative proceedings against the firm and information technology and cybersecurity controls in place to protect vital data. It will also include an evaluation of any material changes in services or operations of the third-party service provider for proxy services.

CLIENT INFORMATION

A copy of these Proxy Voting Policies and Procedures is available to our clients, without charge, upon request, by calling 1-800-646-0148. We will send a copy of these Proxy Voting Policies and Procedures within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery. In addition, we will provide each client, without charge, upon request, information regarding the proxy votes cast by us with regard to the client’s securities.

TESTING PROCEDURES

On a monthly basis, the Chief Compliance Officer or his designee shall obtain periodic affirmations from employees responsible for voting proxies that all outstanding proxies for the prior month have been voted. On a periodic basis, the Chief Compliance Officer or his designee shall review a sample of all proxies for compliance with these procedures.

Revised	2/12/2013
11/7/2014
7/1//2021

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